Exhibit 10.10

OFFICE LEASE

333 BRANNAN STREET

KILROY REALTY FINANCE PARTNERSHIP, L.P.,

a Delaware limited partnership,

as Landlord,

and

DROPBOX, INC.,

a Delaware corporation,

as Tenant.

(i)

EXHIBITS

A	OUTLINE OF PREMISES

B	WORK LETTER

C	FORM OF NOTICE OF LEASE TERM DATES

D	RULES AND REGULATIONS

E	FORM OF TENANT’S ESTOPPEL CERTIFICATE

F	INTENTIONALLY OMITTED

G	MARKET RENT ANALYSIS

H	INTENTIONALLY OMITTED

I	FORM OF LETTER OF CREDIT

I-1	MORGAN STANLEY FORM OF LETTER OF CREDIT

I-2	EXAMPLE OF LETTER OF CREDIT REDUCTION SCHEDULE

(ii)

333 BRANNAN STREET

OFFICE LEASE

This Office Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between KILROY REALTY FINANCE PARTNERSHIP, L.P., a Delaware limited partnership (“Landlord”), and DROPBOX, INC., a Delaware corporation (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE	DESCRIPTION
1. Date:	January 31, 2014.

2. Premises (Article 1).

2.1 Building:	The six (6) story building (the “Building”) located at 333 Brannan Street, San Francisco, California, consisting of one (1) terrace-basement level and five (5) floors, and including all walkways, plazas, patios and parking areas. Landlord and Tenant hereby agree that the Building contains a total rentable area of 185,054 square feet.

2.2 Premises:

182,054 rentable square feet of space, consisting of the all of the office space in the Building, as further set forth in Exhibit A to this Lease, excluding the approximately 3,000 rentable square feet of retail space on the ground floor of the Building (the “Retail Space”). The Premises shall consist of (i) approximately 97,747 rentable square feet located on the third (3rd), fourth (4th) and fifth (5th) floors of the Building (the “Phase I Premises”) and (ii) approximately 84,307 rentable square feet located on the terrace-basement level, first (1st), second (2nd), and third (3rd) floors of the Building (the “Phase II Premises”).

Terrace-Basement LeveL; 19,233 rentable square feet

Floor 1: 32,276 rentable square feet

Floor 2: 32,798 rentable square feet

Floor 3: 33,701 rentable square feet

Floor 4: 32,023 rentable square feet

Floor 5: 32,023 rentable square feet

3. Lease Term (Article 2).

3.1 Length of Term:	Twelve (12) years from the “Lease Commencement Date”, as defined below.

3.2 Lease Commencement Date:	Four (4) months after the date on which Landlord has delivered possession of the entire Premises to Tenant in the “Delivery Condition”, as that term is defined in Section 1 of Exhibit B attached hereto, provided, however, in no event shall the Lease Commencement Date occur until Landlord has caused the “Final Condition” of the Building to occur, as that term is defined in Section 1 of Exhibit B attached hereto.

3.3 Lease Expiration Date:	If the Lease Commencement Date shall be the first day of a calendar month, then the day immediately preceding the twelfth (12th) anniversary of the Lease Commencement Date; or if the Lease Commencement Date shall be other than the first day of a calendar month, then the last day of the calendar month in which the twelfth (12th) anniversary of the Lease Commencement Date occurs.

3.4 Option Terms:	Two (2) five (5)-year options to extend the Lease Term, as more particularly set forth in Section 2.2 of this Lease.
4. Base Rent (Article 3):

Period During Lease Term	Annual Base Rent*	Monthly Installment of Base Rent*	Approximate Annual Base Rental Rate Per Rentable Square Foot
Lease Year 1	$12,561,726.00	$1,046,810.50	$69.00
Lease Year 2	$12,938,577.78	$1,078,214.82	$71.07
Lease Year 3	$13,326,735.11	$1,110,561.26	$73.20
Lease Year 4	$13,726,537.16	$1,143,878.10	$75.40

Lease Year 5	$14,138,333.27	$1,178,194.44	$77.66
Lease Year 6	$14,562,483.27	$1,213,540.27	$79.99
Lease Year 7	$14,999,357.77	$1,249,946.48	$82.39
Lease Year 8	$15,449,338.50	$1,287,444.88	$84.86
Lease Year 9	$15,912,818.66	$1,326,068.22	$87.41
Lease Year 10	$16,390,203.22	$1,365,850.27	$90.03
Lease Year 11	$16,881,909.32	$1,406,825.78	$92.73
Lease Year 12	$17,388,366.60	$1,449,030.55	$95.51

*	The initial Annual Base Rent amount was calculated by multiplying the initial Annual Rental Rate per Rentable Square Foot by the number of rentable square feet of space in the Premises, and the initial Monthly Installment of Base Rent amount was calculated by dividing the initial Annual Base Rent amount by twelve (12). Both Tenant and Landlord acknowledge and agree that multiplying the Monthly Installment of Base Rent amount by twelve (12) does not always equal the Annual Base Rent amount. In all subsequent Base Rent payment periods during the Lease Term commencing on the first (1st) day of Lease Year 2, the calculation of each Annual Base Rent amount reflects an annual increase of three percent (3%) and each Monthly Installment of Base Rent amount was calculated by dividing the corresponding Annual Base Rent amount by twelve (12).
◇	Subject to the terms set forth in Section 3.2 below, the Base Rent attributable to the periods specified in Section 3.2 below shall be abated.
**	The amounts identified in the column entitled “Annual Rental Rate per Rentable Square Foot” are rounded amounts and are provided for informational purposes only.

5. Base Year (Article 4):	Calendar year 2015; provided, however, if the “Final Condition” (as that term is defined in Section 1.2 of the Work Letter) occurs after September 1, 2015, then the Base Year shall be the calendar year 2016.

6. Tenant’s Share (Article 4):	100% (regardless of the rentable square footage of the Retail Space), but subject to the Retail Space “Cost Pool” (as that term is defined in Section 4.3 below).

7. Permitted Use (Article 5):	General office use together with ancillary uses consistent with high-tech, single-tenant first-class office buildings, subject to the terms and conditions set forth in Section 5.1 of the Lease.

8. Letter of Credit (Article 21):	$13,654,050.00, subject to the terms and conditions of Article 21 of this Lease.

9. Parking Passes (Article 28):	Thirty-four (34) on-site parking passes, subject to the terms of Article 28 of the Lease.

10. Address of Tenant (Section 29.18):

Dropbox, Inc.

185 Berry Street

4th Floor

San Francisco, California 94107

Attention: Chris Coleman and Molly Strong

With at all times, a copy to:

Dropbox, Inc.

185 Berry Street

4th Floor

San Francisco, California 94107

Attention: General Counsel

Shartsis Friese LLP

One Maritime Plaza, 18th Floor

San Francisco, California 94111

Attention: Jonathan M. Kennedy

11. Address of Landlord (Section 29.18):

Kilroy Realty Finance Partnership, L.P.

c/o Kilroy Realty Corporation

12200 W. Olympic Blvd., Suite 200

Los Angeles, California 90064

Attention: Legal Department

Phone: # # # # #

Facsimile: # # # # #

and to:

Kilroy Realty, L.P.

c/o Kilroy Realty Corporation

12200 W. Olympic Blvd., Suite 200

Los Angeles, California 90064

Attention: Mr. John Fucci

Phone: # # # # #

Facsimile: # # # # #

and

Kilroy Realty Corporation

100 First Street

Office of the Building, Suite 250

San Francisco, California 94105

Attention: Asset Management

With a Copy to:

Allen Matkins Leck Gamble Mallory & Natsis LLP

1901 Avenue of the Stars, Suite 1800

Los Angeles, California 90067

Attention: Anton N. Natsis, Esq.

Wiring Instructions:

Union Bank

445 S. Figueroa Street

Los Angeles, California 90071

Attention: # # # # #

ABA Number # # # # #

Account Number # # # # #

Account Name: Kilroy Realty Finance

                           Partnership LP

12. Brokers (Section 29.24):	CBRE, Inc. (representing Landlord) CBRE, Inc. (representing Tenant)

13. Improvement Allowance (Exhibit B):	$12,743,780.00 (i.e., an amount equal to $70.00 per rentable square foot of the Premises).

ARTICLE 1

PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1 Premises, Building, Project and Common Areas.

1.1.1 The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”). The outline of the Premises is set forth in Exhibit A attached hereto and each floor of the Premises has the number of rentable square feet as set forth in Section 2.2 of the Summary. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the location of the Premises in the “Building,” as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the “Project,” as that term is defined in Section 1.1.2, below. Except as specifically set forth in this Lease and in the Work Letter attached hereto as Exhibit B (the “Work Letter”), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease and the Work Letter.

1.1.2 The Building and The Project. The Premises is a part of the building set forth in Section 2.1 of the Summary (the “Building”). The term “Project,” as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land (which is improved with landscaping, subterranean parking facilities and other improvements) upon which the Building and the Common Areas are located, and (iii) at Landlord’s discretion, any additional real property, areas, land, buildings or other improvements added thereto outside of the Project.

1.1.3 Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, are collectively referred to herein as the “Common Areas”). The Common Areas shall consist of the “Project Common Areas” and the “Building Common Areas.” The term “Project Common Areas,” as used in this Lease, shall mean the portion of the Project designated as such by Landlord (inclusive of any exterior landscaped areas). The term “Building Common Areas,” as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Landlord. The manner in which the Common Areas are maintained and operated shall be at the reasonable discretion of Landlord (but shall at least be consistent with the provision of Article 7 below and the manner in which the common areas of the “Comparable Buildings,” as defined in Exhibit G attached hereto, are maintained and operated) and the use thereof shall be subject to such reasonable rules, regulations and restrictions as Landlord may make from time to time. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas, provided that, in connection therewith, Landlord shall perform such closures, alterations, additions or changes in a commercially reasonable manner and, in connection therewith, shall use commercially reasonable efforts to minimize any material interference with Tenant’s use of and access to the Premises. Any such closures, alterations or additions will be subject to the terms of Section 19.5.2 below.

1.1.4 Bridges. The parties acknowledge that the Building is located adjacent to that certain building located at 345 Brannan Street, San Francisco, California (the “Adjacent Building”), and that Tenant may or may not enter into a lease for all of the office space at the Adjacent Building (the “Adjacent Building Lease”). The owner of the Adjacent Building shall be referred to herein as the “Adjacent Owner”. In the event that Tenant enters into the Adjacent Building Lease, pursuant to the terms of Section 1.3 of the Work Letter, and subject to the terms and conditions thereof and subject to the approval of, and compliance with, applicable governmental authorities and regulatory agencies as required by “Applicable Laws” (as defined in Article 24 below), Landlord shall use commercially reasonable efforts to install no more than eight (8) bridges (“Building Bridges”) connecting floors two (2) through five (5) of the Premises (i.e., two (2) Building Bridges shall be located on each floor of the Premises) to the corresponding floors of the Adjacent Building. Subject to the terms of this Section 1.1.4, Tenant shall have the exclusive license to use the Building Bridges to access the Adjacent Building; provided however, (i) Tenant shall not allow any persons other than Tenant and the “Tenant Parties” (as that term is defined in Section 10.1 of this Lease) and if applicable, “Transferees” (as that term is defined in Section 14.1 below) to use the Building Bridges, (ii) Landlord is not responsible for supervising and controlling access through the Building Bridges, (iii) Tenant assumes the risk for any loss, claim, damage or liability arising out of the use or misuse of the Building Bridges by Tenant or the Tenant Parties or any Transferees, and Tenant releases and discharges Landlord from and against any such loss, claim, damage or liability, (iv) Tenant further agrees to indemnify, defend and hold Landlord and the Landlord Parties, harmless from and against any and all losses and claims relating to or arising out of the use or misuse of the Building Bridges by Tenant or the Tenant Parties (the Building Bridges and the openings in the Building for the Building Bridges and all other improvements constructed by Landlord related to the Building Bridges shall collective be referred to as the “Bridge Structures”). In addition, Landlord shall have the right to demolish the Building Bridges and any other component of the Bridge Structures and restore the Building to the condition it would have been in but for the Bridge Structures, at Landlord’s sole cost and expense, upon the expiration or earlier termination of this Lease or the Adjacent Building Lease. Landlord and Tenant acknowledge and agree that, despite Tenant’s exclusive license to use the Building Bridges, the Bridge Structures, up to the point of connection to the Adjacent Building, are part of the “Building Structure” (as that term is defined in Article 7 below), and Landlord, as part of Operating Expenses, shall be solely responsible for performing all repair and maintenance obligations for the Building Bridges. Notwithstanding the foregoing, or any contrary provision set forth in this Lease, Tenant shall be solely responsible for the installation of all “Lines” (as that term is defined in Section 29.32 below) in, and through, the Bridge Structures, and for paying for the cost of all electricity serving the Bridge Structures (the “Bridge Structures Electricity”) and for performing all janitorial services in the Bridge Structures, in accordance with the terms of Section 6.1.5 of this Lease.

1.2 Stipulation of Rentable Square Feet of Premises and Building. For purposes of this Lease, the rentable square feet of the Premises shall be deemed as set forth in Section 2.2 of the Summary and the rentable square feet of the Building shall be deemed as set forth in Section 2.1 of the Summary.

1.3 Right of First Offer. “KRLP” (defined hereinbelow) hereby grants to Dropbox, Inc., a Delaware corporation (the “Original Tenant”) and its Permitted Transferee Assignee (as that term is defined in Section 14.8 of this Lease) a one-time right of first offer with respect to all of rentable office space in that certain building (the “301 Building”) located at 301 Brannan Street, San Francisco, California for office use (the “First Offer Space”), which 301 Building is owned by an affiliate of Landlord, Kilroy Realty, L.P., a Delaware limited partnership (“KRLP”). Notwithstanding the foregoing, such first offer right of Tenant shall commence only following the expiration or earlier termination of the existing leases of the First Offer Space (including renewals and expansions of any such lease, irrespective of whether any such renewal or expansion is currently set forth in such lease or is subsequently granted or agreed upon, and regardless of whether such renewal or expansion is consummated pursuant to a lease amendment or a new lease) (the “Superior Rights”). All such tenants of the First Offer Space, and all such third party tenants in the 301 Building holding Superior Rights, are collectively referred to as the “Superior Right Holders”. Tenant’s right of first offer shall be on the terms and conditions set forth in this Section 1.3.

1.3.1 Procedure for Offer. Subject to the terms of this Section 1.3, KRLP shall notify Tenant (the “First Offer Notice”) from time to time when the First Offer Space or any portion thereof will become available for lease to third parties, subject to the rights of any Superior Right Holder. Pursuant to such First Offer Notice, KRLP shall offer to lease to Tenant the then available First Offer Space. The First Offer Notice shall describe the space so offered to Tenant and the length of the term, base rent, and the other economic concessions upon which KRLP is willing to lease such space to Tenant (collectively, the “Material Economic Terms”).

1.3.2 Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first offer with respect to the space described in the First Offer Notice, then within ten (10) days of delivery of the First Offer Notice to Tenant, Tenant shall deliver notice to KRLP of Tenant’s election to exercise its right of first offer with respect to the entire space described in the First Offer Notice on the terms contained in such notice. If Tenant does not so notify KRLP within such ten (10) day period, then KRLP shall be free to lease the space described in the First Offer Notice to anyone to whom KRLP desires on any terms KRLP desires and the lease rights of such tenant, including the right of such tenant to expand or renew its lease, whether or not set forth in the lease, shall become Superior Rights; provided, however, KRLP shall not lease such First Offer Space to a third party on Material Economic Terms less than ninety percent (90%) as favorable to KRLP as the Material Economic Terms offered in such First Offer Notice to Tenant, without first providing Tenant with a new First Offer Notice on such reduced Material Economic Terms. If KRLP provides such a new First Offer Notice to Tenant, Tenant’s Exercise Period with respect to such new First Offer Notice shall be a period of ten (10) days. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by KRLP to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof.

1.3.3 Construction In First Offer Space. Tenant shall take the First Offer Space in its “as is” condition. Any improvement allowance to which Tenant may be entitled shall be as set forth in the First Offer Notice.

1.3.4 Lease. If Tenant timely exercises Tenant’s right to lease the First Offer Space as set forth herein, then KRLP and Tenant shall within thirty (30) days thereafter execute a separate lease for such First Offer Space which lease shall contain the terms and conditions as set forth in the First Offer Notice and this Section 1.3, and the non-business oriented terms of this Lease which, in the reasonable discretion of KRLP, are consistent with the terms of the separate lease (including, without limitation, Article 8) given the terms of the First Offer Notice and the nature of the 301 Building as a multi-tenant office building. The rentable square footage of any First Offer Space leased by Tenant shall be determined by KRLP in accordance with KRLP’s then current standard of measurement for the 301 Building. Tenant shall commence payment of rent for the First Offer Space, and the term of Tenant’s lease of the First Offer Space shall commence, upon the date of delivery of the First Offer Space to Tenant, subject to any construction build-out time offered as part of the Material Economic Terms and shall terminate on the date set forth in the First Offer Notice.

1.3.5 Termination of Right of First Offer. Tenant’s rights under this Section 1.3 shall be personal to the Original Tenant and its Permitted Transferee Assignee and may only be exercised by the Original Tenant or its Permitted Transferee Assignee (and not any other assignee, or any sublessee or other transferee of the Original Tenant’s interest in the Lease) if the Original Tenant or its Permitted Transferee Assignee has not subleased more than twenty-five percent (25%) of the rentable square footage of the initial Premises pursuant to a sublease or subleases then in effect. The right of first offer granted herein shall terminate as to particular First Offer Space upon Tenant’s failure to timely exercise its right of first offer with respect to such particular First Offer Space. In addition, the right of first offer granted herein shall terminate in its entirety upon the transfer or sale of the Building or the 301 Building to any entity which is not an affiliate (an entity which controls, is controlled by, or is under common control with) of Landlord or KRLP. Tenant shall not have the right to lease First Offer Space, as provided in this Section 1.3, if, as of the date of the attempted exercise of any right of first offer by Tenant, or, at KRLP’s option, as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in default under this Lease (beyond the expiration of any applicable notice and cure period set forth in this Lease).

ARTICLE 2

LEASE TERM

2.1 Lease Term. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the “Lease Commencement Date”), and shall terminate on the date set forth in Section 3.3 of the Summary (the “Lease Expiration Date”) unless this Lease is sooner terminated as hereinafter provided. Tenant shall cause the “Substantial Completion” of the “Improvements” (as that term is defined in Section 2.1 of the Work Letter) within five (5) months of the occurrence of the Delivery Condition (subject to extension for “Landlord Caused Delay” (as that term is defined in Section 5.1 of the Work Letter) and for events of “Force Majeure” (as that term is defined in Section 29.16 of this Lease below)). If Landlord is unable for any reason to deliver possession of the Premises to Tenant on any specific date, then, except as expressly set forth in this Lease, Landlord shall not be subject to any liability for its failure to do so, and such failure shall not affect the validity of this Lease or the obligations of Tenant hereunder. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) calendar month period during the Lease Term; provided, however, that the first Lease Year shall commence on the Lease Commencement Date and end on the last day of the month in which the first anniversary of the Lease Commencement Date occurs (or if the Lease Commencement Date is the first day of a calendar month, then the first Lease Year shall commence on the Lease Commencement Date and end on the day immediately preceding the first anniversary of the Lease Commencement Date), and the second and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year shall end on the Lease Expiration Date. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within ten (10) business days of receipt thereof; provided, however, that if such notice is not factually correct, then Tenant shall make such changes as are necessary to make such notice factually correct and shall thereafter return such notice to Landlord within said ten (10) business day period. Tenant’s failure to execute and return such notice to Landlord within such time shall be conclusive upon Tenant that the information set forth in such notice is as specified therein.

2.2 Option Term.

2.2.1 Option Right. Landlord hereby grants to the Original Tenant, and any Permitted Transferee Assignee, two (2) successive options to extend the Lease Term for a period of five (5) years each (each, an “Option Term” and each option, an “Option to Extend”). Each Option to Extend shall be exercisable only by notice delivered by Original Tenant or a “Permitted Transferee Assignee” to Landlord as provided in Section 2.2.3 below; provided that, as of the date of delivery of such notice, Tenant has not received notice that Tenant is in “Default” (as that term is defined in Section 19.1 below). The rights contained in this Section 2.2 shall be personal to the Original Tenant and any Permitted Transferee Assignee and may only be exercised by the Original Tenant or a Permitted Transferee Assignee (and not any other assignee or sublessee or Transferee of Tenant’s interest in this Lease) provided that the Original Tenant or such Permitted Transferee Assignee has not subleased more than thirty-three percent (33%) of the rentable square footage of the Premises pursuant to a sublease or subleases then in effect. In the event that Tenant fails to timely and appropriately exercise an Option to Extend in accordance with the terms of this Section 2.2, then such Option to Extend shall automatically terminate and shall be of no further force or effect. Further, notwithstanding any contrary provision of this Section 2.2, in no event may Tenant exercise its right to extend the Lease Term for the second Option Term under this Section 2.2 if Tenant fails to timely exercise its right to extend the initial Lease Term for the first Option Term under this Section 2.2.

2.2.2 Option Rent. The Rent payable by Tenant during each Option Term shall be equal to the Market Rent, as such Market Rent is determined pursuant to Exhibit G, attached to this Lease (such rent payable during any Option Term, the “Option Rent”) and the Base Year shall be the calendar year in which the then-current term expires (if it expires on or before July 31) or the following calendar year (if it expires after July 31). Except as set forth in the preceding sentence or as otherwise expressly set forth in this Lease, all of the terms of this Lease shall apply during any Option Term and the Lease Expiration Date shall be extended to the last day of the Option Term. The calculation of the “Market Rent” shall be derived from a review of, and comparison to, the “Net Equivalent Lease Rates” of the “Comparable Transactions,” as provided for in Exhibit G, and, thereafter, the Market Rent shall be stated as a “Net Equivalent Lease Rate” for the Option Term.

2.2.3 Exercise of Option. An Option to Extend shall be exercised by Tenant, if at all, and only in the following manner: (i) at Tenant’s election, Tenant shall deliver written notice (the “Option Interest Notice”) to Landlord not more than eighteen (18) months nor less than seventeen (17) months prior to the expiration of the initial Lease Term or the first (1st) Option Term, as applicable, stating that Tenant is interested in exercising its Option Extend; (ii) if Tenant delivers the Option Interest Notice, Landlord shall, within thirty (30) days following Landlord’s receipt of the Option Interest Notice, deliver notice (the “Option Rent Notice”) to Tenant setting forth Landlord’s good faith determination of the Option Rent; and (iii) if Tenant wishes to exercise such option, whether or not Tenant has given the Option Interest Notice, Tenant shall, on or before the date which is fifteen (15) months prior to the expiration of the initial Lease Term or the first (1st) Option Term, as applicable, deliver written notice thereof to Landlord, which notice shall be Tenant’s irrevocable exercise of Tenant’s Option to Extend, and upon, and concurrent with, such exercise, Tenant may, at its option, accept or reject the Option Rent set forth in the Option Rent Notice (if Tenant has previously delivered an Option Interest Notice). If Tenant exercises its Option to Extend the Lease but fails to accept or reject the Option Rent set forth in the Option Rent Notice (if Tenant delivered an Option Interest Notice), then Tenant shall be deemed to have rejected the Option Rent set forth in the Option Rent Notice.

2.2.4 Determination of Option Rent. In the event Tenant timely and appropriately exercises an Option to Extend but rejects (or is deemed to reject) the Option Rent set forth in the Option Rent Notice pursuant to Section 2.2.3, above (or if Tenant did not deliver an Option Interest Notice, and therefore Landlord did not deliver an Option Rent Notice), then Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement upon the Option Rent applicable to the Option Term on or before the date that is ninety (90) days prior to the expiration of the initial Lease Term or the first Option Term, as applicable (the “Outside Agreement Date”), then the Option Rent shall be determined by arbitration pursuant to the terms of this Section 2.2.4. Each party shall make a separate determination of the Option Rent, within five (5) days following the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with Sections 2.2.4.1 through 2.2.4.4, below.

2.2.4.1 Landlord and Tenant shall each appoint one arbitrator who shall by profession be a MAI appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the appraising and/or leasing of first class office properties in the vicinity of the Building. The determination of the arbitrators shall be limited solely to the issue area of whether Landlord’s or Tenant’s submitted Option Rent is the closest to the actual Option Rent as determined by the arbitrators, taking into account the requirements of Section 2.2.2 of this Lease. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date. Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions (including an arbitrator who has previously represented Landlord and/or Tenant, as applicable). The arbitrators so selected by Landlord and Tenant shall be deemed “Advocate Arbitrators.”

2.2.4.2 The two Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) days of the date of the appointment of the last appointed Advocate Arbitrator to agree upon and appoint a third arbitrator (“Neutral Arbitrator”) who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators except that (i) neither the Landlord or Tenant or either parties’ Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appearance, and (ii) the Neutral Arbitrator cannot be someone who has represented Landlord and/or Tenant or their affiliates during the five (5) year period prior to such appointment. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord’s counsel and Tenant’s counsel. Each party shall pay for the costs of its own Advocate Arbitrator and fifty percent (50%) of the cost of the Neutral Arbitrator.

2.2.4.3 Within ten (10) days following the appointment of the Neutral Arbitrator, Landlord and Tenant shall enter into an arbitration agreement (the “Arbitration Agreement”) which shall set forth the following:

2.2.4.3.1 Each of Landlord’s and Tenant’s best and final and binding determination of the Option Rent exchanged by the parties pursuant to Section 2.2.4, above;

2.2.4.3.2 An agreement to be signed by the Neutral Arbitrator, the form of which agreement shall be attached as an exhibit to the Arbitration Agreement, whereby the Neutral Arbitrator shall agree to undertake the arbitration and render a decision in accordance with the terms of this Lease, as modified by the Arbitration Agreement, and shall require the Neutral Arbitrator to demonstrate to the reasonable satisfaction of the parties that the Neutral Arbitrator has no conflicts of interest with either Landlord or Tenant;

2.2.4.3.3 Instructions to be followed by the Neutral Arbitrator when conducting such arbitration;

2.2.4.3.4 That Landlord and Tenant shall each have the right to submit to the Neutral Arbitrator (with a copy to the other party), on or before the date that occurs fifteen (15) days following the appointment of the Neutral Arbitrator, an advocate statement (and any other information such party deems relevant) prepared by or on behalf of Landlord or Tenant, as the case may be, in support of Landlord’s or Tenant’s respective determination of Option Rent (the “Briefs”);

2.2.4.3.5 That within five (5) business days following the exchange of Briefs, Landlord and Tenant shall each have the right to provide the Neutral Arbitrator (with a copy to the other party) with a written rebuttal to the other party’s Brief (the “Rebuttals”); provided, however, such Rebuttals shall be limited to the facts and arguments raised in the other party’s Brief and shall identify clearly which argument or fact of the other party’s Brief is intended to be rebutted;

2.2.4.3.6 The date, time and location of the arbitration, which shall be mutually and reasonably agreed upon by Landlord and Tenant, taking into consideration the schedules of the Neutral Arbitrator, the Advocate Arbitrators, Landlord and Tenant, and each party’s applicable consultants, which date shall in any event be within thirty (30) days following the appointment of the Neutral Arbitrator;

2.2.4.3.7 That no discovery shall take place in connection with the arbitration, other than to verify the factual information that is presented by Landlord or Tenant;

2.2.4.3.8 That the Neutral Arbitrator shall not be allowed to undertake an independent investigation or consider any factual information other than presented by Landlord or Tenant, except that the Neutral Arbitrator shall be permitted to visit the Project and the buildings containing the Comparable Transactions;

2.2.4.3.9 The specific persons that shall be allowed to attend the arbitration;

2.2.4.3.10 Tenant shall have the right to present oral arguments to the Neutral Arbitrator at the arbitration for a period of time not to exceed two (2) hours (“Tenant’s Initial Statement”);

2.2.4.3.11 Following Tenant’s Initial Statement, Landlord shall have the right to present oral arguments to the Neutral Arbitrator at the arbitration for a period of time not to exceed two (2) hours (“Landlord’s Initial Statement”);

2.2.4.3.12 Following Landlord’s Initial Statement, Tenant shall have up to one (1) additional hour to present additional arguments and/or to rebut the arguments of Landlord (“Tenant’s Rebuttal Statement”);

2.2.4.3.13 Following Tenant’s Rebuttal Statement, Landlord shall have up to one (1) additional hour to present additional arguments and/or to rebut the arguments of Tenant;

2.2.4.3.14 That, not later than ten (10) days after the date of the arbitration, the Neutral Arbitrator shall render a decision (the “Ruling”) indicating whether Landlord’s or Tenant’s submitted Option Rent is closer to the Option Rent;

2.2.4.3.15 That following notification of the Ruling, Landlord’s or Tenant’s submitted Option Rent determination, whichever is selected by the Neutral Arbitrator as being closer to the Option Rent shall become the then applicable Option Rent; and

2.2.4.3.16 That the decision of the Neutral Arbitrator shall be binding on Landlord and Tenant.

If a date by which an event described in Section 2.2.4.3, above, is to occur falls on a weekend or a holiday, the date shall be deemed to be the next business day.

2.2.4.4 In the event that the Option Rent shall not have been determined pursuant to the terms hereof prior to the commencement of the applicable Option Term, Tenant shall be required to pay the Option Rent, initially provided by Landlord to Tenant in Landlord’s Option Rent Notice, and upon the final determination of the Option Rent, the payments made by Tenant shall be reconciled with the actual amounts due, and the appropriate party shall make any corresponding payment to the other party.

2.3 Entry Before Lease Commencement Date. Notwithstanding the definition of Lease Commencement Date for the Premises set forth above, Tenant shall have the right, at any time after Landlord’s delivery of the Premises in the “Delivery Condition” pursuant to Section 1 of the Work Letter, to construct and install the Improvements in the Premises and/or to test equipment and/or to install its furniture, fixtures, and equipment in the Premises. Tenant’s entry into the Premises for such purposes shall not constitute the commencement of business, provided that all of the terms and conditions of this Lease and the Work Letter shall apply, except that Tenant shall have no obligation to pay Base Rent, Tenant’s Share of Direct Expenses, and Tenant’s payment of any other costs or expenses attributable to the period of such approved entry shall be as set forth in the Work Letter. Notwithstanding the foregoing, to the extent that Tenant occupies any portion of the Premises for the conduct of Tenant’s business commencing prior to Tenant’s obligation to pay Rent with respect thereto, Tenant shall pay to Landlord the janitorial and utility costs actually incurred by Landlord with respect thereto, and which would not otherwise have been incurred by Landlord but for Tenant’s occupancy of the Premises, without application of any Base Year.

ARTICLE 3

BASE RENT

3.1 Base Rent. Commencing on the date set forth in Section 3.2 of the Summary (the “Lease Commencement Date”) (as the same may be delayed by the express provisions of this Lease), Tenant shall pay, without prior notice or demand, to Landlord or Landlord’s agent at the management office of the Project, or, by wire transfer to the address set forth in Section 11 of the Summary, or at Landlord’s option, at such other place as Landlord may from time to time designate in writing, by a check or wire transfer for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever except as expressly set forth elsewhere in this Lease. The Base Rent for the first full month of the Lease Term which occurs after the expiration of any free rent period shall be paid at the time of Tenant’s execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2 Base Rent Abatement. Provided that Tenant is not then in Default, and subject to the terms of this Section 3.2 below, then (i) during the last six (6) full calendar months of the Lease Term with respect to the Phase I Premises and (ii) during the last ten (10) full calendar months of the Lease Term with respect to the Phase II Premises (collectively, the “Base Rent Abatement Period”), Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Premises or the Phase II Premises, as applicable, during such Base Rent Abatement Period (collectively, the “Rent Abatement Amount”). Tenant acknowledges and agrees that the foregoing Base Rent Abatement has been granted to Tenant as additional consideration for entering into this Lease, and for agreeing to pay the rental and perform the terms and conditions otherwise required under this Lease. Notwithstanding the foregoing, Landlord shall have the right, at Landlord’s option, on a month by month basis commencing on the Lease Commencement Date, to accelerate any remaining Base Rent Abatement Amount relating to a full month during the Base Rent Abatement Period for a particular phase of the Premises (the “Phase”) forward, to apply to the Base Rent that would otherwise be due with respect to the next occurring month of the Lease Term for such Phase (the “Landlord Base Rent Abatement Acceleration Election”), in which case Tenant shall have no obligation to pay Base Rent attributable to such next occurring month of the Lease Term for such Phase, and the Base Rent Abatement Amount that is accelerated forward shall no longer be applicable during the Base Rent Abatement Period. Landlord may make such election on a month by month basis with respect to each of the months of the Base Rent Abatement Period. In addition, commencing on the Lease Commencement Date, if Landlord has not exercised the Landlord Base Rent Abatement Acceleration Election on or before the date that the next installment of Base Rent is due under the Lease, and provided that the Lease has not been terminated as a result of any Default of Tenant or rejection of the Lease in bankruptcy (the “Abatement Condition”), then Tenant shall have the right, at Tenant’s option, on a month by month basis commencing on the Lease Commencement Date, to accelerate any Base Rent Abatement Amount relating to a full month during the Base Rent Abatement Period for a Phase forward to apply to the Base Rent that would otherwise be due with respect to the next occurring month of the Lease Term for such Phase (the “Tenant Base Rent Abatement Acceleration Election”), in which case Tenant shall have no obligation to pay Base Rent attributable in such next occurring month of the Lease Term for such Phase, and the Base Rent Abatement Amount that is accelerated forward shall no longer be applicable during the Base Rent Abatement Period. Tenant may not elect to accelerate more than one (1) month of such Base Rent Abatement at any particular time. Notwithstanding the foregoing, as long as the Abatement Condition is satisfied, if Tenant fails to deliver notice to Landlord exercising the Tenant Base Rent Abatement Acceleration Election for a particular month of the Lease Term, then Tenant shall be deemed to have elected to exercise the Tenant Base Rent Abatement Acceleration Election for such month without the requirement of providing notice to Landlord. Notwithstanding the different monetary amount of one (1) full calendar month at the end of the Lease Term from the monetary amount of one (1) full calendar month at the beginning of the Lease Term, the value of any full month of Base Rent Abatement, whether accelerated by Landlord or by Tenant, shall be equal to one (1) full month of Base Rent at the time it is applied.

ARTICLE 4

ADDITIONAL RENT

4.1 General Terms. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay, following the Lease Commencement Date, “Tenant’s Share” of the annual “Direct Expenses,” as those terms are defined in Sections 4.2.6 and 4.2.2 of this Lease, which are in excess of the amount of Direct Expenses applicable to the “Base Year,” as that term is defined in Section 4.2.1, below; provided that if the Base Year is the calendar year 2016, and the Lease Commencement Date occurs in the calendar year 2015, then Tenant shall not be obligated to pay any Direct Expenses during the calendar year 2015, and further; provided, however, that in no event shall any decrease in Direct Expenses for any Expense Year, as that term is defined in Section 4.2.3 below, below Direct Expenses for the Base Year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the “Additional Rent”, and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent and of Landlord to reconcile and reimburse Tenant for overpayments of Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2 Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1 “Base Year” shall mean the period set forth in Section 5 of the Summary.

4.2.2 “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”

4.2.3 “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.4 “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities (but, subject to Section 6.1.2 below, excluding the cost of electricity, gas, water and sewer services consumed in the Premises, and in the premises of other tenants of the Building (since Tenant is separately paying for the cost of electricity, gas, water and sewer services pursuant to Section 6.1.2 of the Lease)), the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally-mandated transportation system management program or similar program or any transportation system management program or similar program that Tenant participates; (iii) the cost of all insurance carried by Landlord in connection with the Project as reasonably determined by Landlord (including, without limitation, commercial general liability insurance, physical damage insurance covering damage or other loss caused by fire, earthquake, flood and other water damage, explosion, vandalism and malicious mischief, theft or other casualty, rental interruption insurance and such insurance as may be required by any lessor under any present or future ground or underlying lease of the Building or Project or any holder of a mortgage, trust deed or other encumbrance now or hereafter in force against the Building or Project or any portion thereof); (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) costs incurred in connection with the parking areas servicing the Project; (vi) fees and other costs, including management fees, consulting fees, legal fees (subject to exclusion (u), below) and accounting fees, of all contractors and consultants incurred by Landlord in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space (provided, however, that if and to the extent that the personnel in such management office perform management responsibilities for other properties in addition to the Project, then the rental value of such management office shall be equitably allocated between the Project and such other properties; provided further, however, upon request from Tenant not more than once in any twelve (12) month period, Landlord shall inform Tenant of any personnel in such management office that performs management responsibilities for other properties in addition to the Project); (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, management, maintenance and security of the Project (other than persons generally considered to be higher in rank than the position of the person, regardless of title, who supervises property managers that manage the Project and other projects of Landlord and affiliates of Landlord, which person the Landlord refers to as a “Senior Asset Manager”); (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Building; (xi) the cost of, alarm, security and other services, the cost of janitorial services provided to Common Areas, the cost of replacement of wall and floor coverings, ceiling tiles and fixtures in Common Areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost at an interest rate (the “Amortization Interest Rate”) equal to the annual “Bank Prime Loan” rate, as that term is set forth in Article 25 of this Lease, plus two (2) percentage points) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements, capital repairs or other capital costs incurred in connection with the Project (A) which are reasonably intended by Landlord, based upon qualified third party advice, to effect savings in the operation, cleaning or maintenance of the Project, or any portion thereof, to the extent of cost savings reasonably anticipated by Landlord at the time of such expenditure to be incurred in connection therewith (“Cost Saving Capital Expenditures”), or (B) that are required under any governmental law or regulation, except for capital improvements to remedy a condition existing prior to the Lease Commencement Date which an applicable governmental authority, if it had knowledge of such condition prior to the Lease Commencement Date, would have then required to be remedied pursuant to then-current governmental laws or regulations in their form existing as of the Lease Commencement Date and pursuant to the then-current interpretation of such governmental laws or regulations by the applicable governmental authority as of the Lease Commencement Date (the costs described in clauses (xii) and (xiii)(A) and (B) being referred to collectively as “Permitted Capital Expenditures”); provided, however, that the cost of Permitted Capital Expenditures shall (subject to the limitation set forth above with respect to Landlord’s ability to pass through the cost of Cost Saving Capital Expenditures) be amortized with interest at the Amortization Interest Rate over the useful life of the capital item in question, as reasonably determined by Landlord, in a manner consistent with the practices of landlords of Comparable Buildings and otherwise in accordance with sound real estate management and accounting principles or, with respect to Cost Saving Capital Expenditures, their recovery/payback period as Landlord shall reasonably determine, in a manner consistent with the practices of landlords of Comparable Buildings and otherwise in accordance with sound real estate management and accounting practices, consistently applied; (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.4, below; and (xv) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by Landlord with respect to the Building, including, without limitation, any covenants, conditions and restrictions affecting the Project, and reciprocal easement agreements affecting the Project, any parking licenses, and any agreements with transit agencies affecting the Project. Notwithstanding the foregoing, for purposes of this Lease, the following items shall be excluded from Operating Expenses:

(a) cost of repairs or other work incurred by reason of fire, windstorm or other casualty or by the exercise of the right of eminent domain to the extent Landlord is compensated through proceeds or insurance or condemnation awards, or would have been so reimbursed if Landlord had in force all of the insurance required to be carried by Landlord under this Lease;

(b) the cost and expense of correcting defects in the construction of the Project or repairs that are covered by warranties;

(c) costs, including fines or penalties, incurred due to a violation of Applicable Laws in force and effect as of the Lease Commencement Date relating to the Project, but not including on-going recurring compliance costs (by way of example only, costs to comply with an existing Applicable Law requiring periodic elevator maintenance, or related to fire-extinguisher inspections, shall be included in Operating Expenses);

(d) costs incurred due to the presence of Hazardous Substances (as defined in Section 5.2), except to the extent caused by the release or emission thereof by Tenant;

(e) charitable and political contributions or reserves of any kind;

(f) depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest, and any other costs which would properly be capitalized, other than Permitted Capital Expenditures;

(g) fees payable by Landlord for management of the Project in excess of two and one-half percent (2 1⁄2%) (the “Management Fee Percentage”) of Landlord’s gross revenues from the Project, adjusted and grossed up to reflect a one hundred percent (100%) occupancy of the Project with all tenants paying full rent, as contrasted with free rent, half-rent and the like, including Base Rent, Additional Rent, and parking fees from the Project for any calendar year or portion thereof (provided that, that for the purpose of the calculation of the Management Fee Percentage, “gross revenues” shall not include (i) percentage rent received from retail tenants, or (ii) any lump sum or accelerated termination payment received by Landlord from Tenant unless such termination payment is, for the purposes of calculating gross revenues, spread proportionately over the number of years which the terminated lease have continued); or

(h) expense reserves;

(i) Landlord’s and Landlord’s managing agent’s general corporate or partnership overhead and general administrative expenses, and all costs associated with the operation of the business of the ownership or entity which constitutes “Landlord,” as distinguished from the costs of Building operations, management, maintenance or repair, including, but not limited to, costs of entity accounting and legal matters, costs of any disputes with any ground lessor or mortgagee, costs of acquiring, selling syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in all or any part of the Project and/or Common Areas;

(j) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving or decorating, painting or redecorating space for tenants or other occupants or in renovating or redecorating vacant space, including the cost of alterations or improvements to the Premises or to the premises of any other tenant or occupant of the Project and any cash or other consideration paid by Landlord on account of, with respect to, or in lieu of the improvement or alteration work described herein;

(k) costs in connection with the original construction of the Project and related facilities, including costs of insurance, property taxes and other soft costs incurred during the “Construction Period” (as that term is defined in Section 10.2 below);

(l) intentionally omitted;

(m) costs for which the Landlord is to be reimbursed by any tenant (other than as a reimbursement of operating expenses) or occupant of the Project or by insurance by its carrier or any tenant’s carrier or by anyone else including, without limitation, the cost of providing any janitorial services to any other tenant’s space (or occupiable space) in the Project;

(n) costs of all items and services for which Tenant reimburses Landlord or pays to third parties or which Landlord provides selectively to one or more tenants or occupants of the Building (other than Tenant);

(o) depreciation and amortization except as permitted pursuant to items (xii) and (xiii), above;

(p) costs incurred due to violation by Landlord or its managing agent or any tenant of the terms and conditions of any lease;

(q) payments to subsidiaries or affiliates of Landlord, for management or other services in or to the Project, or for supplies or other materials to the extent that the costs of such services, supplies, or materials exceed the costs that would have been paid had the services, supplies or materials been provided by parties unaffiliated with the Landlord on a competitive basis;

(r) intentionally omitted;

(s) any compensation and benefits paid to personnel working in or managing a food service or health club or other commercial concession operated by Landlord or Landlord’s managing agent;

(t) marketing, advertising and promotional costs and cost of signs in or on the Building identifying the owner of the Building or other tenants’ signs;

(u) leasing commissions, attorneys fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants or other occupants or prospective tenants or other occupants, or associated with the enforcement of any leases or the defense of Landlord’s title to or interest in the Project or any part thereof or Common Areas or any part thereof;

(v) intentionally omitted;

(w) costs of repair or replacement for any item covered by a warranty to the extent actually covered by the warranty;

(x) costs of which Landlord is actually reimbursed by its insurance carrier or by any tenant’s insurance carrier or by any other entity;

(y) costs, fees, dues, contributions or similar expenses for political or charitable organizations;

(z) bad debt loss, rent loss, or reserves for bad debt or rent loss;

(aa) acquisition or insurance costs for sculptures, paintings, or other art;

(bb) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-à-vis time spent on matters unrelated to operating and managing the Project;

(cc) the cost of any electric power and other utilities used by any Project tenant or any portion of the Project other than the Common Areas;

(dd) the cost of providing janitorial services to any Project tenant or any portion of the Project other than Common Areas;

(ee) Tax Expenses and costs expressly excluded from Tax Expenses;

(ff) the cost of tenant newsletters and Building promotional gifts, events or parties for existing occupants, and any costs related to the celebration or acknowledgment of holidays in excess of costs consistent with the general practice of landlords of the Comparable Buildings and any costs for parties for prospective occupants;

(gg) costs associated with the marketing of the Building for sale or lease or the actual sale of the Building, and costs, fees, dues, contributions or similar expenses for industry associations or similar organizations and entertainment expenses and travel expenses of Landlord, its employees, agents, partners and affiliates; and

(hh) the cost of installing, operating and maintaining any observatory, broadcasting facilities, luncheon club, museum, athletic or recreational club, or child care facility.

If Landlord does not carry earthquake insurance for the Building during the entire Base Year but subsequently obtains earthquake insurance for the Building during the Lease Term, then from and after the date upon which Landlord obtains such earthquake insurance and continuing throughout the period during which Landlord maintains such insurance, Operating Expenses for the Base Year shall be deemed to be increased by the amount of the premium Landlord would have incurred had Landlord maintained such insurance for the same period of time during the Base Year as such insurance is maintained by Landlord during such subsequent Expense Year. If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not at least one hundred percent (100%) occupied during all or a portion of any Expense Year (inclusive of the Base Year), Landlord shall make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been one hundred percent (100%) occupied by tenants paying full rent; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. Operating Expenses for the Base Year shall include (i) temporary market-wide cost increases (including utility rate increases) due to extraordinary circumstances, including, but not limited to, Force Majeure, boycotts, strikes, conservation surcharges, embargoes or shortages, or (ii) amortized costs relating to Permitted Capital Expenditures (such items to be known collectively as “Increases”); provided, however, that at such time as any such particular Increase is no longer being incurred by Landlord, the cost of such Increase shall be excluded from the Base Year calculation, and any future calculation, of Operating Expenses.

4.2.5 Taxes.

4.2.5.1 “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

4.2.5.2 Tax Expenses shall include, without limitation: (i) any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; (iv) any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and (v) all of the real estate taxes and assessments imposed upon or with respect to the Building and all of the real estate taxes and assessments imposed on the land and improvements comprising the Project.

4.2.5.3 If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord within thirty (30) days following demand accompanied by reasonably detailed back-up documentation, Tenant’s Share of any such increased Tax Expenses included by Landlord as Tax Expenses pursuant to the terms of this Lease. Notwithstanding anything to the contrary contained in this Section 4.2.5 (except as set forth in Section 4.2.5.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, (iii) any items paid by Tenant under Section 4.5 of this Lease (as well as any similar items payable by other Project tenants pursuant to similar provisions contained in their leases), (iv) tax penalties incurred as a result of Landlord’s failure to make payments and/or to file any tax or informational returns when due, and (v) any assessments on real property or improvements located outside of the Project. All assessments which can be paid by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by law and shall be included as Tax Expenses in the year in which the installment is actually paid. For purposes of calculating Tax Expenses for the Project for the Base Year or any Expense Year, if such Tax Expenses do not reflect an assessment (or Tax Expenses) for a one hundred percent (100%) leased, completed and occupied project (such that existing or future leasing, improvements and/or occupancy may result in an increased assessment and/or increased Tax Expenses) with the Project being 100% occupied by tenants paying full rent, such Tax Expenses for the Base Year or any subsequent Expense Year, as applicable, shall be adjusted, on a basis consistent with sound real estate accounting principles, to reflect an assessment for (and Tax Expenses for) a one hundred percent (100%) leased, completed and occupied project with the Project being 100% occupied by tenants paying full rent.

4.2.5.4 Notwithstanding anything to the contrary set forth in this Lease, the amount of Tax Expenses for the Base Year and any Expense Year shall be calculated without taking into account any decreases in real estate taxes obtained in connection with Proposition 8, and, therefore, in such event the Tax Expenses in the Base Year and/or an Expense Year may be greater than those actually incurred by Landlord, but shall, nonetheless, be the Tax Expenses due under this Lease; provided that in such event (i) any costs and expenses incurred by Landlord in securing any Proposition 8 reduction shall not be included in Direct Expenses for purposes of this Lease, and (ii) tax refunds under Proposition 8 shall not be deducted from Tax Expenses, but rather shall be the sole property of Landlord. Landlord and Tenant acknowledge that this Section 4.2.5.4 is not intended to in any way affect (A) the inclusion in Tax Expenses of the statutory two percent (2.0%) annual increase in Tax Expenses (as such statutory increase may be modified by subsequent legislation), to the extent such annual permitted increase in assessed value was actually applied in any particular year, or (B) the inclusion or exclusion of Tax Expenses pursuant to the terms of Proposition 13, which shall be governed pursuant to the terms of Sections 4.2.5.1 through 4.2.5.3, above. Notwithstanding anything to the contrary set forth in this Lease, only Landlord may institute proceedings to reduce Tax Expenses and the filing of any such proceeding by Tenant without Landlord’s consent shall constitute a Default by Tenant. Notwithstanding the foregoing, Landlord shall not be obligated to file any application or institute any proceeding seeking a reduction in Tax Expenses.

4.2.6 “Tenant’s Share” shall mean the percentage set forth in Section 6 of the Summary.

4.3 Cost Pools. The parties acknowledge that certain of the costs and expenses incurred in connection with the Project (i.e., the Direct Expenses) should be separately allocated to the office space and the Retail Space. Direct Expenses shall be allocated between the office space and Retail Space (each, a “Cost Pool”) based on the estimated benefit derived by the space which is the subject of the Cost Pool, and such allocations shall be reasonably determined by Landlord. Accordingly, Direct Expenses shall be charged to the Retail Space and the office space by virtue of the creation of Cost Pools. Direct Expenses and Tax Expenses which apply equally to the Retail Space and the office space (such as Landlord’s insurance costs), as reasonably determined by Landlord, shall be allocated to the office space Cost Pool and the Retail Space Cost Pool based on the square footage of each of those spaces, respectively, compared to the total square footage of the Building. Any costs allocated to a Cost Pool (e.g. the Retail Space Cost Pool) which does not include a portion of the Premises shall be excluded from the definition of Direct Expenses for the purposes of this Lease.

4.4 Calculation and Payment of Additional Rent. If for any Expense Year ending or commencing within the Lease Term, Tenant’s Share of Direct Expenses for such Expense Year exceeds Tenant’s Share of Direct Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, an amount equal to the excess (the “Excess”).

4.4.1 Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall give to Tenant following the end of each Expense Year, a statement (the “Statement”) which shall state in general the major categories the Direct Expenses incurred or accrued for the Base Year or such preceding Expense Year, as applicable (inclusive of a reasonable description of any Permitted Capital Expenditures which are included in Operating Expenses and, if applicable, the calculations made by Landlord to adjust Direct Expenses pursuant to the final paragraph of Section 4.2.4 and the final sentence of Section 4.2.5.3), and which shall indicate the amount of the Excess. Landlord shall use commercially reasonable efforts to deliver such Statement to Tenant on or before May 1 following the end of the Expense Year to which such Statement relates. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, if an Excess is present, Tenant shall pay, within thirty (30) days after receipt of the Statement, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Excess,” as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Excess than the actual Excess, Tenant shall receive a credit in the amount of Tenant’s overpayment against Rent next due under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Direct Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall, within thirty (30) days after receipt of the Statement, pay to Landlord such amount, and if Tenant paid more as Estimated Excess than the actual Excess, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term. Notwithstanding the immediately preceding sentence, Tenant shall not be responsible for Tenant’s Share of any Direct Expenses attributable to any Expense Year which are first billed to Tenant more than two (2) calendar years after the Lease Expiration Date, provided that in any event Tenant shall be responsible for Tenant’s Share of Direct Expenses levied by any governmental authority or by any public utility companies at any time following the Lease Expiration Date which are attributable to any Expense Year.

4.4.2 Statement of Estimated Direct Expenses. In addition, Landlord shall give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth in the general major categories Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Building Direct Expenses for the then-current Expense Year shall be and the estimated excess (the “Estimated Excess”) as calculated by comparing the Building Direct Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Building Direct Expenses for the Base Year. Landlord shall use commercially reasonable efforts to deliver such Estimate Statement to Tenant on or before May 1 following the end of the Expense Year to which such Estimate Statement relates. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Additional Rent under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, on the first day of the next calendar month which occurs at least thirty (30) days after receipt of the Estimate Statement, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the second to last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant. Throughout the Lease Term Landlord shall maintain books and records with respect to Building Direct Expenses in accordance with generally accepted real estate accounting and management practices, consistently applied.

4.5 Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.5.1 Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.5.2 If the improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which “building standard” improvements are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above. Landlord and Tenant hereby agree that the valuation of Landlord’s “building standard” improvements shall be equal to Seventy and 00/100 Dollars ($70.00) per rentable square foot.

4.5.3 Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, or (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility.

4.6 Landlord’s Books and Records. Following Tenant’s receipt of a Statement, Tenant shall have the right by written notice to Landlord to commence and complete an audit of Landlord’s books concerning the Direct Expenses for the Expense Year which are the subject to such Statement, within the later to occur of (x) six (6) months following the delivery of such Statement and (y) the date that is sixty (60) days after Landlord makes Landlord’s books and records available for Tenant’s audit, provided that Tenant notifies Landlord of Tenant’s intent to audit Landlord’s books and records within the six (6) month period described in clause (x) above (the “Audit Period”); notwithstanding the foregoing, on the first (1st) occasion within the initial three (3) years of the Lease Term on which Tenant exercises its right to audit Landlord’s books and records concerning Direct Expenses pursuant to the provisions of this Section 4.6, Tenant shall be entitled to audit Landlord’s books and records concerning Direct Expenses for the Base Year as well as the books and records for the Expense Year which is the subject of the applicable Statement. Following the giving of such written notice, Tenant shall have the right during Landlord’s regular business hours taking into account the workload of Landlord’s employees involved in the audit at the time of the audit request and on reasonable prior notice, to audit, at Landlord’s corporate offices, at Tenant’s sole cost, Landlord’s records, provided that Tenant is not then in Default. The audit of Landlord’s records may be conducted only by a reputable certified public accountant, subject to Landlord’s approval, which approval shall not be unreasonably withheld. Any accounting firm selected by Tenant in connection with the audit (i) shall be a reputable independent nationally or regionally recognized certified public accounting firm which has previous experience in auditing financial operating records of landlords of office buildings; (ii) shall not already be providing accounting and/or lease administration services to Tenant and shall not have provided accounting and/or lease administration services to Tenant in the past three (3) years; (iii) shall not be retained by Tenant on a contingency fee basis (i.e. Tenant must be billed based on the actual time and materials that are incurred by the accounting firm in the performance of the audit), a copy of the executed audit agreement, between Tenant and auditor, shall be provided to Landlord prior to the commencement of the audit; and (iv) at Landlord’s option, both Tenant and its agent shall be required to execute a commercially reasonable confidentially agreement prepared by Landlord. Any audit report prepared by Tenant’s auditors shall be delivered concurrently to Landlord and Tenant within the Audit Period. If, after such audit of Landlord’s records, Tenant disputes the amount of Direct Expenses for the year under audit, Landlord and Tenant shall meet and attempt in good faith to resolve the dispute. If the parties are unable to resolve the dispute within sixty (60) days after completion of Tenant’s audit, then, at Tenant’s request, a certified public accounting firm selected by Landlord, and reasonably approved by Tenant, shall, at Tenant’s cost, conduct an audit of the relevant Direct Expenses (the “Neutral Audit”). Tenant shall pay all costs and expenses of the Neutral Audit unless the final determination in such

Neutral Audit is that Landlord overstated Direct Expenses in the Statement for the year being audited by more than five percent (5%) in which case Landlord shall pay all costs and expenses of the Neutral Audit, as well as Tenant’s reasonable out-of-pocket costs actually incurred by Tenant in the audit of Landlord’s books and records. In any event, Landlord will reimburse or provide a credit for any overstatement of Direct Expenses and Tenant shall pay to Landlord any understatement of Direct Expenses. If the Direct Expenses for the Base Year are adjusted as a result of such Neutral Audit, then any such change in the Direct Expenses for the Base Year shall be included in the foregoing calculation to determine if the Direct Expenses were overstated by more than five percent (5%). To the extent Landlord and Tenant fail to otherwise reach mutual agreement regarding Direct Expenses, the foregoing audit and Neutral Audit procedures shall be the sole methods to be used by Tenant to dispute the amount of any Direct Expenses payable by Tenant pursuant to the terms of the Lease.

ARTICLE 5

USE OF PREMISES

5.1 Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.

5.2 Prohibited Uses. The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; (iii) offices of any health care professionals or service organization; (iv) schools or other training facilities which are not ancillary to corporate, executive or professional office use; (v) retail use or the operation of any restaurant offering services to the public; or (vi) communications firms such as radio and/or television stations. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project, including, without limitation, any such laws, ordinances, regulations or requirements relating to Hazardous Substances. Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with all recorded covenants, conditions, and restrictions now or hereafter affecting the Project. Except for small quantities customarily used in business offices, Tenant shall not cause or permit any Hazardous Substance to be kept, maintained, used, stored, produced, generated or disposed of (into the sewage or waste disposal system or otherwise) on or in the Premises by Tenant or Tenant’s agents, employees, contractors, invitees, assignees or sublessees, without first obtaining Landlord’s written consent. Tenant shall immediately notify, and shall direct Tenant’s agents, employees contractors, invitees, assignees and sublessees to immediately notify, Landlord of any incident in, on or about the Premises, the Building or the Project that would require the filing of a notice under any federal, state, local or quasi-governmental law (whether under common law, statute or otherwise), ordinance, decree, code, ruling, award, rule, regulation or guidance document now or hereafter enacted or promulgated, as amended from time to time, in any way relating to or regulating any Hazardous Substance. As used herein, “Hazardous Substance” means any substance which is toxic, ignitable, reactive, or corrosive and which is regulated by any local government, the State of California, or the United States government. “Hazardous Substance” includes any and all material or substances which are defined as “hazardous waste,” “extremely hazardous waste” or a “hazardous substance” pursuant to state, federal or local governmental law. “Hazardous Substance” also includes asbestos, polychlorobiphenyls (i.e., PCB’s) and petroleum.

5.3 Tenant’s Bicycles. Tenant’s employees shall be permitted to bring their bicycles (“Bicycles”) into the designated portions of the Building, subject to the provisions of this Section 5.3, and such additional reasonable rules and regulations as may be promulgated by Landlord from time to time (in Landlord’s reasonable discretion) that do not unreasonably interfere with Tenant’s ability to park its Bicycles as contemplated herein and provided to Tenant, and only to the extent such Bicycles are used on a daily basis for commuting to and from work by such employees. AT NO TIME ARE RIDERS ALLOWED TO RIDE ANY BICYCLE IN THE PREMISES, THE PROJECT PARKING FACILITIES, THE BUILDING, OR ANYWHERE ELSE WITHIN THE PROJECT. RIDERS MUST ALWAYS WALK THEIR BICYCLES WITHIN THE PROJECT BOUNDARIES. Storage of any Bicycle anywhere on the Project other than as expressly set forth in this Section 5.3 is prohibited. Tenant shall keep its employees informed of these rules and regulations and any modifications thereto.

5.3.1 Bicycle Storage Area. Tenant shall have the non-exclusive right, on a first-come, first-served basis, at no cost to Tenant, to utilize that portion of the Building’s parking garage (the “Garage”) designated by Landlord for the day use parking of operable non-motorized Bicycles by tenants and occupants of the Building (the “Bicycle Storage Area”). Motorized vehicles of any kind, including motorcycles and mopeds, are prohibited in the Bicycle Storage Area, as is the storage of any property other than Bicycles. Each rider shall use the Bicycle Storage Area at is sole risk. Landlord specifically reserves the right to reasonably change the location, size, configuration, design, layout and all other aspects of the Bicycle Storage Area at any time (provided that no such action will materially diminish the capacity of the Bicycle Storage Area on other than a temporary basis), and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to the Bicycle Storage Area for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord has no obligation to provide any security whatsoever in connection with the Bicycle Storage Area except as expressly set forth in this Section 5.3.1. Landlord shall provide twenty-four (24) hours per day, seven (7) days per week, reasonable access control services for the Bicycle Storage Area in a manner materially consistent with the services provided by landlords of Comparable Buildings. Notwithstanding the foregoing, Landlord shall in no case be liable for personal injury or property damage for any error with regard to the admission to or exclusion from the Bicycle Storage Area of any person. Upon the expiration or earlier termination of this Lease, Tenant shall have removed all Bicycles belonging to its employees from the Bicycle Storage Area and Tenant, at Tenant’s sole cost and expense, shall repair all damage to the Bicycle Storage Area caused by the removal of Tenant’s property therefrom, and if Tenant fails to repair such damage, Landlord may undertake such repair on account of Tenant and Tenant shall pay to Landlord upon demand the cost of such repair. If Tenant fails to remove any Bicycles at the expiration or earlier termination of this Lease, Landlord may dispose of said Bicycles in such lawful manner as it shall determine in its sole and absolute discretion.

5.3.2 Bicycles in the Premises. Tenant’s employees shall be permitted to bring their Bicycles in the Premises in accordance with the terms of this Section 5.3.2. The right provided to Tenant and its employees to bring Bicycles into the Premises shall be subject to the following terms and conditions: (i) Bicycles may only enter and exit the Building through the Garage entrance; (ii) Bicycles may enter and exit the Building at all times; (iii) Bicycles must be taken directly from the Garage to the Premises via the Building’s freight elevator or another elevator designated by Landlord, which Tenant’s employees shall be entitled to operate at any time, and in no event shall Tenant’s employees bring any Bicycles into or through the ground floor lobby of the Building; (iv) Landlord shall have the right to reasonably designate the path of travel that Tenant’s employees must follow to/from the Garage and the freight elevator, or another elevator designated by Landlord; and (v) in no event shall Tenant permit any bicycles to be located within the Common Areas (other than the Bicycle Storage Area) at any time.

ARTICLE 6

SERVICES AND UTILITIES

6.1 Standard Tenant Services. Landlord shall provide the following services during the Lease Term.

6.1.1 HVAC. In accordance with the “Base Building” definition as provided in Section 1 of the Work Letter, the Building shall be equipped with a heating and air conditioning (“HVAC”) system serving the Building (the “BB HVAC System”). Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide BB HVAC System service during the “HVAC System Hours” (defined below). Tenant shall have the right to specify the hours of availability of the BB HVAC System (the “HVAC System Hours”); provided, however, (i) any initial determination or changes to the HVAC System Hours shall require at least thirty (30) days prior notice to Landlord, and shall not be effective until the first day of the subsequent calendar month occurring after the expiration of the thirty (30) day period, (ii) the HVAC System Hours shall consist of, at a minimum, the hours of 8:00 A.M. to 6:00 P.M. on Monday through Friday, and (iii) the HVAC System Hours shall consist only of consecutive time periods, as determined on a daily basis. Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the BB HVAC System. If the HVAC System Hours consist of more than seventy-five (75) hours per week (“Excess Hours”), then Landlord shall supply such HVAC to Tenant at Landlord’s actual cost (which shall be treated as Additional Rent, but not as an Operating Expense), including the cost of increased depreciation on the BB HVAC System, but excluding the cost of electricity to the extent already paid for directly by Tenant, but including the electrical costs specified as follows. Landlord shall reasonably and equitably allocate the portion of the electrical costs of the BB HVAC System attributable to Tenant’s direct use of the BB HVAC System for the Excess Hours to Tenant, and Tenant shall pay for the costs of such direct use along with the increased depreciation as set forth above, within thirty (30) days after demand, and as Additional Rent under this Lease (and not as part of the Operating Expenses) (the “Extra HVAC Costs”).

6.1.2 Electricity. Landlord shall provide adequate electrical wiring and facilities for connection to Tenant’s lighting and Tenant’s incidental use equipment, provided that the combined electrical load of Tenant’s incidental use equipment and the connected electrical load of Tenant’s lighting fixtures does not exceed an average of six and one-half (6 1⁄2) watts per rentable square foot of the Premises. Notwithstanding the foregoing, during the Construction Period (i) Tenant may not utilize, and may not request Landlord’s consent to utilize, electrical equipment or lighting exceeding such connected load, and (ii) Tenant may not request that Landlord make, and Tenant shall not be responsible for, any upgrade to the Building Systems to accommodate any such increased electrical load; provided, however, that after the Construction Period, Landlord’s consent to Tenant’s use of electrical equipment or lighting requiring a greater connected load will not be unreasonably withheld if Tenant agrees in writing to bear the cost of (a) any necessary upgrade to the Building Systems to provide for such increased electrical load, and (b) any reasonably necessary additional heating, ventilating and air conditioning supplied to the Premises as a result of such increased electrical load, and the electricity so furnished for incidental use equipment will be at a nominal one hundred twenty (120) volts and no electrical circuit for the supply of such incidental use equipment will require a current capacity exceeding twenty (20) amperes, which electrical usage shall be subject to Applicable Laws, including Title 24. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises (Landlord, as part of Operating Expenses, will replace Building-standard lamps, starters and ballasts). Tenant shall reasonably cooperate with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the Building electrical systems. All electricity usage at the Project shall be monitored using separate submeters (the “Submetering Equipment”) installed by Landlord for (i) the Retail Space, (ii) the Premises (not including the “Building Systems”, as that term is defined in Article 7 of this Lease), and (iii) the Common Areas and Building Systems. Tenant at Tenant’s sole cost and expense shall pay for the costs of installing the Submetering Equipment for the Premises. Tenant shall have no obligation to pay for any costs of electricity (including as part of Operating Expenses) shown on the Submetering Equipment described in item (i) above. Tenant shall be responsible to pay directly, and not as a part of Operating Expenses, for the cost of all electricity shown on the Submetering Equipment described in item (ii) above. The cost of all electricity shown on the Submetering Equipment described in item (iii) above (except to the extent included in the Extra HVAC Costs and Bridge Structures Electricity) shall be included in Operating Expenses. Tenant may audit Landlord’s readings of the Submetering Equipment and Landlord shall deliver reasonably detailed invoices to Tenant reflecting Landlord’s reading of the Submetering Equipment and resulting electricity costs.

6.1.3 Water and Sewer. Landlord shall cause water and sewer to be supplied to the Building. Landlord shall reasonably and equitably allocate the portion of such utilities attributable to Tenant’s direct use to Tenant, and Tenant shall pay for the costs of such direct use, within thirty (30) days after demand and as Additional Rent under this Lease (and not as part of the Operating Expenses), and other water and sewer costs shall be reasonably and equitably included as part of Operating Expenses, to the extent permitted by the terms of Section 4.2.4 above or charged directly to other tenants of the Building. Landlord shall designate the utility providers from time to time.

6.1.4 Gas. Landlord shall cause gas to be supplied to the Project. The portion of the gas used in connection with the Retail Space shall be separately submetered and paid for directly by such retail tenants. The cost of all other gas supplied to the Project shall be included in Operating Expenses; provided, however, if Tenant elects to install a kitchen/cafeteria within the Premises (or other equipment using gas), which would require the use of gas within the Premises, then Tenant shall, at Tenant’s sole cost and expense, be responsible for installing a submeter to separately monitor such gas usage. Thereafter, Tenant shall pay for the costs of such direct gas use, within thirty (30) days after demand and as Additional Rent under this Lease (and not as part of the Operating Expenses).

6.1.5 Janitorial. Landlord shall provide janitorial services for the Common Areas and exterior window washing services, in a manner consistent with the standards of other first-class, institutionally owned office buildings in the City of San Francisco, but shall not provide janitorial services for the Premises. Tenant shall perform all janitorial services and other cleaning within the Premises and to the Bridge Structures in a manner consistent with the standards of other first-class, institutionally owned office buildings in the City of San Francisco. Without Landlord’s prior consent, Tenant shall not use (and upon notice from Landlord shall cease using) janitorial service providers who would, in Landlord’s reasonable and good faith judgment, disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas.

6.1.6 Elevator. Landlord shall provide non-attended automatic passenger elevator service during the building hours reasonably designated by Landlord (the “Building Hours”), and shall have one (1) elevator available at all other times.

6.1.7 Loading Dock. Landlord shall provide use of the Building loading dock for deliveries to Tenant.

6.1.8 Risers, Raceways, Shafts, Conduits. Subject to Landlord’s rules, regulations, and restrictions and the terms of this Lease, Landlord shall permit Tenant, at no additional charge to Tenant, to utilize the Building risers, raceways, shafts and conduit, provided that there is available space in the Building risers, raceways, shafts and/or conduit for Landlord’s reasonable use and reasonable use by the other tenants of the Building, which availability shall be determined by Landlord in Landlord’s reasonable discretion. Landlord shall have the right to re-route the planned location of Tenant’s cabling in such risers, raceways, shafts and conduit, as determined by Landlord in its reasonable discretion.

6.1.9 Security Systems. As part of the construction of the Base Building Landlord shall install an access-control system for the Building. Landlord shall not provide any other security equipment and shall not provide any security personnel to the Building and, in no case, shall Landlord be liable for personal injury or property damage for any lack of security in the Building or for any error with regard to the admission to or exclusion from the Building or

Project of any person. Landlord hereby agrees that Tenant shall have the right to install a card key security system (“Tenant’s Security System”) in the Premises and to connect such system to Landlord’s access-control system for the Building. Tenant’s Security Systems shall by subject to Landlord’s prior review and approval (not to be unreasonably withheld), and the installation thereof shall be deemed an Alteration and shall performed pursuant to Article 8 of this Lease, below. In addition, Tenant shall coordinate the selection, installation and operation of Tenant’s Security System with Landlord in order to ensure that Tenant’s Security System is compatible with Landlord’s Building security systems and equipment, and to the extent that Tenant’s Security System is not compatible with Landlord’s Building systems and equipment, Tenant shall not be entitled to install and/or operate the Tenant’s Security System. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the installation, monitoring, operation and removal of Tenant’s Security System.

6.1.10 Access. Subject to Applicable Laws and the other provisions of this Lease, and except in the event of an emergency, Tenant shall have access to the above utilities and the Building, the Premises and the Common Areas, other than common areas requiring access with a Building engineer, the parking garage and freight elevator, if any, twenty-four (24) hours per day, seven (7) days per week, every day of the year; provided, however, that Tenant shall pay Landlord’s reasonable out-of-pocket costs that are incurred if Tenant uses the loading dock, mailroom and other limited-access areas of the Building during other than normal Building Hours.

6.2 Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise (except as specifically set forth in Section 19.5.2 of this Lease), for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent (except as specifically set forth in Section 19.5.2 of this Lease) or performing any of its obligations under this Lease.

6.3 Use of Shafts and Utility Connections. Landlord shall have reasonable access, and shall be entitled to allow other tenants reasonable access, through existing Building shafts to other portions of the Building (including the roof, mechanical floors and tenant spaces (including the Premises)), or to utility connections outside the Building, for the installation, repair, and maintenance of ducts, pipes, connections, and equipment for cables, conduits, transmitters, receivers, and other office, computer, communications and word and data processing equipment and facilities, including any technological devices not yet developed, whether similar or dissimilar to the foregoing, which may hereafter become necessary or desirable for any permitted use of the Project; provided, however, that to the extent such shafts or utility connections are located within the Premises, such access shall not materially and unreasonably interfere with Tenant’s occupancy of the Premises (Landlord’s efforts in such regard will include, where reasonably possible, limiting the performance of any such work which might be disruptive to weekends or the evening and the cleaning of any work area prior to the commencement of the next business day). To the extent that Landlord installs, maintains, uses, repairs or replaces pipes, cables, ductwork, conduits, utility lines, and/or wires through hung ceiling space, exterior perimeter walls and column space, adjacent to and in demising partitions and columns, in or beneath the floor slab or above, below, or through the Premises, then in the course of making any such installation or repair: (x) Landlord shall not reduce Tenant’s usable space, except to a de minimus extent, if the same are not installed behind existing walls or ceilings; (y) Landlord shall box in any of the same installed adjacent to existing walls with construction materials substantially similar to those existing in the affected area(s) of the Premises; and (z) Landlord shall repair all damage caused by the same and restore such area(s) of the Premises to substantially the condition existing immediately prior to such work. The terms of this Section 6.3 shall be subject to the terms of Section 29.33 below.

6.4 Supplemental HVAC. Subject to Landlord’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant shall have the right to install a supplemental HVAC system serving all or any portion of the Premises. Any such supplemental HVAC system shall be installed pursuant to the terms of Article 8 and shall be deemed an Alteration for purposes of this Lease; provided, however, it shall be deemed reasonable for Landlord to withhold its approval to the extent any such installation would materially interfere with, or materially increase the cost of, Landlord’s maintenance or operation of the Building, unless Tenant agrees to pay for such increased costs. Any such supplemental HVAC system installed by Tenant shall utilize the Building’s chilled or condenser water, at Landlord’s actual cost without markup. If Tenant connects into the Building’s chilled or condenser water system pursuant to the terms of the foregoing sentence, then Landlord shall install a submetering device at Tenant’s sole cost and expense, which shall measure the flow of chilled or condenser water to the Premises, and Tenant shall pay Landlord for Tenant’s use of chilled or condenser water at Landlord’s actual cost. In no event shall any of the costs associated with the installation or use of the supplemental HVAC system be included within the Base Year. Tenant shall bear all costs of the equipment, and all costs of installation and removal thereof.

ARTICLE 7

REPAIRS

Landlord shall at all times during the Lease Term maintain in good condition and operating order and in a manner reasonably commensurate with the maintenance standards of owners of Comparable Buildings, the structural portions of the Building, including, without limitation, the foundation, floor slabs, ceilings, roof, columns, beams, shafts, stairs, stairwells, escalators, elevators, base building restrooms and all Common Areas (collectively, the “Building Structure”), and the Base Building mechanical, electrical, life safety, plumbing, sprinkler and HVAC systems installed or furnished by Landlord (collectively, the “Building Systems”). In addition, Landlord shall use commercially reasonable efforts, at all times during the Lease Term, to cause the Building Systems to perform in accordance with the design specifications for such equipment as set forth in the “Base Building Plans” as that term is defined in Section 1 of the Work Letter. Except as specifically set forth in this Lease to the contrary, Tenant shall not be required to repair the Building Structure and/or the Building Systems except to the extent required because of Tenant’s use of the Premises for other than normal and customary business office operations. Tenant shall, at Tenant’s own expense, pursuant to the terms of this Lease, including without limitation, Article 8 hereof, keep the Premises, including all improvements, fixtures and furnishings therein, and the floor or floors of the Building on which the Premises is located, in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant’s own expense, but under the supervision and subject to the prior approval of Landlord and the terms of Article 8 hereof, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant; provided however, that if Tenant fails to commence to make such repairs within ten (10) business days following notice from Landlord, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building and/or the Project) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same. Subject to the provisions of Section 6.4, above, Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1 Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than twenty (20) business days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which may adversely affect the Building Structure or Building Systems, or is visible from the exterior of the Building, and further provided, that in no event shall Tenant use black paint to paint the underside or top of the structural slab. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days’ notice to Landlord, but without Landlord’s prior consent, to the extent that such Alterations (i) do not affect the Building Structure, Building Systems or equipment, (ii) are not visible from the exterior of the Building, (iii) do not require a building or construction permit, (iv) cost less than $100,000.00 for a particular job of work, (v) do not consist of using black paint to paint the underside or top of the structural slab. The construction of the initial improvements to the Premises shall be governed by the terms of the Work Letter and not the terms of this Article 8.

8.2 Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as

Landlord in its sole discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, subcontractors, materials, mechanics and materialmen selected by Tenant from a list provided and approved by Landlord, the requirement that upon Landlord’s request, Tenant shall, at Tenant’s expense, remove any “Specialty Alterations” (defined below) upon the expiration or any early termination of the Lease Term. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the City in which the Building is located, all in conformance with Landlord’s construction rules and regulations. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the “Base Building,” as that term is defined below, then Landlord shall, at Tenant’s expense, make such changes to the Base Building. The “Base Building” shall mean the Building Structure, the Building Systems, including the Building Systems on the floor or floors on which the Premises is located as well as the Common Areas. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County in which the Building is located in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project management office a reproducible copy of the “as built” drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3 Payment for Improvements. If payment is made directly to contractors, Tenant shall, at Tenant’s cost, comply with Landlord’s requirements for final lien releases and waivers in connection with Tenant’s payment for work to contractors. For purposes of determining the cost of an Alteration, work done in phases or stages shall be considered part of the same Alteration, and any Alteration shall be deemed to include all trades and materials involved in accomplishing a particular result.

8.4 Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Tenant shall reimburse Landlord for Landlord’s reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord’s review of Tenant’s work. Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

8.5 Specialty Alterations. At any time during the Lease Term, Tenant may remove any of “Tenant’s Property” (as that term is defined in Section 15.2 below) located in the

Premises. Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant’s expense, to remove any Specialty Alterations and to repair any damage to the Premises and Building and return the affected portion of the Premises to the condition existing prior to the installation of such Specialty Alteration as reasonably determined by Landlord; provided; however, that notwithstanding the foregoing, upon request by Tenant at the time of Tenant’s request for Landlord’s consent to any Alteration or improvement (or at the time of Landlord’s approval of the “Final Space Plan” or the “Final Working Drawings” (as defined in the Work Letter)), Landlord shall notify Tenant whether the applicable Alteration or Improvement constitutes a Specialty Alteration that will be required to be removed pursuant to the terms of this Section 8.5. If Tenant fails to complete any required removal and/or to repair any damage caused by the required removal of any Specialty Alterations, and return the affected portion of the Premises to the condition existing prior to the installation of such Specialty Alteration as reasonably determined by Landlord, Landlord may do so and may charge the actual and reasonable cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease. As used herein, “Specialty Alterations” shall mean any Alteration or Improvement that is not a normal and customary general office improvement, including, but not limited to improvements which (i) perforate, penetrate or require reinforcement of a floor slab (including, without limitation, interior stairwells or high-density filing or racking systems), (ii) consist of the installation of a raised flooring system, (iii) consist of the installation of a vault or other similar device or system intended to secure the Premises or a portion thereof in a manner that exceeds the level of security necessary for ordinary office space, (iv) involve material plumbing connections (such as, for example but not by way of limitation, kitchens, saunas, showers, and executive bathrooms outside of the Building core and/or special fire safety systems), (v) consist of the dedication of any material portion of the Premises to non-office usage (such as classrooms, bicycle storage rooms or kitchens), or (vi) can be seen from outside the Premises. An open ceiling will not be considered a Specialty Alteration.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall keep the Project, Building and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under Applicable Laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within five (5) business days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable within thirty (30) days after demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Project, Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract.

ARTICLE 10

INSURANCE

10.1 Indemnification and Waiver. Except to the extent arising from the negligence or willful misconduct of Landlord or any Landlord Parties (defined below) but subject to this Section 10.1, Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Subject to this Section 10.1, Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from (a) any cause in, on or about the Premises, or (b) the negligence or willful misconduct of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees of Tenant who are at the Project at Tenant’s requests, as well as guests or licensees of Tenant occurring in, on or about the Project but outside of the Premises, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Landlord or any Landlord Party. Should Landlord be named as a defendant in any suit brought against Tenant for which Tenant’s indemnity obligation is applicable, Tenant shall pay to Landlord its reasonable and actual out-of-pocket costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers’, accountants’ and attorneys’ fees. Subject to this Section 10.1, Landlord shall indemnify, defend, protect, and hold harmless Tenant, its partners, and their respective officers, agents, servants, employees, and independent contractors (collectively, “Tenant Parties”) from any and all loss, cost, damage, expense and liability (including without limitation reasonable attorneys’ fees) arising from the negligence or willful misconduct of Landlord or any Landlord party in, on or about the Project, except to the extent caused by the negligence or willful misconduct of the Tenant Parties. Should Tenant be named as a defendant in any suit brought against Landlord for which Landlord’s indemnity obligation is applicable, Landlord shall pay to Tenant its reasonable and actual out-of-pocket costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers’, accountants’ and attorneys’ fees. Notwithstanding anything to the contrary set forth in this Lease, either party’s agreement to indemnify the other party as set forth in this Section 10.1 shall be ineffective to the extent the matters for which the indemnitor agreed to indemnify the indemnitee are covered by insurance required to be carried by the indemnitee pursuant to this Lease (or would have been covered had the indemnitee carried the insurance required). Further, Tenant’s agreement to indemnify Landlord and Landlord’s agreement to indemnify Tenant pursuant to this Section 10.1 are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried pursuant to the provisions of this Lease, to the extent such policies cover, or if carried, would have covered the matters, subject to the parties’ respective indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

10.2 Construction Period. Notwithstanding anything set forth in the foregoing Section 10.1 or any other provision of this Lease or the Work Letter to the contrary, during the “Construction Period” (defined below) only, the following provisions shall be applicable:

10.2.1 with respect to any indemnity obligation of Tenant arising at any time during the Construction Period only, (A) the term “Landlord Parties” shall mean and shall be limited to Kilroy Realty Finance Partnership, L.P. (or any entity that that succeeds to Kilroy Realty Finance Partnership, L.P.’s interest as Landlord under this Lease) and shall not include any other person or entity; provided, however, that Landlord may include in any claim owed by Tenant to it any amount which Landlord shall pay or be obligated to indemnify any other person or entity, and (B) any indemnity obligation shall be limited to losses caused by, or arising as a result of any act or failure to act of, Tenant or Tenant’s employees, agents or contractors; and

10.2.2 during the Construction Period only, Tenant’s liability under this Lease for (A) Tenant’s actions or failures to act under the Lease during the Construction Period, including, without limitation, Tenant’s indemnity obligations (calculated in accordance with Accounting Standards Codification (ASC) 840-40-55) plus (B) Base Rent and Additional Rent (though the parties acknowledge that Tenant’s obligation to pay Base Rent and Additional Rent shall not occur until Tenant is obligated to pay the same pursuant to the terms of Articles 3 and 4 of this Lease) shall be limited to eighty-nine and five-tenths percent (89.5%) of “Landlord’s Project Costs” (defined hereinbelow) determined as of the date of Landlord’s claim for such amount owed by Tenant. As used herein, “Landlord’s Project Costs” shall mean the amount capitalized in the Project by Landlord in accordance with U.S. generally accepted accounting principles, plus other costs related to the Project paid to third parties (other than lenders or owners of Landlord), excluding land acquisition costs, but including land carrying costs, such as interest or ground rent incurred during the construction period, and including all costs incurred by Landlord in connection with the development and construction of the Base Building and Common Areas of the Project.

For the avoidance of doubt, Landlord and Tenant agree that:

(x) no claim by Landlord for Tenant’s repudiation of this Lease at any time shall be limited under this Section 10.2; and

(y) for any claim other than under clause (x) above, if during the Construction Period, Landlord makes any claim for any anticipatory breach by Tenant of any obligation under this Lease owed to Landlord for any period after the Construction Period and the amount payable by Tenant for such claim is limited by the provisions of Section 10.2.2 above, the entire amount (to the extent not theretofore paid) shall be payable promptly after the Construction Period.

As used herein, “Construction Period” shall mean the period from the date that Landlord commences demolition work for the Project to the date that that Landlord substantially completes construction of the Base Building, regardless of the occurrence of any delays caused by Tenant.

10.3 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts.

10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant’s operations, and contractual liabilities (covering the performance by Tenant of its indemnity agreements) including a Broad Form endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease. Such insurance shall be written on an “occurrence” basis. The coverage shall also be extended to include damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations. Limits of liability insurance shall not be less than the following; provided, however, such limits may be achieved through the use of an Umbrella/Excess Policy :

Bodily Injury and Property Damage Liability	$10,000,000 each occurrence

Personal Injury and Advertising Liability	$10,000,000 each occurrence

Tenant Legal Liability/Damage to Rented Premises Liability	$1,000,000.00

10.3.2 Property Damage Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, (ii) the “Improvements,” as that term is defined in Section 2.1 of the Work Letter, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the “Original Improvements”), and (iii) all other improvements, alterations and additions to the Premises. Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion. Tenant shall use the proceeds from any such insurance for the replacement of personal property, trade fixtures, Improvements, Original Improvements and Alterations.

10.3.3 Worker’s Compensation or other similar insurance pursuant to all applicable state and local statutes and regulations, and Employer’s Liability with minimum limits of not less than $1,000,000 each accident/employee/disease.

10.3.4 Commercial Automobile Liability Insurance covering all Owned (if any), Hired, or Non-owned vehicles with limits not less than $1,000,000 combined single limit for bodily injury and property damage.

10.4 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, and any other party the Landlord reasonably specifies in writing, as an additional insured as their interests may appear using Insurance Service Organization’s form CG2011 or a comparable form approved by Landlord, including Landlord’s managing agent, ground lessor and/or lender, if any; (ii) cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-VIII in Best’s Insurance Guide or which is otherwise acceptable to Landlord and permitted to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant, as evidenced by an endorsement or policy excerpt; and (v) be in form and content reasonably acceptable to Landlord. Tenant shall endeavor to cause said insurance to provide that said insurance shall not be canceled or coverage changed unless thirty (30) days’ prior written notice (ten (10) days’ in the event of non-payment of premium) shall have been given to Landlord and any mortgagee of Landlord. Tenant shall deliver certificates thereof and applicable endorsements or policy excerpts which meet the requirements of this Article 10 to Landlord on or before (I) the earlier to occur of: (x) the Lease Commencement Date, and (y) the date Tenant and/or its employees, contractors and/or agents first enter the Premises for occupancy, construction of improvements, alterations, or any other move-in activities, and (II) ten (10) business days after the renewal of such policies. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate and applicable endorsements, Landlord may, at its option with notice to Tenant, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

10.5 Property Insurance Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder or is actually covered by insurance maintained by a party hereto. Accordingly, notwithstanding any other provision of this Lease to the contrary, the parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

10.6 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord; provided, however, that (a) in no event shall such new or increased amounts or types of insurance exceed that required of comparable tenants by landlords of the Comparable Buildings and (b) Landlord shall not have the right to require that Tenant adjust its insurance coverage more than once in any twenty-four (24) month period, and not during the initial twenty-four (24) months of the Lease Term.

10.7 Landlord’s Fire and Casualty Insurance. Landlord shall insure the Building during the period following the mutual execution of this Lease and thereafter during Lease Term against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage and special extended coverage. Such coverage shall be in such amounts, from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine. Landlord shall also carry rental loss insurance. Additionally, at the option of Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building or the ground or underlying lessors of the Building, or any portion thereof. Notwithstanding the foregoing provisions of this Section 10.7, the coverage and amounts of insurance carried by Landlord in connection with the Building shall, at a minimum, be comparable to the coverage and amounts of insurance which are carried by reasonably prudent landlords of Comparable Buildings (provided that in no event shall Landlord be required to carry earthquake insurance). Tenant shall, at Tenant’s expense, promptly following notice, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises or any Building Systems necessary for the use and occupancy of the Premises shall be damaged by fire or other casualty, Landlord will, as soon as reasonably possible following the date of the damage, deliver to Tenant an estimate of the time necessary to repair the damage in question such that the Premises may be used by and accessible to Tenant and the Building and Common Areas operable in a manner consistent with the operation prior to such damage; such notice will be based upon the review and opinions of Landlord’s architect and contractor (“Landlord’s Completion Notice”). Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Building Structure and Building Systems. Such restoration shall be to substantially the same condition of the Building Structure and Building Systems prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, upon notice (the “Landlord Repair Notice”) to Tenant from Landlord delivered on or before the date that is sixty (60) days after the date of the damage, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under clauses (ii) and (iii) of Section 10.3.2 of this Lease, and Landlord shall repair any injury or damage to the Improvements and the Original Improvements and shall return such Improvements and Original Improvements to their original condition (any such work will be competitively bid by Landlord to ensure that Landlord receives commercially reasonable pricing for the performance of such work so that, to the extent reasonably possible, the cost of such work does not unnecessarily exceed the proceeds of Tenant’s insurance); provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the portion of the cost of such repairs which is not so covered by Tenant’s insurance proceeds shall be paid by Tenant to Landlord prior to Landlord’s commencement of repair of the damage. In the event that Landlord does not deliver the Landlord Repair Notice within sixty (60) days following the date the casualty becomes known to Landlord, Tenant shall, at its sole cost and expense, repair any injury or damage to the Improvements and the Original Improvements installed in the Premises and shall return such Improvements and Original Improvements to their original condition, or an alternate condition described by Tenant (but subject to Landlord’s prior written approval). Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto (it being acknowledged that the cost to prepare such plans may be paid for out of the applicable insurance proceeds received by Tenant), and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises, Common Areas or Building Systems necessary to Tenant’s occupancy, Landlord shall allow Tenant a proportionate abatement of Rent, during the time and to the extent the Premises is unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof; provided, further, however, that if the damage or destruction is due to the negligence or willful misconduct of Tenant or any of its agents, employees, contractors, invitees or guests, Tenant shall be responsible for any reasonable, applicable insurance deductible (which shall be payable to Landlord upon demand, not to materially exceed the levels of deductibles for such insurance then maintained by owners of Comparable Buildings). In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant’s right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith.

11.2 Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises is affected, provided that Landlord terminates the leases of all tenants of the Building whose premises are similarly damaged by the casualty (to the extent Landlord retains such right pursuant to the terms of the applicable tenants’ leases), and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, as set forth in Landlord’s Completion Notice, the repairs cannot reasonably be completed so as to render the Premises suitable for occupancy within two hundred seventy (270) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) at least Two Million Dollars ($2,000,000.00) of the cost of repair of the damage is not fully covered by Landlord’s insurance policies; or (iv) the damage materially affects the Building and occurs during the last twelve (12) months of the Lease Term; provided, however, that if such fire or other casualty shall have damaged the Premises or a portion thereof or Common Areas necessary to Tenant’s occupancy and as a result of such damage the Premises is unfit for occupancy, and provided that Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and either (a) the repairs cannot, in the reasonable opinion of Landlord’s contractor, as set forth in Landlord’s Completion Notice, be completed within two hundred seventy (270) days after being commenced, or (b) the damage occurs during the last twelve months of the Lease Term and will reasonably require in excess of ninety (90) days to repair, Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than the later of (A) forty-five (45) days following the date of delivery of Landlord’s Completion Notice, and (B) ninety (90) days after the date of the damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. In addition, if such restoration is not substantially complete on or before the later of (i) the date that occurs twelve (12) months after the date of discovery of the damage, and (ii) the date that occurs ninety (90) days after the expiration of the estimated period of time to substantially complete such restoration, as set forth in Landlord’s Completion Notice (the “Outside Restoration Date”), then Tenant shall have the additional right during the first ten (10) business days of each calendar month following the Outside Restoration Date until such repairs are complete, to terminate this Lease by delivery of written notice to Landlord (the “Damage Termination Notice”), which termination shall be effective on a date specified by Tenant in such Damage Termination Notice (the “Damage Termination Date”), which Damage Termination Date shall not be less than ten (10) business days, nor greater than thirty (30) days, following the date such Damage Termination Notice was delivered to Landlord. In the event this Lease is terminated in accordance with the terms of this Section 11.2, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under subsections (ii) and (iii) of Section 10.3.2 of this Lease.

11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections

1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

ARTICLE 12

NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment. No payment of Rent by Tenant after a breach by Landlord shall be deemed a waiver of any breach by Landlord.

ARTICLE 13

CONDEMNATION

If the whole or any material part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any material part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority; provided, however, that Landlord shall only have the right to terminate this Lease as provided above if Landlord terminates the leases of all other tenants in the Building similarly affected by the taking and provided further that to the extent that the Premises is not adversely affected by such taking and Landlord continues to operate the Building as an office building, Landlord may not terminate this Lease. If more than twenty-five percent

(25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1 Transfers. Except as otherwise specifically provided or permitted in this Article 14, Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of Tenant’s interest in this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than twenty (20) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee, (v) any other information required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space, which information is requested within five (5) business days following Tenant’s submission to Landlord of the items described in clauses (i), (ii), (iii), (iv) and (vi) of this Section 14.1, and (vi) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E. Any Transfer requiring Landlord’s consent which is made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a Default by Tenant under this Lease if not rescinded or terminated within ten (10) business days following notice from Tenant. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord, not to exceed $2,500.00 for a Transfer in the ordinary course of business, within thirty (30) days after written request by Landlord.

14.2 Landlord’s Consent. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice and shall grant or withhold such consent within twenty (20) days following the date upon which Landlord receives a “complete” Transfer Notice from Tenant (i.e., a Transfer Notice that includes all documents and information required pursuant to Section 14.1 of this Lease, above). If Landlord fails to timely deliver to Tenant notice of Landlord’s consent, or the withholding of consent, to a proposed Transfer, Tenant may send a second (2nd) notice to Landlord, which notice must contain the following inscription, in bold faced lettering: “SECOND NOTICE DELIVERED PURSUANT TO ARTICLE 14 OF LEASE — FAILURE TO TIMELY RESPOND WITHIN FIVE (5) BUSINESS DAYS SHALL RESULT IN DEEMED APPROVAL OF ASSIGNMENT OR SUBLEASE.” If Landlord fails to deliver notice of Landlord’s consent to, or the withholding of Landlord’s consent, to the proposed assignment or sublease within such five (5) business day period, Landlord shall be deemed to have approved the assignment or sublease in question. If Landlord at any time timely delivers notice to Tenant or Landlord’s withholding of consent to a proposed assignment or sublease, Landlord shall specify in reasonable detail in such notice, the basis for such withholding of consent. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any Applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3 The Transferee is either a governmental agency or instrumentality thereof; provided, however, that Tenant shall be entitled to assign, sublet or otherwise transfer to a governmental agency or instrumentality thereof to the extent Landlord has leased or has permitted the lease of space to a comparable (in terms of security, foot traffic, prestige, eminent domain and function oriented issues) governmental agency or instrumentality thereof in comparably located space of comparable size; or

14.2.4 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2, Tenant may thereafter enter into such Transfer of the Premises or portion thereof, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14. Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a suit for contract damages (other than damages for injury to, or interference with, Tenant’s business including, without limitation, loss of profits, however occurring) or a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any successor statute, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all Applicable Laws, on behalf of the proposed Transferee. Tenant shall indemnify, defend and hold harmless Landlord from any and all liability, losses, claims, damages, costs, expenses, causes of action and proceedings involving any third party or parties (including without limitation Tenant’s proposed subtenant or assignee) who claim they were damaged by Landlord’s wrongful withholding or conditioning of Landlord’s consent.

14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent reasonably provided to the Transferee, (iii) marketing costs associated with such Transfer, (iv) reasonable attorneys’ fees incurred in the documentation and negotiation of such Transfer and (v) any brokerage commissions in connection with the Transfer. “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. For purposes of calculating any such effective rent all such concessions shall be amortized on a straight-line basis over the relevant term.

14.4 Landlord’s Option as to Contemplated Transfer Space. Notwithstanding anything to the contrary contained in this Article 14, in the event Tenant contemplates a Transfer of the entire Premises or a portion of the Premises consisting of not less than a full floor of the Building, for all or substantially all of the remaining Lease Term, Tenant shall give Landlord notice (the “Intention to Transfer Notice”) of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined). The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the “Contemplated Transfer Space”), the contemplated date of commencement of the contemplated Transfer (the “Contemplated Effective Date”), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 14.4 in order to allow Landlord to elect to recapture the Contemplated Transfer Space. Thereafter, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space. Such recapture shall cancel and terminate this Lease with respect to the Contemplated Transfer Space as of the Contemplated Effective Date stated in the Intention to Transfer Notice. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Contemplated Transfer Space under this Section 14.4, then, subject to the other terms of this Article 14, for a period of six (6) months (the “Six Month Period”) commencing on the last day of such thirty (30) day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any Transfer made during the Six Month Period, provided that any such Transfer is substantially on the terms set forth in the Intention to Transfer Notice, and provided further that any such Transfer shall be subject to the remaining terms of this Article 14. If such a Transfer is not so consummated within the Six Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Six Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any contemplated Transfer of the Contemplated Transfer Space, as provided above in this Section 14.4.

14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than two percent (2%), Tenant shall pay Landlord’s reasonable costs of such audit.

14.6 Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of more than fifty percent (50%) of the partners, or transfer of more than fifty percent (50%) of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of more than fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of more than fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

14.7 Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in Default, Landlord is hereby irrevocably authorized to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such Default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in Default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.8 Deemed Consent Transfers. Notwithstanding anything to the contrary contained in this Lease (including Section 14.6, above), (A) an assignment or subletting of all or a portion of the Premises to an “Affiliate” of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant as of the date of the assignment or subletting), (B) an assignment of Tenant’s interest in this Lease to an entity which acquires all or substantially all of the stock or assets of Tenant and has a “Tangible Net Worth” (defined below) equal to or greater than that of Tenant immediately prior to such assignment, or (C) an assignment of this Lease to an entity which is the resulting or surviving entity of a merger or consolidation of Tenant during the Lease Term and has a Tangible Net Worth equal to or greater than that of

Tenant immediately prior to such assignment, shall not be deemed a Transfer requiring Landlord’s consent under this Article 14 or triggering Landlord’s rights under Section 14.3 or 14.4 (any such assignee or sublessee described in items (A) through (C) of this Section 14.8 hereinafter referred to as a “Permitted Transferee”), provided that (i) Tenant notifies Landlord at least five (5) business days prior to the effective date of any such assignment or sublease (unless such prior notice is prohibited by Applicable Law or the terms of an applicable confidentiality agreement, in which event Tenant shall notify Landlord as soon as permissible) and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such transfer or transferee as set forth above, (ii) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, and (iii) no assignment relating to this Lease, whether with or without Landlord’s consent, shall relieve Tenant from any liability under this Lease, and, in the event of an assignment of Tenant’s entire interest in this Lease, the liability of Tenant and such transferee shall be joint and several. An assignee of Tenant’s entire interest in this Lease who qualifies as a Permitted Transferee may also be referred to herein as a “Permitted Transferee Assignee”. “Control”, as used in this Section 14.8, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity. For purposes of this Lease, the term “Tangible Net Worth” shall mean total assets (not including good will as an asset) less total liabilities.

14.9 Occupancy by Others. Furthermore, and notwithstanding any contrary provision of this Article 14, the Tenant shall have the right, without the receipt of Landlord’s consent and without payment to Landlord of the Transfer Premium, but on not less than five (5) business days prior written notice to Landlord, to permit the occupancy of up to fifteen percent (15%) of the rentable square footage of the Premises, pursuant to an occupancy agreement between Tenant and such occupant, which agreement must be approved in advance by Landlord (such approval not to be unreasonably withheld, conditioned or delayed), to any individual(s) or entity(ies) with an ongoing business relationship with Tenant. Such occupancy pursuant to this Section 14.9 shall include the use of a corresponding interior support area and other portions of the Premises which shall be common to Tenant and the permitted occupants, on and subject to the following conditions: (i) each individual or entity shall be of a character and reputation consistent with the quality of the Building and the Project; (ii) no individual or entity shall occupy a separately demised portion of the Premises or which contains an entrance to such portion of the Premises other than the primary entrance to the Premises; (iii) the rent, if any, paid by such occupants shall not be greater than the rent allocable on a pro rata basis to the portion of the Premises occupied by such occupants; (iv) such occupancy shall not be a subterfuge by Tenant to avoid its obligations under this Lease or the restrictions on Transfers pursuant to this Article 14; and (v) no such occupant shall be required to maintain the insurance coverage required to be maintained by Tenant hereunder (and, solely for the purposes of determining Tenant’s liability hereunder for the acts or omissions of such occupants and the applicability of Tenant’s insurance coverage towards such liability, any such occupant shall be deemed to be an employee of Tenant for the purposes of insurance and indemnity provisions of this Lease). Any occupancy permitted under this Section 14.9 shall not be deemed a Transfer under this Article 14. Notwithstanding the foregoing, no such occupancy shall relieve Tenant from any liability under this Lease.

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND

REMOVAL OF TRADE FIXTURES

15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of Section 8.5 above and this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder (including casualty or condemnation) excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property, including all Lines, owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant (collectively, “Tenant’s Property”), as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal. Other than Tenant’s Property and any Specialty Alterations required to be removed by Tenant pursuant to the terms of Section 8.5 above, upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall not be required, and shall have no right, to remove any other Alterations or Improvements in the Premises.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to (i) one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease for the first (1st) two (2) months of such holdover, and (ii) two hundred percent (200%) thereafter plus one hundred percent (100%) of all Additional Rent. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee; provided, however, that if such estoppel certificate is not factually correct, then Tenant may make such changes as are necessary to make such estoppel certificate factually correct and shall thereafter return such signed estoppel certificate to Landlord within said ten (10) business day period. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. At any time during the Lease Term, but only in the case of (x) a proposed sale or financing of the Project, (y) a Default by Tenant or (z) a proposed Permitted Transfer by Tenant, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

ARTICLE 18

SUBORDINATION

This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto (collectively, the “Superior Holders”). Landlord represents to Tenant that as of the date of this Lease the Project is not encumbered by a deed of trust. However, in consideration of and a condition precedent to Tenant’s agreement to subordinate this Lease to any future mortgage, trust deed or other encumbrances, shall be the receipt by Tenant of a subordination non-disturbance and attornment agreement in a commercially reasonable form (a “SNDA”) executed by Landlord and the appropriate Superior Holder. Pursuant to such SNDA, Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, and such lienholder or purchaser or ground lessor shall agree to accept this Lease and perform the obligations of Landlord hereunder (including, without limitation, the funding of the Improvement Allowance (or in the alternative, the recognition of Tenant’s right to offset rent for failure of Landlord to pay the Improvement Allowance as provided in Section 2 of the Work Letter), but excluding any obligation to complete any of Landlord’s construction obligations set forth in Section 1 of the Work Letter), and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale. Landlord represents to Tenant that there are not any Superior Holders as of the date of this Lease.

ARTICLE 19

DEFAULTS; REMEDIES

19.1 Events of Default. The occurrence of any of the following shall constitute a “Default” of this Lease by Tenant:

19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due, which failure is not cured within five (5) days after written notice from Landlord that said amount was not paid when due; or

19.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

19.1.3 Abandonment of the Premises by Tenant pursuant to California Civil Code Section 1951.3; or

19.1.4 The failure by Tenant to observe or perform according to the provisions of Articles 5, 10, 14, 17 or 18 of this Lease where such failure continues for more than three (3) business days after notice from Landlord.

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

19.2 Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor; and Landlord may recover from Tenant the following:

(i) The worth at the time of any unpaid rent which has been earned at the time of such termination; plus

(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant (“Costs of Reletting”); notwithstanding the above, if Landlord relets the Premises for a term (the “Relet Term”) that extends past the originally scheduled Lease Expiration Date, the Costs of Reletting which may be included in Landlord’s damages shall be limited to a prorated portion of the Costs of Reletting, based on the percentage that the length of the originally scheduled Lease Term remaining on the date Landlord terminates this Lease or Tenant’s right to possession bears to the length of the Relet Term. For example, if there are two (2) years left on the Lease Term at the time that Landlord terminates possession and, prior to the expiration of the two (2) year period, Landlord enters into a lease with a new tenant with a Relet Term of ten (10) years, then only twenty percent (20%) of the Costs of Reletting shall be included when determining Landlord’s damages; and

(v) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Section 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by Applicable Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3 Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4 Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the

Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

19.5 Landlord Default.

19.5.1 General. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.

19.5.2 Abatement of Rent. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, after the Lease Commencement Date and required by this Lease, which substantially interferes with Tenant’s use of the Premises, or (ii) any failure of Landlord to provide services, utilities or access to the Premises as required by this Lease (either such set of circumstances as set forth in items (i) or (ii), above, to be known as an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement Event (which notice, for the purpose of determining the effective date of delivery, will be deemed given when delivered to the Project’s property management office during regular business hours), and if such Abatement Event continues for five (5) consecutive business days after Landlord’s receipt of any such notice (the “Eligibility Period”), then the Base Rent, Tenant’s Share of Direct Expenses, and Tenant’s obligation to pay for parking (to the extent not utilized by Tenant) shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use for the normal conduct of Tenant’s business, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant’s Share of Direct Expenses for the entire Premises and Tenant’s obligation to pay for parking shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. To the extent an Abatement Event is caused by an event covered by Articles 11 or 13 of this Lease, then Tenant’s right to abate rent shall be governed by the terms of such Article 11 or 13, as applicable, and the Eligibility Period shall not be applicable thereto. Such right to abate Base Rent and Tenant’s Share of Direct Expenses shall be Tenant’s sole and exclusive remedy for rent abatement at law or in equity for an Abatement Event. Except as provided in this Section 19.5.2, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

19.6 Tenant’s Right to Make Repairs. During any period in which Tenant is then leasing one hundred percent (100%) of the office space in the Building, if an “Emergency Situation” (as defined herein) or “Adverse Condition” (as defined herein) involving the Premises exists, and Landlord is obligated under the terms of this Lease to cure or remediate such Emergency Condition or Adverse Condition, then Landlord shall promptly commence and diligently perform all repairs required by Landlord under this Lease or take such other actions, if any, required of Landlord under this Lease to cure or remediate such Emergency Situation or Adverse Condition. Notwithstanding anything to the contrary contained herein, if (i) any Emergency Situation occurs or (ii) there is an actual breach by Landlord of one of its obligations under this Lease (“Landlord Breach”), and such Emergency Situation or Landlord Breach will have a material and adverse impact on Tenant’s ability to conduct its business in the Premises, or any material portion thereof (an “Adverse Condition”), including, for example, any failure to provide (or cause to be provided) electricity, HVAC, water or elevator access to the Premises, then Tenant shall give Landlord notice of the same. Thereafter, Landlord shall have (i) two (2) business days to commence a cure with respect to such Emergency Situation or (ii) twenty (20) business days to commence a cure of such Adverse Condition, and, in each case, shall diligently prosecute such cure to completion (collectively “Emergency Repairs”). For purposes hereof, the term “Emergency Situation” shall mean a situation which poses an imminent threat: (x) to the physical well-being of persons at the Building or (y) of material damage to Tenant’s personal property in the Premises. If Landlord fails to commence to perform such Emergency Repairs within the applicable timeframe (i.e., two (2) business days with respect to an Emergency Situation or twenty (20) business days with respect to Adverse Conditions) after Landlord receives notice of the applicable Emergency Condition or Adverse Condition, or, to the extent Landlord commences to cure with such time period but fails to thereafter diligently pursue such Emergency Repairs to completion, then Tenant, upon providing Landlord, as to an Emergency Situation, with such prior written notice, as is reasonable under the circumstances or as to an Adverse Condition, with twenty (20) business days prior notice (which notice shall clearly indicate that Tenant intends to take steps necessary to remedy the event giving rise to the Emergency Situation or Adverse Condition in question), may perform such Emergency Repairs or other actions at Landlord’s expense; provided, however, that in no event shall Tenant undertake any actions which will or are reasonably likely to materially and adversely affect (A) the Retail Space, (B) the Building Structure, (C) any Building Systems, or (D) the exterior appearance of the Building. If Tenant exercises its right to perform Emergency Repairs or other actions on Landlord’s behalf, as provided above, then Landlord shall reimburse the actual out-of-pocket reasonable cost thereof within thirty (30) days following Tenant’s delivery of: (i) a written notice describing in reasonable detail the action taken by the Tenant, and (ii) reasonably satisfactory evidence of the cost of such remedy. Landlord shall, within thirty (30) days following Tenant’s written request for reimbursement of the costs of the Emergency Repairs notify Tenant of whether Landlord reasonably and in good faith disputes that (1) Tenant did not perform the Emergency Repairs in the manner permitted by this Lease, (2) that the amount

Tenant requests be reimbursed from Landlord for performance of the Emergency Repairs is incorrect or excessive, or (3) that Landlord was not obligated under the terms of this Lease to make all or a portion of the Emergency Repairs (“Landlord’s Set-Off Notice”). If Landlord delivers a Landlord’s Set-Off Notice to Tenant, then Tenant shall not be entitled to such deduction from Rent (provided, if Landlord contends the amount spent by Tenant in making such repairs is excessive and does not otherwise object to Tenant’s actions pursuant to this Section 19.6, then Landlord shall pay the amount it contends would not have been excessive); provided that Tenant may proceed to claim a default by Landlord under this Lease for any amount not paid by Landlord. Any final award in favor of Tenant for any such default, which is not subject to appeal, from a court or arbitrator in favor of Tenant, which is not paid by Landlord within the time period directed by such award (together with interest at the Interest Rate from the date Landlord was required to pay such amount until such offset occurs), may be offset by Tenant from Rent next due and payable under this Lease; provided, however, Tenant may not deduct the amount of the award against more than fifty percent (50%) of Base Rent next due and owing (until such time as the entire amount of such judgment is deducted) to the extent following a foreclosure or a deed-in-lieu of foreclosure. In any case, in the event any Emergency Repairs are not accomplished by Landlord within a two (2) business day period with respect to an Emergency Condition or twenty (20) business day period with respect to Adverse Conditions despite Landlord’s diligent efforts, Landlord, within three (3) business days following Tenant’s written request therefore, shall provide to Tenant a schedule determined in good faith setting forth the basic steps Landlord proposes to be taken to effect the Emergency Repairs or other actions in a commercially reasonable time frame given the specifics of the Emergency Repairs required and the times when such work is proposed to be done and thereafter Landlord shall proceed to complete such Emergency Repairs within the time schedule so provided. If Tenant undertakes any action pursuant to this paragraph, Tenant shall (a) proceed in accordance with all Applicable Laws; (b) retain to effect such actions only such reputable contractors and suppliers as are duly licensed in the City of San Francisco and are listed on the most recent list furnished to Tenant of Landlord’s approved contractors for the Building and are insured in accordance with the provisions of Article 10 of this Lease; (c) effect such repairs or perform such other actions in a good and workmanlike and commercially reasonable manner; (d) use new or like new materials; (e) take reasonable efforts to minimize any material interference or impact on the other tenants and occupants of the Project, and (f) otherwise comply with all applicable requirements set forth in Article 8 of this Lease. Notwithstanding anything in this Article 19 to the contrary, the foregoing self-help right (i) shall not apply in the event of any fire or casualty at the Project, it being acknowledged and agreed that Article 11 shall govern with respect to any such fire or casualty event, (ii) shall not apply in the event of any condemnation, it being acknowledged and agreed that Article 13 shall govern with respect to any such condemnation, and (iii) shall not permit Tenant to access any other tenant’s or occupant’s space at the Project.

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21

LETTER OF CREDIT

21.1 Delivery of Letter of Credit. Concurrently with Tenant’s execution of this Lease, Tenant shall deliver to Landlord, as protection for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer (or which Landlord reasonably estimates that it may suffer) as a result of any breach or default by Tenant under this Lease, an unconditional, clean, irrevocable negotiable standby letter of credit (the “L-C”) in the amount set forth in Section 8 of the Summary (the “L-C Amount”), in the form attached hereto as Exhibit I, running in favor of Landlord, drawn on one of the following banks: (i) Wells Fargo Bank, N.A., (ii) Citibank, N.A., (iii) JP Morgan Chase, (iv) Bank of America, or (v) Morgan Stanley Bank, N.A., (vi) Deutsche Bank AG or (vii) Goldman Sachs Bank USA, and otherwise conforming in all respects to the requirements of this Article 21, including, without limitation, all of the requirements of Section 21.2 below, all as set forth more particularly hereinbelow. The issuer of the L-C shall be referred to herein as the “Issuing Bank”. Notwithstanding the foregoing, Landlord hereby pre-approves the form of L-C attached hereto as Exhibit I-1 for issuance by Morgan Stanley & Co. In addition, Tenant may request the right to include additional banks in the foregoing list of approved Issuing Banks, which additional banks shall be subject to Landlord’s approval in its sole discretion. Tenant hereby agrees that the L-C shall expressly provide that (i) presentation of the L-C for draw can be made locally, which for purposes of this Article 21 shall mean either in the City of San Francisco, California, or in the City of Los Angeles, California, or (ii) presentation of the L-C for draw can be made by facsimile, in which case the appropriate facsimile number for presentment shall be stated on the L-C. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining and maintaining the L-C. In the event of an assignment by Tenant of its interest in this Lease (and irrespective of whether Landlord’s consent is required for such assignment), the acceptance of any replacement or substitute letter of credit by Landlord from the assignee shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld.

21.2 In General. The L-C shall be “callable” at sight, permit partial draws and multiple presentations and drawings, and be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev), International Chamber of Commerce Publication #500, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. Tenant further covenants and warrants as follows:

21.2.1 Landlord Right to Transfer. The L-C shall provide that Landlord, its successors and assigns, may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer (one or more times) all of its interest in and to the L-C to another party, person or entity, as a part of the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the L-C, to the transferee and thereupon Landlord shall, without any further agreement between the parties but upon the written assumption by the transferee of Landlord’s obligations hereunder with respect to the L-C, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said L-C to a new landlord. In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Issuing Bank such applications, documents and instruments as may be necessary to effectuate such transfer, and Tenant shall be responsible for paying the Issuing Bank’s transfer and processing fees in connection therewith.

21.2.2 No Assignment by Tenant. Tenant shall neither assign nor encumber the L-C or any part thereof. Neither Landlord nor its successors or assigns will be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance by Tenant in violation of this Section 21.2.2.

21.2.3 Replenishment. If, as a result of any drawing by Landlord on the L-C pursuant to its rights set forth in Section 21.3 below, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within ten (10) days after written notice thereof from Landlord, provide Landlord with (i) an amendment to the L-C restoring such L-C to the L-C Amount or (ii) additional L-Cs in an amount equal to the deficiency, which additional L-Cs shall comply with all of the provisions of this Article 21, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in Section 19.1 above, the same shall constitute an incurable Default by Tenant under this Lease (without the need for any additional notice and/or cure period).

21.2.4 Renewal; Replacement. If the L-C expires earlier than the date (the “LC Expiration Date”) that is sixty (60) days after the expiration of the Lease Term, Tenant shall deliver a new L-C or a certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of the L-C then held by Landlord, without any action whatsoever on the part of Landlord, which new L-C shall be irrevocable upon the same terms as the expiring L-C or such other terms as may be acceptable to Landlord in its sole discretion. In furtherance of the foregoing, Landlord and Tenant agree that the L-C shall contain a so-called “evergreen provision,” whereby the L-C will automatically be renewed unless at least sixty (60) days’ prior written notice of non-renewal is provided by the issuer to Landlord. In the event that Landlord draws upon the L-C solely due to Tenant’s failure to renew the L-C at least thirty (30) days before its expiration, such failure shall not constitute a default hereunder and Tenant shall thereafter have the right to provide a substitute L-C that satisfies the requirements of this Lease, and Landlord shall concurrently refund the proceeds of the draw.

21.2.5 Issuing Bank’s Financial Condition. If, at any time during the Lease Term, the Issuing Bank’s long term credit rating is reduced below a long term issuer credit rating from Standard and Poor’s Professional Rating Service of A or a comparable rating from Moody’s Professional Rating Service (either, a “Bank Credit Threat”), then Landlord shall have the right to require that Tenant obtain from a different issuer a substitute L-C that complies in all respects with the requirements of this Article 21, and Tenant’s failure to obtain such substitute L-C within ten (10) business days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) shall entitle Landlord, or Landlord’s then managing agent, to immediately draw upon the then existing L- C in whole or in part, without notice to Tenant, as more specifically described in Section 21.3 below. Tenant shall be responsible for the payment of Landlord’s reasonable attorneys’ fees to review any replacement L-C, which replacement is required pursuant to this Section or is otherwise requested by Tenant.

Notwithstanding anything to the contrary in this Article 21 or elsewhere in this Lease, during the Construction Period, Landlord shall, upon five (5) business days following receipt of notice from Tenant, along with an invoice therefor, pay all fees and costs incurred in connection with the replacement or reissuance of the L-C as a consequence of a Bank Credit Threat, or the Issuing Bank’s placement into “Receivership” (as that term is defined in Section 21.6 below), and Tenant shall have no obligation to pay any such fees or costs; provided, however, that to the extent that Landlord has paid any such fees or costs or otherwise incurred any expense as a consequence of the replacement or reissuance of the L-C during the Construction Period, then at any time after the Construction Period, Landlord may submit a statement to Tenant of the amount of any such fees, costs or expenses incurred by Landlord during the Construction Period, and Tenant shall be obligated to pay such amount as Additional Rent hereunder within ten (10) days after Tenant’s receipt of such statement from Landlord; and further, provided, however, in no event shall Landlord’s payment of any of the foregoing fees or costs include the obligation to supply any collateral in connection with the replacement or reissuance of the L-C.

21.3 Application of Letter of Credit. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L-C as protection for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer (or which Landlord reasonably estimates that it may suffer) as a result of any breach or default by Tenant under this Lease. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L-C if any of the following shall have occurred or be applicable: (A) such amount is past due to Landlord under the terms and conditions of this Lease, or (B) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code that is not dismissed within thirty (30) days, or (D) the Issuing Bank has notified Landlord that the L-C will not be renewed or extended through the LC Expiration Date and Tenant has not provided a replacement L-C that satisfies the requirements of this Article 21 within thirty (30) days prior to the expiration thereof, or (E) a Bank Credit Threat or Receivership (as such term is defined in Section 21.6.1 below) has occurred and Tenant has failed to comply with the requirements of either Section 21.2.5 above or 21.6 below, as applicable. If Tenant shall breach any provision of this Lease or otherwise be in default hereunder in each case beyond applicable notice and cure periods or if any of the foregoing events identified in Sections 21.3(B) through (E) shall have occurred, Landlord may, but without obligation to do so, and without notice to Tenant, draw upon the L-C, in part or in whole, and the proceeds may be applied by Landlord (i) to cure any breach or default of Tenant and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s breach or default, (ii) against any Rent payable by Tenant under this Lease that is not paid when due and/or (iii) to pay for all losses and damages to which Landlord is entitled pursuant to California Civil Code Section 1951.2. If Landlord draws on the L-C pursuant to subpart (A) above, Landlord shall only draw on the L-C to the extent required to cure the default. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any Applicable Law, it being intended that Landlord shall not first be required to proceed against the L-C, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw upon the L-C. No condition or term of this Lease shall be deemed to render the L-C conditional to justify the issuer of the L-C in failing to honor a drawing upon such L-C in a timely manner. Tenant agrees and acknowledges that (i) the L-C constitutes a separate and independent contract between Landlord and the Issuing Bank, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the L-C or the proceeds thereof, and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the L-C and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

21.4 Letter of Credit not a Security Deposit. Landlord and Tenant acknowledge and agree that in no event or circumstance shall the L-C, the “Security Deposit” (as that term is defined in Section 21.6 below), if applicable, or any renewal thereof or any proceeds thereof be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7. The parties hereto (A) recite that the L-C and the Security Deposit (if applicable) are not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

21.5 Proceeds of Draw. In the event Landlord draws down on the L-C pursuant to Section 21.3(D) or (E) above, the proceeds of the L-C may be held by Landlord and applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due (subject to applicable notice and cure periods) and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease. Any unused proceeds shall constitute the property of Landlord and need not be segregated from Landlord’s other assets. Tenant hereby (i) agrees that (A) Tenant has no property interest whatsoever in the proceeds from any such draw, and (B) such proceeds shall not be deemed to be or treated as a “security deposit” under the Security Deposit Laws, and (ii) waives all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Landlord agrees that the amount of any proceeds of the L-C received by Landlord, and not (a) applied against any Rent payable by Tenant under this Lease that was not paid when due or (b) used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease (the “Unused L-C Proceeds”), shall be paid by Landlord to Tenant (x) upon receipt by Landlord of a replacement L-C in the full L-C Amount, which replacement L-C shall comply in all respects with the requirements of this Article 21, and (y) immediately after the LC Expiration Date; provided, however, that if prior to the LC Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the Unused L-C Proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

21.6 Issuing Bank Placed Into Receivership. In the event the Issuing Bank is placed into receivership or conservatorship (any such event, a “Receivership”) by the Federal Deposit Insurance Corporation or any successor or similar entity (the “FDIC”), then, effective as of the date such Receivership occurs, the L-C shall be deemed to not meet the requirements of this Article 21, and, within ten (10) business days following Landlord’s notice to Tenant of such Receivership, Tenant shall replace the L-C with a substitute L-C from a different issuer reasonably acceptable to Landlord and that complies in all respects with the requirements of this Article 21. In the event that Landlord draws upon the L-C due to solely Tenant’s failure to provide a substitute L-C due to a Bank Credit Threat or Receivership, such failure shall not constitute a default hereunder and Tenant shall thereafter have the right to provide a substitute L-C that satisfies the requirements of this Lease, in which case, Landlord shall concurrently refund the proceeds of the draw or the Security Deposit, as applicable. If Landlord improperly draws on the L-C, Tenant may offset against Rent the amounts improperly drawn. If, during the Construction Period, Landlord draws upon the then existing L-C pursuant to a Bank Credit Threat or as of the result of the Issuing Bank’s placement into Receivership, then Landlord shall deposit the proceeds from the draw into an account, in Landlord’s name, with either Wells Fargo Bank, JP Morgan Chase Bank or Union Bank (as determined by Landlord in its sole discretion) (each a “Security Deposit Bank”), which proceeds shall be held by Landlord as a security deposit (the “Security Deposit”) until receipt of a replacement L-C. In connection with the foregoing, (i) Tenant shall not be entitled to any interest on the Security Deposit, (ii) Landlord shall request that the Security Deposit Bank provide Tenant with a courtesy copy of any bank statements pertaining to the Security Deposit account, and (iii) Landlord’s use of the Security Deposit shall be subject to the terms and conditions of the Lease pertaining to Landlord’s right to use the proceeds of the L-C.

21.7 Reduction of L-C Amount. The L-C Amount shall not be reduced during that period (the “Fixed Period”), commencing on the Lease Commencement Date and expiring on the date of the expiration of the Rent Abatement Period. After the expiration of the Fixed Period, the Letter of Credit Amount shall be reduced on a “Reduction Date” (as defined below) to the extent that Tenant tenders to Landlord (a) evidence reasonably satisfactory to Landlord demonstrating the Tenant satisfies the “L-C Reduction Conditions,” as that term is defined below, and (b) a certificate of amendment to the existing L-C, conforming in all respects to the requirements of this Article 21, in the amount of the applicable L-C Amount as of such Reduction Date.

21.7.1 Letter of Credit Reductions. The L-C Amount shall be reduced on an annual basis pursuant to the following: On the First (1st) day of the first (1st) calendar month following the month in which the Fixed Period expires and the L-C Reduction Conditions are satisfied (the “Burn Down Date”), and on each anniversary of the Burn Down Date (each, a

“Reduction Date”), provided Tenant satisfies the L-C Reduction Conditions, the L-C Amount shall be reduced by the “L-C Burn Down Amount,” as that term is defined below.

21.7.2 L-C Burn Down Amount. As used herein, the “L-C Burn Down Amount” shall mean an amount equal to (x) the then present L-C Amount less an amount equal to one (1) month of Base Rent payable at the end of the initial Lease Term, divided by (y) the number of full years left during the initial Lease Term as of the Burn Down Date (which shall be determined by dividing the number of calendar months remaining in the initial Lease Term by 12, and rounding up to the next whole number). An example calculation of the Letter of Credit Burn Down Amount is attached hereto as Exhibit I-1.

21.7.3 Letter of Credit Reduction Conditions. If Tenant is allowed to reduce the L-C Amount pursuant to the terms of this Section 21.7, then Landlord shall reasonably cooperate with Tenant in order to effectuate such reduction. For purposes of this Section 21.7, the “L-C Reduction Conditions” shall mean that Tenant is not then in Default under this Lease, and either of the following conditions is satisfied, as demonstrated, in the case of item (i) below, by Tenant’s most recent year-end annual financial reports prepared and certified by an independent certified public accountant and delivered to Landlord within one hundred fifty (150) days following the end of the financial year in question: (i) Tenant has (A) a positive “net operating cashflow” (defined below) of at least Seventy-Five Million and 00/100 Dollars ($75,000,000.00) and (B) a Tangible Net Worth of at least One Hundred Million and 00/100 Dollars or (ii) an initial public offering of Tenant’s stock on a national public exchange with an “equity market capitalization” of greater than Eight Billion and 00/100 Dollars ($8,000,000,000.00). For purposes of this Section 21.7.3, “net operating cashflow” shall mean cash flow from operating activities as stated in Tenant’s audited Financials, as determined by generally accepted accounting principles, less dividends. In the event Tenant fails to deliver to Landlord evidence reasonably satisfactory to Landlord demonstrating the Tenant satisfies the L-C Reduction Conditions prior to the applicable Reduction Date, or if Tenant fails to deliver a certificate of amendment to the existing L-C as required by this Section 21.7, then the L-C Amount shall not be reduced upon such applicable Reduction Date, but the terms of this Section 21.7 shall remain effective and the L-C Amount shall thereafter be reduced, to the amount applicable to such Reduction Date (which reductions would be retroactive, and cumulative), on the date Tenant delivers to Landlord evidence reasonably satisfactory to Landlord demonstrating that Tenant has, once again, satisfied the L-C Reduction Conditions (provided that no such reductions shall be permitted in the event this Lease is terminated early as a result of a Tenant Default) for a period of at least eight (8) calendar quarters. After Tenant has met the Letter of Credit Reduction Conditions set forth in item (A), above, but not item (B), above, upon request, Landlord shall have the right to inspect, at Tenant’s offices in San Francisco, California, Tenant’s current quarterly financial reports, provided that any reports made available to Landlord shall be certified as true and correct by Tenant’s chief financial officer, and at a minimum shall include an income statement, balance sheet and cash flow, and applicable notes thereto.

ARTICLE 22

USE OF ROOF DECK

22.1 In General. Tenant shall have the right to use, on an exclusive basis, but subject to “Landlord Use Rights” (as defined hereinbelow), the roof deck of the Building (the “Roof Deck”), which Roof Deck shall, for purposes of this Lease, be deemed part of the Common Areas. Tenant’s use of the Roof Deck shall be subject to such reasonable rules and regulations as may be prescribed by Landlord from time to time. Tenant shall not make any improvements or alterations to the Roof Deck, nor shall Tenant be permitted to install or place on the Roof Deck any furniture, fixtures, plants, graphics, signs or insignias or other items of any kind whatsoever, without Landlord’s prior consent, which consent may be withheld in Landlord’s sole discretion. Landlord shall have the right to temporarily close the Roof Deck or limit access thereto from time to time (i) in connection with Landlord’s maintenance or repair of the Roof Deck or Building and (ii) no more than four (4) full days within any twelve (12) month period (but at any time of the day), for other reasonable purposes, including, without limitation, for events hosted by or on behalf of Landlord at any time (collectively “Landlord Use Rights”); provided, however, that Landlord shall provide reasonable advance notice to Tenant of the anticipated period of closure or limited use of the Roof Deck, and in the case of clause (ii) above, Landlord shall schedule any such use of the Roof Deck in consultation with Tenant so as to avoid conflicts with any particular pre-planned use of the Roof Deck by Tenant for an event that does not occur routinely. Subject to the terms of this Article 22, Tenant shall allow Landlord and Landlord’s permitted users of the Roof Deck access to Tenant’s restrooms located in its Premises during any Landlord Use Rights.

22.2 Other Terms. Landlord and Tenant acknowledge and agree that (i) Tenant shall be responsible for supervising and controlling access to the Roof Deck by Tenant’s employees, officers, directors, shareholders, agents, representatives, contractors and invitees (the “Roof Deck Users”) and Landlord shall be responsible for supervising and controlling access to the Roof Deck by Landlord’s Roof Deck Users; and (ii) Landlord is not responsible for supervising and controlling access to the Roof Deck, except in connection with Landlord’s exercise of Landlord’s Use Rights. Except to the extent arising as a consequence of the negligence or willful misconduct of Landlord: (a) Tenant assumes the risk for any loss, claim, damage or liability arising out of the use or misuse of the Roof Deck by Tenant’s Roof Deck Users, and Tenant releases and discharges Landlord from and against any such loss, claim, damage or liability; (b) Tenant further agrees to indemnify, defend and hold Landlord and the Landlord Parties, harmless from and against any and all losses and claims relating to or arising out of the use or misuse of the Roof Deck by Tenant or Tenant’s Roof Deck Users. Except to the extent arising as a consequence of the negligence or willful misconduct of Tenant: (a) Landlord assumes the risk for any loss, claim, damage or liability arising out of the use or misuse of the Roof Deck by Landlord’s Roof Deck Users, and Landlord releases and discharges Tenant from and against any such loss, claim, damage or liability; (b) Landlord further agrees to indemnify, defend and hold Tenant and the Tenant Parties, harmless from and against any and all losses and claims relating to or arising out of the use or misuse of the Roof Deck by Landlord or Landlord’s Roof Deck Users. Neither party shall have any liability or responsibility to monitor the use, or manner of use, by the Roof Deck Users of the other party.

ARTICLE 23

SIGNS; ROOF RIGHTS

23.1 Full Floors. Subject to Landlord’s prior written approval, in its reasonable discretion, and provided all signs are in keeping with the quality, design and style of the Building and Project, (a) to the extent that the Premises includes any full floor(s) of the Building, Tenant, at its sole cost and expense, may install identification signage anywhere on such floor(s), including in the elevator lobby of such floor(s), provided that such signs must not be visible from the exterior of the Building, and (b) to the extent that the Premises includes any partial floor(s) of the Building, Tenant, at its sole cost and expense, may install Building standard identification signage in the elevator lobby and at the entrance to the Premises on such floor(s).

23.2 Reserved.

23.3 Lobby Signage. Original Tenant and any Permitted Transferee Assignee, at Tenant’s sole cost and expense, provided that Tenant satisfies the applicable “Minimum Signage Threshold” (as defined below), shall have the non-exclusive right to install, repair and maintain its name and/or logo in the ground floor lobby of the Building, provided that such right shall be exclusive to Tenant (except for Landlord’s Building signage and directional signage in the ground floor lobby) so long as Tenant continues to lease the entirety of the office portion of the Building. Any such installation, repair and/or maintenance shall be subject to compliance with Applicable Laws and Landlord’s prior approval of any such signs, which approval shall not be unreasonably withheld, conditioned or delayed.

23.4 Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed which are visible from the exterior or the Premises and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Except as described in Section 23.5 below, Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

23.5 Exterior Signage. Throughout the Lease Term, as the same may be extended, provided that Tenant satisfies the applicable Minimum Signage Threshold, Original Tenant and any Permitted Transferee Assignee, at Tenant’s sole cost and expense, shall have the exclusive right (except to the extent provided below) to install, repair and maintain (i) its name and logo on any monument sign installed by Landlord (in Landlord’s sole discretion) and associated with the Building (provided that Tenant hereby acknowledges and agrees that no monument sign exists as of the date of this Lease, and Landlord has no obligation to install any monument sign for the Building), and (ii) two (2) signs on the exterior of the Building at the upper-most portion of the façade of the Building, which exterior signs may be Tenant’s name and/or logo. Landlord shall work with Tenant to obtain City approval of such monument and Building top signs, provided that Landlord shall have no obligation to obtain such Building top signs for Tenant. Any such installation, repair and/or maintenance (including the exact location thereof)

shall be subject to compliance with Applicable Laws and Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed. The term “Minimum Signage Threshold” shall mean that the Original Tenant and/or its Permitted Transferee Assignee shall, in the aggregate, have not subleased more than twenty-five percent (25%) of the rentable square footage of the Premises pursuant to a sublease or subleases then in effect. Notwithstanding anything to the contrary set forth herein, Landlord shall be entitled to grant any ground-floor retail tenants the rights to install their standard building sign package, including, eyebrow signage, on the front entry façade and the sides of their premises.

23.6 Name Change. If Tenant changes its name at any time, Tenant shall have the right, at Tenant’s cost, to make such changes to its signage as necessary to reflect the changed name, and may modify or change existing signs to do so. Any such changes or alterations to existing signage at the Project shall be subject to compliance with Applicable Laws and in connection with any exterior and lobby signage, Landlord’s prior approval as to the shape, size and location of any such changes or alterations, which approval shall not be unreasonably withheld, conditioned or delayed. To the extent Tenant desires to change the name and/or logo set forth on new or existing signs, such name and/or logo shall not have a name which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of the Comparable Buildings.

23.7 Roof Rights.

23.7.1 Right to Install Equipment. Throughout the Lease Term, as the same may be extended, subject to Landlord’s reasonable approval and the terms of this Section 23.7, Tenant shall have the non-exclusive right to install, repair, maintain (including access thereto) and replace on the roof of the Building, two (2) satellite dishes, television or communications antennae or facilities, related receiving or transmitting equipment, related cable connections and any and all other related or similar equipment (collectively, the “Communications Equipment”), for use in connection with Tenant’s business within the Premises, in a location reasonably designated by Landlord and subject to the execution by Landlord and Tenant of a separate license agreement outlining the terms and conditions of Tenant’s use of such rooftop space; provided, however, any installation shall be performed pursuant to this Section 23.7, and it shall be deemed reasonable for Landlord to withhold its approval to the extent any such installation would interfere with the Landlord’s or any other tenant’s use, operation, repair and/or maintenance of then-existing equipment and systems installed on the roof or use of the Roof Deck. The exact location, physical appearance and all specifications of the Communications Equipment (including, without limitation, mounting and structural support specifications) shall be subject to Landlord’s reasonable approval, and Landlord may require Tenant to install screening around such Communications Equipment, at Tenant’s sole cost and expense, as reasonably designated by Landlord. Without having to pay any additional rental or license fees therefor, but subject to Landlord’s reasonable rules and regulations, Tenant may also use the Building’s risers, conduits and towers for purposes of installing cabling from the Communications Equipment to the Premises in the interior of the Building. Tenant may not license, assign or sublet the right to use any of such Communications Equipment or podium roof space, other than to Transferees permitted under Article 14, without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole and absolute discretion.

Notwithstanding any provision set forth in the Lease, Tenant shall be responsible, at Tenant’s sole cost and expense, for (i) obtaining, as applicable, and maintaining all permits or other governmental approvals required in connection with the Communications Equipment, (ii) repairing and maintaining and causing the Communications Equipment to comply with all Applicable Laws, and (iii) the removal of the Communications Equipment and all associated wiring promptly following the expiration or earlier termination of this Lease (and the repair of all affected areas to the condition existing prior to the installation thereof). In no event shall Tenant permit the Communications Equipment to interfere with the Building Systems or any other communications equipment at the Building.

23.7.2 Right of Use. Landlord may grant to other tenants of the Building and to other third parties the right to use the roof of the Building for the installation of Communications Equipment, provided that such installations do not materially interfere with any then existing Communications Equipment of Tenant.

23.7.3 Installation, Maintenance, Operation and Removal of Communications Equipment. Landlord shall have the right to cause its telecommunications rooftop management vendor (the “TRMV”) to install, repair, maintain and replace the Communications Equipment at Tenant’s sole cost and expense; provided the TRMV will charge commercially competitive rates for its services. Tenant shall have access to the Communications Equipment at all times, subject to any reasonable restrictions of Landlord. Any installation and maintenance of Communications Equipment shall be completed in accordance with all Applicable Laws. Tenant shall be permitted from time to time to alter its Communications Equipment in connection with technological upgrades or changes in Tenant’s technological or communications requirements, subject to the terms of this Article 23. Tenant shall pay for any and all costs and expenses in connection with the installation, maintenance, and removal of the Communications Equipment, and all costs and expenses associated with repairing damage to the roof caused by Tenant, its employees or agents, including, but not limited to, any and all costs related to ensuring that any roof warranties for the Building are not terminated or negated in any way by reason of any such installations or by repair and maintenance of such facilities. Notwithstanding anything to the contrary contained in this Article 23, in the event of an emergency, Landlord shall have the right, in its sole and absolute discretion, to (or cause TRMV to) repair, maintain, or replace the Communications Equipment, as Landlord deems necessary or appropriate, without prior notice to Tenant so long as TRMV charges a market competitive price for such repair, maintenance or replacement.

ARTICLE 24

COMPLIANCE WITH LAW

24.1 By Tenant. Tenant shall not do anything or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively, “Applicable Laws”). At its sole cost and expense, Tenant shall promptly comply with all Applicable Laws which relate to (i) Tenant’s use of the Premises, (ii) any Alterations made by Tenant to the Premises, and any Improvements in the Premises, or (iii) the Base Building, but as to the Base Building, only to the extent such obligations are triggered by Alterations made by Tenant to the Premises to the extent such Alterations are not normal and customary business office improvements in Comparable Buildings, or triggered by the Improvements to the extent such Improvements are not normal and customary business office improvements, or triggered by Tenant’s use of the Premises for non-general office use. Tenant shall not, however, be responsible for the cost of complying with Applicable Laws to the extent that any such compliance is required as a result of the Base Building failing to comply with Applicable Laws in effect as of the Delivery Date. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations to the extent they apply to Tenant’s use or occupancy of the Premises. Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Premises as are required to comply with the governmental rules, regulations, requirements or standards described in this Article 24 with which Tenant is responsible for compliance. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Article 24. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp).

24.2 By Landlord. Notwithstanding anything to the contrary in this Lease, to the extent required in order for Tenant to obtain a certificate of occupancy, or its legal equivalent, to legally occupy the Premises for normal and customary office use, assuming normal and customary office occupancy density, or to the extent required in order for Tenant to pull a construction permit or to otherwise comply with the requirements of the applicable permitting authority, Landlord (rather than Tenant) shall comply with all Applicable Laws relating to the Base Building and Common Areas, except to the extent such compliance is triggered by (a) Tenant’s particular use of the Premises for other than normal and customary business office use or (b) Tenant’s construction of Alterations or Improvements in the Premises that are not normal and customary office improvements for Comparable Buildings in which case compliance with such Applicable Laws shall be the responsibility of Tenant under this Lease. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent not prohibited by the terms of Article 4 above.

ARTICLE 25

LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) business days after said amount is due, then Tenant shall pay to Landlord a late charge equal to three percent (3%) of the overdue amount plus any attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder; notwithstanding the foregoing to the contrary, Tenant shall be entitled to notice of non-payment and a five (5) business day grace period prior to the imposition of such late charge on the first (1st) occasion in any Lease Year in which any installment of Rent is not timely paid by Tenant. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at a rate (the “Interest Rate”) per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication H.15(519), published weekly (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus four (4) percentage points, and (ii) the highest rate permitted by Applicable LawS.

ARTICLE 26

LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1 Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2 Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s Defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect any past-due Rent, including, without limitation, all legal fees and other amounts so expended. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 27

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or (during the final twelve (12) months of the Lease Term) tenants, or to current or prospective mortgagees, ground or underlying lessors or insurers; (iii) post notices of non-responsibility; or (iv) make reasonably necessary alterations, improvements or repairs to the Premises or the Building Systems. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A)

perform services required of Landlord, including janitorial service; (B) take possession due to any Default of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform following applicable notice and cure periods. Landlord shall use commercially reasonable efforts to minimize interference with the conduct of Tenant’s business in connection with such entries into the Premises. To the extent reasonably practical given the nature of the work, Landlord will provide Tenant with at least five (5) days prior notice of any of the actions set forth in this Article 27, to be taken by Landlord if such action will substantially interfere with Tenant’s ability to (i) conduct business in the Premises, (ii) gain access to and from the Premises, or (iii) use or have access to and egress from the on-site parking area. Tenant shall additionally have the right to require that Landlord be accompanied by a representative of Tenant during any such entry so long as Tenant makes a representative available at commercially reasonable times. Landlord shall use good faith efforts to ensure that the performance of any such work of repairs or alterations shall not materially interfere with Tenant’s use of the Premises (or any portion thereof) for Tenant’s business purposes (Landlord’s efforts in such regard will include, where reasonably possible, limiting the performance of any such work which might be disruptive to weekends or the evening and the cleaning of any work area prior to the commencement of the next business day). Landlord may make any such entries without the abatement of Rent (except as specifically set forth in Section 19.5.2 of this Lease) and may take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Notwithstanding anything to the contrary set forth in this Article 27, Tenant may designate in writing certain reasonable areas of the Premises as “Secured Areas” should Tenant require such areas for the purpose of securing certain valuable property or confidential information. In connection with the foregoing, Landlord shall not enter such Secured Areas except in the event of an emergency. Landlord need not clean any area designated by Tenant as a Secured Area and shall only maintain or repair such secured areas to the extent (i) such repair or maintenance is required in order to maintain and repair the Base Building; (ii) as required by Applicable Law, or (iii) in response to specific requests by Tenant and in accordance with a schedule reasonably designated by Tenant, subject to Landlord’s reasonable approval. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.

ARTICLE 28

TENANT PARKING

Subject to the terms of this Article 28, Tenant shall be obligated to rent from Landlord, commencing on the Lease Commencement Date, the amount of parking passes set forth in Section 9 of the Summary, on a monthly basis throughout the Lease Term, which parking passes shall pertain to the Project parking facility. Tenant shall pay to Landlord for automobile parking passes on a monthly basis the monthly parking rate charged by Landlord, which monthly rate shall be consistent with the monthly parking rate then being charged by landlords of “Comparable Buildings” as that is defined in Exhibit G, attached hereto. In addition, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the parking facility by Tenant. If Landlord elects to increase the capacity of the Project parking facility by implementing valet parking, at Landlord’s sole discretion, Tenant shall have the right to rent additional parking passes made available as a result of such valet (“Additional Valet Parking Passes”). No more than once in a twelve (12) calendar month period, Tenant may increase, or decrease in increments of five (5), the number of Additional Valet Parking Passes rented by Tenant, upon forty-five (45) days prior written notice to Landlord; provided that notwithstanding any contrary provision of this Lease, in no event shall Tenant rent (nor shall Landlord provide) less than the amount of parking passes allocated to Tenant as set forth in Section 9 of the Summary during the Lease Term. Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the Project parking facility, including any sticker or other identification system established by Landlord, and Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements; provided, however, that Landlord will use reasonable efforts to provide Tenant with reasonable advance notice of any such anticipated temporary close-off or restriction in access to the parking facility. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking passes rented by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant’s own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant, except in connection with a Transfer of the Premises pursuant to Article 14 of this Lease, without Landlord’s prior approval. Tenant may validate visitor parking by such method or methods as the Landlord may establish, at the validation rate from time to time generally applicable to visitor parking. In addition, if Landlord expands the parking area, Tenant shall have the right to its proportionate share of such additional spaces. Tenant acknowledges that the retail tenants at the Project shall not be entitled to park, or allow their visitors and invitees to park, their vehicles in the Project parking facilities prior to 5:00 P.M. on weekdays (that are not holidays); provided, however such retail tenants, at their sole cost and expense, may elect to implement a valet parking system in the Project parking facilities after 5:00 P.M. on weekdays and at anytime on weekends and holidays. Landlord shall have the right to grant up to one (1) parking pass for use by the tenant of the Retail Space in the Project parking facility.

ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1 Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2 Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

29.4 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute (or make good faith comments to) whatever documents are reasonably required therefor and to deliver the same to Landlord within thirty (30) days following a request therefor. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute (or make good faith comments to) a short form of Lease and deliver the same to Landlord within thirty (30) days following the request therefor.

29.5 Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease arising from and after the date of such transfer and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

29.6 Prohibition Against Recording. Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7 Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.13 Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the net interest of Landlord in the Building, including any condemnation, rental, sales or insurance proceeds received by Landlord in connection with the Building. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if

Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring; similarly, except with respect to Tenant’s violations of the provisions of this Lease regarding Hazardous Substances and Tenant’s holding over in the Premises following the expiration or sooner termination of this Lease, Tenant shall not be liable under any circumstances for injury or damage to, or interference with, Landlord’s business, including, but not limited to, loss of profits or other revenues (not including, however, loss of rents), loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

29.14 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except as to Tenant’s obligations under Articles 5 and 24 of this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure. The provisions of this Section 29.16 shall not, however, delay (i) the trigger date for Tenant’s right to abatements in Rent as set forth in Section 19.5.2 above, or (ii) the date upon which Tenant may exercise its right to terminate this Lease following casualty described in Section 11.2 above except as expressly set forth in Section 11.2. In the event that either party is delayed from performing any obligation hereunder as a result of Force Majeure, such party shall promptly give notice to the other party of the delay in question, specifying in such notice the nature of the delay and, without any such estimate being deemed a representation or warranty, such party’s good faith estimate of the length of the delay in question.

29.17 Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

29.18 Notices. All notices, demands, statements or communications (collectively, “Notices”) given or required to be given by either party to the other hereunder shall be in writing, shall be (A) delivered by a nationally recognized overnight courier, or (B) delivered personally. Any such Notice shall be delivered (i) to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 11 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date of receipted delivery, of refusal to accept delivery, or when delivery is first attempted but cannot be made due to a change of address for which no Notice was given. If Tenant is notified of the identity and address of Landlord’s mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail. The party delivering Notice shall use commercially reasonable efforts to provide a courtesy copy of each such Notice to the receiving party via electronic mail.

29.19 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20 Authority. If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. In such event, Tenant shall, upon request from Landlord prior to or after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant’s state of incorporation and (ii) qualification to do business in California.

29.21 Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22 Governing Law; WAIVER OF TRIAL BY JURY. This Lease, including the terms of Article 21 (which shall include any dispute between Landlord and Tenant relating to the L-C), shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT

WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

29.23 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party. The Brokers shall be compensated by Landlord pursuant to the provisions of a separate agreement.

29.25 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary; and, except as otherwise expressly provided for herein, Tenant agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.26 Project or Building Name. Landlord shall have the right at any time to change the name of the Project or Building. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.27 Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

29.28 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants, or its directors, officers, employees, attorneys, accountants, prospective lenders, prospective purchasers, brokers, underwriters, and current and potential partners or investors, or to the extent that disclosure is mandated by Applicable Laws, the Securities Exchange Commission, the rules of any public exchange upon which Tenant’s shares are from time to time traded, or in connection with a stock or debt offering. Additionally, Tenant shall have the right to deliver a copy of this Lease to any proposed subtenant or assignee (with, in the case of a subtenant, economic terms redacted), provided such subtenant or assignee agrees to keep the contents hereof confidential. Landlord acknowledges that the content of this Lease and any related documents (including financial statements provided by Tenant pursuant to Articles 17 and 21 above) are confidential information. Landlord shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Landlord’s financial, legal and space planning consultants, or its directors, officers, employees, attorneys, accountants, prospective lenders, prospective purchasers, brokers, and current and potential partners or investors, or to the extent that disclosure is mandated by Applicable Laws, or the Securities Exchange Commission. Moreover, Landlord has advised Tenant that Landlord is obligated to regularly provide financial information concerning the Landlord and/or its affiliates (including Kilroy Realty Corporation, a public company whose shares of stock are listed on the New York Stock Exchange) to the shareholders of its affiliates, to the Federal Securities and Exchange Commission and other regulatory agencies, and to auditors and underwriters, which information may include summaries of financial information concerning leases, rents, costs and results of operations of its real estate business, including any rents or results of operations affected by this Lease. Notwithstanding the foregoing, the parties acknowledge that Landlord may use the name of Tenant without Tenant’s consent (i) on the Building directory, and (ii) to the extent that Tenant is only referenced by name as a customer or tenant of Landlord, in investor presentations and earnings calls or earnings related releases, and in connection with the marketing efforts of Landlord or any real estate broker or agent on Landlord’s behalf with respect to the proposed leasing, financing, sale or other conveyance of the Building, or any portion thereof. This provision shall survive the expiration or earlier termination of this Lease for one (1) year.

29.29 Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

29.30 Building Renovations. It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Work Letter. However, Tenant hereby acknowledges that following Landlord’s completion of construction of the Base Building, Landlord may during the Lease Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Project and/or the Building, including without limitation, the parking structure, Common Areas, Building Systems and/or Building Structure, which Renovations may include, without limitation, (i) modifying the Common Areas and tenant spaces to comply with Applicable Laws, including regulations relating to the physically disabled, seismic conditions, and Building safety and security, and (ii) installing new floor covering, lighting, and wall coverings in the Building Common Areas, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Project, including portions of the Common Areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Landlord shall use commercially reasonable efforts to undertake and complete any Renovations in a manner which does not materially, adversely affect Tenant’s use of or access to the Premises. Notwithstanding the foregoing, Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor, subject to the provisions of Section 19.5.2 above, entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions, provided that the foregoing shall not limit Landlord’s liability, if any, pursuant to Applicable Law for personal injury and property damage to the extent caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors.

29.31 No Violation. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation.

29.32 Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables (collectively, the “Lines”) at the Project in or serving the Premises, provided that (i) Tenant shall obtain Landlord’s prior written consent to the installation of any such Lines (such consent not to be unreasonably withheld), use an experienced and qualified contractor approved in writing by Landlord (such approval not to be unreasonably withheld), and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an acceptable amount of space for additional Lines shall be maintained for future occupants of the Project, as determined in Landlord’s reasonable opinion, (iii) the Lines (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (iv) any Lines servicing the Premises shall comply with all Applicable Laws, (v) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises that will no longer be used by Tenant and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any Applicable Laws or represent a dangerous or potentially dangerous condition. Upon the expiration of the Lease Term, or immediately following any earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense, remove all Lines installed by Tenant, and repair any damage caused by such removal.

29.33 Office and Communications Services.

29.33.1 The Provider. Tenant shall be permitted to contract with an office and communications services concessionaire (the “Provider”) selected by Tenant and subject to Landlord’s reasonable approval (which may include, without limitation, cable or satellite television service).

29.33.2 Other Terms. Tenant acknowledges and agrees that: (i) Landlord has made no warranty or representation to Tenant with respect to the availability of any such services, or the quality, reliability or suitability thereof; (ii) Landlord shall have no responsibility or liability for the installation, alteration, repair, maintenance, furnishing, operation, adjustment or removal of any such services, equipment or facilities; and (iii) any contract or other agreement between Tenant and Provider shall be independent of this Lease, the obligations of Tenant hereunder, and the rights of Landlord hereunder, and, without limiting the foregoing, no default or failure of Provider with respect to any such services, equipment or facilities, or under any contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of rent or additional rent or any other payment required to be made by Tenant hereunder, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord.

29.34 Water Sensors. Tenant shall, at Tenant’s sole cost and expense, be responsible for promptly installing web-enabled wireless water leak sensor devices designed to alert the Tenant on a twenty-four (24) hour seven (7) day per week basis if a water leak is occurring in the Premises (which water sensor device(s) located in the Premises shall be referred to herein as “Water Sensors”). The Water Sensors shall be installed in any areas in the Premises where water is utilized (such as sinks, pipes, faucets, water heaters, coffee machines, ice machines, water dispensers and water fountains), and in locations that may be reasonably designated from time to time by Landlord (the “Sensor Areas”). In connection with any Alterations affecting or relating to any Sensor Areas, Landlord may require Water Sensors to be installed or updated in Landlord’s reasonable discretion. With respect to the installation of any such Water Sensors, Tenant shall use an experienced and qualified contractor reasonably approved by Landlord, and comply with all of the other provisions of Article 8 of this Lease. Tenant shall, at Tenant’s sole cost and expense, pursuant to Article 7 of this Lease keep any Water Sensors located in the Premises in good working order, repair and condition at all times during the Lease Term and comply with all of the other provisions of Article 7 of this Lease. Notwithstanding any provision to the contrary contained herein, Landlord has neither an obligation to monitor, repair or otherwise maintain the Water Sensors, nor an obligation to respond to any alerts it may receive from the Water Sensors or which may be generated from the Water Sensors. Upon the expiration of the Lease Term, or immediately following any earlier termination of this Lease,

Tenant shall leave the Water Sensors in place together with all necessary user information such that the same may be used by a future occupant of the Premises (e.g., the Water Sensors shall be unblocked and ready for use by a third-party).

29.35 Utility Billing Information. In the event that Landlord permits Tenant to contract directly for the provision of electricity, gas and/or water services to the Premises with the third-party provider thereof, Tenant shall provide Landlord with a copy of each invoice received from the applicable utility provider promptly following Tenant’s receipt thereof. Tenant acknowledges that pursuant to California Public Resources Code Section 25402.10 and the regulations adopted pursuant thereto (collectively the “Energy Disclosure Requirements”), Landlord may be required to disclose information concerning Tenant’s energy usage at the Building to certain third parties, including, without limitation, prospective purchasers, lenders and tenants of the Building (the “Tenant Energy Use Disclosure”). Tenant hereby consents to all such Tenant Energy Use Disclosures, and Landlord shall use commercially reasonable efforts to notify Tenant of any Tenant Energy Use Disclosures made by Landlord. Further, Tenant hereby releases Landlord from any and all losses, costs, damages, expenses and liabilities relating to, arising out of and/or resulting from any Tenant Energy Use Disclosure. The terms of this Section 29.35 shall survive the expiration or earlier termination of this Lease.

29.36 Green Cleaning/Recycling Program. Tenant shall cooperate if and to the extent Landlord implements a green cleaning program and/or recycling program for the Project, and hereby agrees that the reasonable costs associated with any such green cleaning and/or recycling program shall be included in Operating Expenses.

29.37 LEED Certification. Landlord may, in Landlord’s sole and absolute discretion, elect to apply to obtain or maintain a LEED certification for the Project (or portion thereof), or other applicable certification in connection with Landlord’s sustainability practices for the Project (as such sustainability practices are to be determined by Landlord, in its sole and absolute discretion, from time to time). In the event that Landlord elects to pursue such an aforementioned certification, Tenant shall, at Tenant’s sole cost and expense, promptly cooperate with the Landlord’s efforts in connection therewith and provide Landlord with any documentation it may need in order to obtain or maintain the aforementioned certification (which cooperation may include, but shall not be limited to, Tenant complying with certain standards pertaining to the purchase of materials used in connection with any Alterations or improvements undertaken by the Tenant in the Project, the sharing of documentation pertaining to any Alterations or improvements undertaken by Tenant in the Project with Landlord, and the sharing of Tenant’s billing information pertaining to trash removal and recycling related to Tenant’s operations in the Project).

29.38 Approvals. Whenever this Lease requires an approval, consent, determination, selection or judgment by either Landlord or Tenant, unless another standard is expressly set forth, such approval, consent, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed.

[Signature Page to Follow]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD:

KILROY REALTY FINANCE PARTNERSHIP, L.P.,

a Delaware limited partnership

By:	Kilroy Realty Finance, Inc.,

a Delaware corporation,

Its:	General Partner

By:	/s/ Tyler N. Rose
Name:	Tyler N. Rose
Title:	Executive Vice President and Chief Financial Officer

By:	/s/ Mike L. Sanford
Name:	Mike L. Sanford
Title:	Senior Vice President Northern California

[signatures continue on next page]

TENANT:

DROPBOX, INC.,

a Delaware corporation

By:	/s/ Drew Houston
Name:	Drew Houston
Title:	President and CEO

By:	/s/ Arash Ferdowsi
Name:	Arash Ferdowsi
Title:	CTO and Assistant Secretary

[signatures continue on next page]

EXHIBIT A

OUTLINE OF PREMISES

[diagrams]

EXHIBIT B

333 BRANNAN STREET

WORK LETTER

This Work Letter shall set forth the terms and conditions relating to the construction of the Premises. This Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Work Letter to Articles or Sections of “this Lease” shall mean the relevant portions of Articles 1 through 29 of the Office Lease to which this Work Letter is attached as Exhibit B, and all references in this Work Letter to Sections of “this Work Letter” shall mean the relevant portions of Sections 1 through 5 of this Work Letter. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

SECTION 1

LANDLORD’S INITIAL CONSTRUCTION OF THE BASE BUILDING

1.1 Construction of Base Building. Landlord shall construct, at its sole cost and expense, and without deduction from the Improvement Allowance, the base, shell, and core of the Building and the other portions of the Project including the Building parking facilities and Common Areas (collectively, the “Base, Shell and Core” and/or “Base Building”), which shall be in compliance with Applicable Laws and those certain San Francisco Planning Commission Motions No. 18952 (Case No. 2012.0906B) and 18953 (Case No. 2012.0906X) (including the Conditions of Approval thereof, the “Planning Approvals”) (to the extent necessary for Tenant to submit for permits for construction of the Improvements or to obtain and retain a “CofO” (as defined in Section 1.2 below) for the Premises for general office use). Notwithstanding the foregoing, Landlord’s obligation to comply with the terms and conditions of the Planning Approvals shall not be a condition to satisfaction of the “Final Condition” (as defined in Section 1.2 below, except to the extent required for the issuance of a CofO for the Premises), provided that any costs to comply with the Planning Approvals shall be Landlord’s responsibility, and shall not be a Direct Expense or deducted from the “Improvement Allowance” (as that term is defined in Section 2.1 below). The Base Building shall be constructed in accordance with the design and development plans and specifications attached hereto as Schedule 1 (the “Base Building Plans”); and the final construction drawings for the Base Building (the “Base Building Construction Drawings and Specifications”) shall in all respects conform to and be consistent, except as provided in this Work Letter, with such Base Building Plans. The parties acknowledge, however, that certain Improvements (to be constructed by Tenant) are shown for informational purposes on the Base Building Plans (designated thereon as work to be performed “BY TENANT”), but such items are not components of the Base Building. Upon completion of the Base Building Construction Drawings and Specifications, Landlord shall deliver to Tenant complete copies thereof (four (4) hard copies and one (1) electronic copy), together with a certification from Landlord addressed to Tenant certifying that the Base Building Construction Drawings and Specifications conform to and are consistent with the Base Building Plans, except as allowed by the terms of this Work

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Letter. In the event that an updated set of the Base Building Construction Drawings and Specifications are prepared for Landlord, Landlord shall provide Tenant with complete copies of the most up-to-date set. Landlord shall be responsible for obtaining all building permits and other governmental approvals required to construct the Base Building in accordance with the Base Building Construction Drawings and Specifications. As used in this Work Letter (and the Schedules attached hereto), the term “Base Building” shall have the meaning set forth in this Section 1.1, and not the meaning set forth in Section 8.2 of this Lease. Additionally, to the extent not set forth in the version of the Base Building Plans referenced in Schedule 1, Landlord shall make the necessary modifications to provide that the Base Building, as constructed by Landlord, shall comply with the Base Building Definition set forth in Schedule 2 (the “Base Building Definition”). In the event of a conflict between Schedule 1 and Schedule 2, Schedule 2 shall prevail. Landlord hereby reserves the right to modify the Base Building Plans and the Base Building Construction Drawings and Specifications, provided that such modifications: (A) are required to comply with Applicable Laws, or (B) will not (i) materially and adversely affect Tenant’s permitted use of the Premises and the Project or materially increase the cost of construction of the Improvements, unless Landlord pays such increased costs, or (ii) result in the use of materials, systems or components which are not of a reasonably equivalent or better quality than the materials, systems and components set forth in the Base Building Plans, or in the Lease (provided, however, that such changes shall be limited such that Landlord may not change the type of HVAC system (i.e., from V/A/V- based HVAC system to a V/R/V-based system), but may only make changes to such HVAC system that are reasonable equivalents or upgrades thereto). Landlord’s general contractor shall, on commercially reasonable terms, warrant to Landlord that the Base, Shell and Core is free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Landlord’s general contractor shall be responsible, on commercially reasonable terms, for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the completion of the work performed by such contractor. The correction of such work shall include, on commercially reasonable terms, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Base, Shell and Core that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Base, Shell and Core shall be contained in the contract or subcontract, on commercially reasonable terms.

1.2 Delivery Condition. The “Delivery Condition” shall occur at such time as Landlord delivers the Premises to Tenant for commencement of construction of the Improvements, and in compliance with the conditions set forth in Schedule 3, attached hereto. The “Delivery Date” shall occur on the date of Landlord’s delivery of the Premises to Tenant in the Delivery Condition, which date shall be no earlier than the date that Landlord certifies to Tenant that, to the extent required to satisfy the Delivery Condition, the Base Building has been partially completed in accordance with the Base Building Construction Drawings and Specifications. Landlord shall provide Tenant with at least ten (10) business days prior notice of the date the Premises shall be delivered to Tenant in the Delivery Condition. The parties acknowledge and agree that the Delivery Condition does not reflect all work necessary to cause the Building to comply with the Base Building Construction Drawings and Specifications or to be in substantially completed Base, Shell and Core condition as set forth in the Base Building Construction Drawings and Specifications. As such, Landlord shall continue to be obligated to

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perform additional construction after the completion of the Delivery Condition to cause the Premises to be in “Final Condition” (as defined below). From and after the date Landlord delivers the Premises to Tenant in the Delivery Condition, Landlord shall perform its work in the Premises in a manner so as not to unreasonably delay Tenant in the completion of the Improvements. The “Final Condition” of the Building shall mean that (A) the Base, Shell and Core of the Building has been substantially completed in accordance with the Base Building Construction Drawings and Specifications and Applicable Laws to the extent necessary for Landlord to obtain a certificate of occupancy or temporary certificate of occupancy, or legal equivalent (each, a “CofO”), for the Base, Shell and Core, and (B) the Common Areas have been substantially completed in accordance with the Base Building Construction Drawings and Specifications and Applicable Laws to the extent necessary for Landlord to obtain a CofO, excluding the completion of “punch-list” items (the “Base Building Punch List Items”). The Final Condition of the Premises shall be deemed to occur on the date such Final Condition would have occurred but for delays caused by Tenant’s physical alteration of the items of the Base, Shell and Core on any floor of the Premises or Tenant’s failure to complete or construct any portion of the Improvements (including temporary or permanent life-safety work or fire sprinkler work) such altered item or item that Tenant fails to construct shall each be a (“CofO Item”), which altered or unconstructed CofO Item interferes with Landlord’s ability to receive a CofO for the Base, Shell and Core; provided that to the extent Landlord reasonably determines that the altered or unconstructed CofO Item will delay the issuance of the CofO for the Base, Shell and Core, Landlord may, upon prior notice to Tenant, modify such altered CofO Item or construct the unconstructed CofO Item, and deduct the cost thereof (as reasonably determined by Landlord) from the Improvement Allowance, in a manner necessary for Landlord to receive the CofO for the Base, Shell and Core. For purposes of clarification, Base Building Punch List Items shall not include any items that would (I) materially interfere with the operation of Tenant’s business from the Premises or (II) prevent Tenant from obtaining a CofO for the Premises. Without limiting the foregoing, the Final Condition shall not be deemed to have occurred unless (i) Tenant has access to and from the Building, the Premises and the Project parking facilities, (ii) Tenant has use of the Building parking facilities, (iii) all Building Systems serving the Premises are complete and Landlord is providing services to the Premises in accordance with the requirements of the Lease, and (iv) Tenant may conduct its business from the Premises without material interference. Furthermore, Landlord shall promptly and diligently proceed to fully complete all Base Building Punch List Items in a manner calculated to minimize interference with the operation of Tenant’s business at the Premises. Landlord shall use commercially reasonable efforts to complete Base Building Punch list items for the Common Areas, within thirty (30) days after the date of Final Condition. Upon receipt, Landlord shall provide Tenant with a copy of the final Certificate for Payment issued by Landlord’s architect (as defined in the A102 of Landlord’s construction contract).

1.3 Constructing the Bridge Structures. Landlord, at Landlord’s sole cost and expense, shall design, engineer, obtain all required permits for and construct the Bridge Structures. Notwithstanding the foregoing, or any provision to the contrary set forth in this Lease, Landlord and Tenant hereby acknowledge and agree that Landlord shall have no obligation to construct the Bridge Structures (but may otherwise elect, in its sole discretion, to construct the Bridge Structures) unless and until the following conditions are satisfied (i) Tenant and the Adjacent Owner have fully executed and delivered the Adjacent Building Lease, (ii) Landlord has obtained a CofO for the Base, Shell and Core, (iii) the Adjacent Owner has

EXHIBIT B

obtained a CofO for the base, shell and core of the Adjacent Building, (iv) Tenant has substantially completed the Improvements in the Premises, except for the immediate area around the Bridge Structures, (v) Tenant has substantially completed the improvements to be constructed by Tenant under the Adjacent Building Lease, and (vi) Landlord has received all necessary permits and approvals for the construction and use of the Bridge Structures from applicable governing authorities as required under Applicable Laws (and Landlord will make reasonable good faith efforts to obtain such permits and approvals). Landlord shall have no liability whatsoever to Tenant relating to or arising from Landlord’s inability or failure to cause all or any portion of the Bridge Structures to be constructed if such failure results from (A) the Adjacent Owner preventing or refusing to cooperate with Landlord to construct the Bridge Structures or (B) Landlord’s failure to obtain the necessary permits and approvals described in item (vi) above. Furthermore, Landlord shall be immediately released from any obligation to construct the Bridge Structures as set forth herein in the event of a termination of this Lease or the Adjacent Building Lease (whether due to Tenant’s exercise of a termination right or otherwise). The parties acknowledge and agree that the completion of the construction of the Bridge Structures shall not be necessary to cause the satisfaction of the Final Condition.

1.4 Tenant’s Rights On Construction Failure.

1.4.1 Failure to Commence Construction. In the event Landlord has failed to (A) secure the issuance of the site permit to commence the construction of the Building and (B) commence demolition of the existing improvements of the future site of the Building (the “Milestone”) on or before August 1, 2014 (the “Milestone Outside Date”) (which date shall be extended by virtue of “Force Majeure Delay” (as defined below), and any delays caused by Tenant), then Tenant shall have the right to terminate this Lease by written notice to Landlord (“Milestone Failure Termination Notice”) effective upon the date occurring five (5) business days following receipt by Landlord of the Milestone Failure Termination Notice (the “Milestone Termination Effective Date”), in which event Landlord shall return any prepaid rent and the L-C forthwith to Tenant. Should the Milestone be satisfied prior to Tenant’s exercise of the foregoing termination right, however, such termination right shall, in such event, expire and be of no further force or effect upon completion of such Milestone. If Tenant delivers a Milestone Failure Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Milestone Termination Effective Date for a period ending thirty (30) days after the Milestone Termination Effective Date by delivering written notice to Tenant, prior to the Milestone Termination Effective Date, that, in Landlord’s reasonable, good faith judgment, the Milestone will be satisfied within thirty (30) days after the Milestone Termination Effective Date. If the Milestone is satisfied within such thirty (30) day suspension period, then the Milestone Failure Termination Notice shall be of no force or effect, but if the Milestone is not satisfied within such thirty (30) day suspension period, then this Lease shall terminate upon the expiration of such thirty (30) day suspension period. Upon any termination as set forth in this Section 1.4.1, Landlord, KRLP, and Tenant shall be relieved from any and all liability to each other resulting under this Lease. Tenant’s rights to terminate this Lease, as set forth in this Section 1.4.1, shall be Tenant’s sole and exclusive remedy at law or in equity for the failure of the Milestone to have not been satisfied by the Milestone Outside Date.

1.4.2 Delivery Condition Failure Rent Abatement. If Landlord has not caused the Delivery Condition to be satisfied on or before July 1, 2015 (“First Rent Abatement

EXHIBIT B

Delivery Condition Date”), subject to extension by virtue of Force Majeure Delay, and any delays caused by Tenant, then Tenant shall be entitled to a day-for-day abatement of Base Rent attributable to the Premises for each day following the First Rent Abatement Delivery Condition Date until the earlier to occur of: (i) the date upon which the Delivery Condition has been satisfied, and (ii) the date occurring one month after the First Rent Abatement Delivery Condition Date (the “Second Rent Abatement Delivery Condition Date”). If the Delivery Condition has not been satisfied on or before the Second Rent Abatement Delivery Condition Date, subject to extension by virtue of Force Majeure Delay, and any delays caused by Tenant, Tenant shall be entitled to an abatement of Base Rent equal to twice the per diem Base Rent attributable to the Premises for each day following the Second Rent Abatement Delivery Condition Date until the date upon which the Delivery Condition has been satisfied (the Base Rent abatements described herein with regard to the Premises are referred to herein, collectively, as the “Late Delivery Date Abatements”). Tenant shall immediately apply any accrued Late Delivery Date Abatements against payments of Rent as they become due.

1.4.3 Delivery Condition Failure Termination Right. Further, if the Delivery Condition has not been satisfied by October 1, 2015 (the “Delivery Condition Termination Date”), subject to extension by virtue of Force Majeure Delay, and any delays caused by Tenant, Tenant shall have the right to terminate this Lease by written notice to Landlord (“Delivery Failure Termination Notice”) effective upon the date occurring five (5) business days following receipt by Landlord of the Delivery Failure Termination Notice (the “Termination Effective Date”), in which event, Landlord shall return any prepaid rent and the L-C forthwith to Tenant. Should the Delivery Condition be satisfied prior to Tenant’s exercise of the foregoing termination right, however, such termination right shall, in such event, expire and be of no further force or effect upon such completion of the Delivery Condition (provided that Tenant shall be entitled to receive all of the Late Delivery Date Abatements). If Tenant delivers a Delivery Failure Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Termination Effective Date for a period ending thirty (30) days after the Termination Effective Date by delivering written notice to Tenant, prior to the Termination Effective Date, that, in Landlord’s reasonable, good faith judgment, the Delivery Condition will be satisfied within thirty (30) days after the Termination Effective Date. If the Delivery Condition is satisfied within such thirty (30) day suspension period, then the Delivery Failure Termination Notice shall be of no force or effect, but if the Delivery Condition is not satisfied within such thirty (30) day suspension period, then this Lease shall terminate upon the expiration of such thirty (30) day suspension period. The Termination Effective Date and the Delivery Condition Termination Date shall be extended to the extent of any Force Majeure Delays, and any delays caused by Tenant. Upon any termination as set forth in this Section 1.4.3, Landlord, KRLP, and Tenant shall be released from any and all liability to each other resulting under this Lease. Tenant’s rights to terminate this Lease, as set forth in this Section 1.4.3, shall be Tenant’s sole and exclusive remedy at law or in equity for the failure of the Delivery Condition to have not been satisfied by the Delivery Condition Termination Date.

EXHIBIT B

SECTION 2

IMPROVEMENTS

2.1 Improvement Allowance. Tenant shall be entitled to an Improvement allowance (the “Improvement Allowance”) in the amount set forth in Section 13 of the Summary for the costs relating to the design, permitting and construction of improvements, which, except as otherwise provided in Section 2.2.1, below, are permanently affixed to the Premises (the “Improvements”), provided that the Improvements constructed by Tenant shall include (except to the extent such work is part of the Base Building) all temporary or permanent fire-life safety work and sprinkler system work required in order for Landlord to receive a CofO for the Base, Shell and Core and Tenant to receive a CofO for the Premises. Tenant shall construct all of the Improvements on a concurrent basis throughout the entire Premises. Except with respect to the Core and Shell Work, in no event shall Landlord be obligated to make disbursements pursuant to this Work Letter in a total amount which exceeds the Improvement Allowance and “Landlord’s Drawing Contribution” (as that term is defined below). In the event that the Improvement Allowance for any particular portion of the Premises is not fully utilized by Tenant within one (1) year following the Lease Commencement Date, then such unused amounts shall revert to Landlord, and Tenant shall have no further rights with respect thereto. Any Improvements that require the use of Building risers, raceways, shafts and/or conduits, shall be subject to Landlord’s and Landlord’s management company’s reasonable rules, regulations, and restrictions. In addition, Landlord shall contribute an amount not to exceed Nine Thousand Nine Hundred Seventy-Four and 85/100 Dollars ($9,974.85) (“Landlord’s Drawing Contribution”) toward the cost of a preliminary analysis and fit plan to be prepared by the “Architect” (as that term is defined below), and no portion of the Landlord’s Drawing Contribution, if any, remaining after completion of the Improvements shall be available for use by Tenant.

2.2 Disbursement of the Improvement Allowance.

2.2.1 Improvement Allowance Items. Except as otherwise set forth in this Work Letter, the Improvement Allowance shall be disbursed by Landlord only for the following items and costs and, except as otherwise specifically and expressly provided in this Work Letter or the Lease, Landlord shall not deduct any other expenses from the Improvement Allowance (collectively the “Improvement Allowance Items”):

2.2.1.1 Payment of the fees of the “Architect” and “Engineers” (as those terms are defined in Section 3.1 of this Work Letter) and other consultants (including any construction manager) retained by or on behalf of Tenant, in connection with space planning and design of the Improvements and the payment of plan check, permit and license fees relating to construction of the Improvements (but in no event shall disbursements of the Improvement Allowance for all of the foregoing items in this Section 2.2.1.1 exceed an aggregate amount equal to Seven and 50/100 Dollars ($7.50) per rentable square foot of the Premises);

2.2.1.2 Subject to Section 6.5 below, the cost of construction of the Improvements, including, without limitation, all materials and labor to complete the Improvements, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors’ fees and general conditions;

EXHIBIT B

2.2.1.3 Tenant’s costs of performing any changes to the Base Building when such changes are required by the Construction Documents and are not Landlord’s obligation pursuant to Section 1.1 above (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses, and any City or permit costs, incurred in connection therewith (provided, however, that if any such changes are required due to Landlord’s failure to perform its obligations pursuant to Section 1 above, such changes shall be performed by Landlord at Landlord’s sole cost and expense);

2.2.1.4 The cost of any changes to the Construction Documents or Improvements required by all applicable building codes (the “Code”);

2.2.1.5 The cost of connection of the Premises to the Building’s energy management and access control systems and for chilled water hook-up fees, if applicable;

2.2.1.6 The cost of the “Coordination Fee,” as that term is defined in Section 4.2.2 of this Work Letter;

2.2.1.7 Sales and use taxes and Title 24 fees, gross receipts taxes and any other taxes imposed on or pertaining to construction of the Improvements;

2.2.1.8 Payment of the reasonable out-of-pocket fees incurred by, and the reasonable out-of-pocket cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the “Construction Documents,” as that term is defined in Section 3.1 of this Work Letter, provided however, no such fees or costs shall apply to engineers that Tenant retains for the Improvements if such engineers are the same engineers Landlord retained for the Base Building;

2.2.1.9 All other reasonable and actual out-of-pocket costs expended by Landlord, upon prior notice to Tenant, in connection with the construction of the Improvements.

2.2.1.10 Any costs and/or expenses incurred in connection with the design, permitting and construction of the Improvements which are (i) the obligation of Tenant under this Work Letter, or (ii) expressly designated in the Lease as costs and/or expenses which may be deducted from the Improvement Allowance.

2.2.2 Disbursement of Improvement Allowance. During the design and construction of the Improvements, Landlord shall make monthly disbursements of the Improvement Allowance for Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows:

2.2.2.1 Monthly Disbursements. From time to time, but not more frequently than one (1) time in any thirty (30) consecutive day period during the design and construction of the Improvements, Tenant shall deliver to Landlord: (i) a request for payment of the “Contractor,” as that term is defined in Section 4.1 of this Work Letter, approved by Tenant, on AIA forms G702 or G703 (or comparable forms reasonably approved by Landlord), showing the schedule, by trade, of percentage of completion of the Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all

EXHIBIT B

of “Tenant’s Agents,” as that term is defined in Section 4.1.2 of this Work Letter, for labor rendered and materials delivered to the Premises and proof of payment of the same by Tenant; and (iii) executed unconditional mechanic’s lien releases from all of Tenant’s Agents which shall comply with California Civil Code Section 8134 or, if applicable, Section 8138; provided, however, that with respect to fees and expenses of the Architect, or construction or project managers or other similar consultants, and/or any other pre-construction items for which the payment scheme set forth in items (i) through (iii), above, of this Work Letter, is not applicable (collectively, the “Non-Contribution Items”), Tenant shall only be required to deliver to Landlord an invoice of the cost for the applicable Non-Contribution Items and proof of payment by Tenant. Tenant’s request for payment shall, as between Landlord and Tenant only, be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request vis-à-vis Landlord. Within thirty (30) days thereafter, Landlord shall deliver a check to Tenant in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”), and (B) the balance of any remaining available portion of the Improvement Allowance (not including the Final Retention), provided, however, that (x) no such retention shall be applicable to the fees of the Architect, Engineers, Tenant’s project manager and consultants, and (y) with respect to payment requests in connection with the construction of the Improvements only, Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

2.2.2.2 Final Retention. Subject to the provisions of this Work Letter (including, without limitation, Section 4.3 below), a check for the Final Retention payable to Tenant shall be delivered by Landlord to Tenant following the completion of construction of the Improvements, provided that (i) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 8134 and Section 8138 from Tenant’s contractor, subcontractors and material suppliers and any other party which has lien rights in connection with the construction of the Improvements, (ii) Landlord, in Landlord’s reasonable good faith judgment, has determined that no substandard work exists which materially deviates from the “Approved Working Drawings”, as that term is defined in Section 3.4, below, materially adversely affects the Building Systems, the exterior walls of the Building, or the Building Structure or exterior appearance of the Building (provided that Landlord will have thirty (30) days following Tenant’s request for the Final Rentetion in which to determine whether any such substandard work exists and notify Tenant of such determination, failing which Landlord shall be deemed to have determined that no such substandard work exists), and (iii) Tenant delivers to Landlord a certificate issued by Architect, in a form reasonably acceptable to Landlord, certifying that the construction of the Improvements in the Premises has been substantially completed, and (iv) Tenant delivers to Landlord two (2) hard copies and one (1) electronic copy of the “Close-Out Package” (as that term is defined in Section 4.3.3 below).

2.2.2.3 Other Terms. Landlord shall only be obligated to make disbursements from the Improvement Allowance to the extent costs are incurred by Tenant for Improvement Allowance Items. To the extent that a dispute shall arise as to whether certain amounts of the Allowance are due and/or payable to Tenant, any amounts which are not the subject of such dispute, shall be disbursed by Landlord pursuant to Section 2.4, below.

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2.3 Building Standards. Landlord has established specifications for certain Building standard components (the “Building Standards”) to be used in the construction of the Improvements in the Premises, which certain Building Standards are more particularly described as follows: those certain Minimum Building Standards prepared by Landlord for 333 Brannan, San Francisco, California, and delivered to Tenant, via electronic mail, on January 23, 2014. The quality of Improvements shall be equal to or of greater quality than the quality of the Building Standards, provided that certain Improvements shall comply with certain Building Standards, as set forth therein, and further provided, that in no event shall Tenant use black paint to paint the underside or top of the structural slab. Landlord may make commercially reasonable changes to the Building Standards from time to time; provided, however, that if Landlord has previously approved any Construction Drawings which were made pursuant to the provisions of the previously applicable Building Standards, Landlord’s revisions to such Building Standards shall not be deemed to require Tenant to update or revise its previously approved Construction Drawings.

2.4 Failure to Disburse Improvement Allowance. If Landlord fails to timely fulfill its obligation to fund any portion of the Improvement Allowance, Tenant shall be entitled to deliver notice (the “Payment Notice”) thereof to Landlord and to any mortgage or trust deed holder of the Building whose identity and address have been previously provided to Tenant. If Landlord still fails to fulfill any such obligation within twenty (20) business days after Landlord’s receipt of the Payment Notice from Tenant and if Landlord fails to deliver a notice to Tenant within such twenty (20) business day period explaining Landlord’s reasons that Landlord believes that the amounts described in Tenant’s Payment Notice are not due and payable by Landlord (“Refusal Notice”), Tenant shall be entitled to offset the amount so owed to Tenant by Landlord but not paid by Landlord (or if Landlord delivers a Refusal Notice but only with respect to a portion of the amount set forth in the Payment Notice and Landlord fails to pay such undisputed amount as required by the next succeeding sentence, the undisputed amount so owed to Tenant), together with interest at the Interest Rate (as defined in Article 25 of this Lease) from the date that the amount was originally due and payable until the date of offset, against Tenant’s next obligations to pay Rent. Notwithstanding the foregoing, Landlord hereby agrees that if Landlord delivers a Refusal Notice disputing a portion of the amount set forth in Tenant’s Payment Notice, Landlord shall pay to Tenant, concurrently with the delivery of the Refusal Notice, the undisputed portion of the amount set forth in the Payment Notice. However, if Tenant is in Default under Section 19.1.1 of the Lease at the time that such offset would otherwise be applicable, Tenant shall not be entitled to such offset until such Default is cured. If Landlord delivers a Refusal Notice, and if Landlord and Tenant are not able to agree on the disputed amounts to be so paid by Landlord, if any, within ten (10) days after Tenant’s receipt of a Refusal Notice, Tenant may submit such dispute to arbitration in accordance with the American Arbitration Association. If Tenant prevails in any such arbitration, Tenant shall be entitled to apply such award as a credit against Tenant’s obligations to pay Rent.

SECTION 3

CONSTRUCTION DRAWINGS

3.1 Selection of Architect/Construction Documents. Tenant shall retain an architect/space planner reasonably approved by Landlord (the “Architect”) to prepare the

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“Construction Documents,” as that term is defined in this Section 3.1. Tenant shall retain (or cause the Architect or, on a design-build basis, the Contractor to retain) engineering consultants reasonably approved by Landlord (the “Engineers”), which approval shall be granted or withheld within five (5) business days following Tenant’s written request (if Landlord fails to notify Tenant of Landlord’s approval or disapproval of any such Engineers within such five (5) business day period, Tenant shall deliver Landlord an additional notice requesting approval and if Landlord thereafter fails to respond within three (3) business days of receipt of such additional notice, then Landlord will be deemed to have approved such Engineers), to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises, which work is not part of the Base Building, and Tenant agrees that it shall be required to hire (i) Nishkian Menninger for all structural work, and(ii) The Fire Consultants, Inc. for all fire-life-safety work, or any other replacement engineers, designated by Landlord, for such structural or fire-life-safety work, provided that such Engineers charge commercially competitive rates for the work in question. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Documents.” Tenant shall deliver one (1) hard copy and one (1) electronic copy of the Construction Documents to Landlord. Tenant shall be required to include in its contracts with the Architect and the Engineers a provision which requires ownership of all Construction Documents to be transferred to Tenant upon the Substantial Completion of the Improvements and Tenant hereby grants to Landlord a non-exclusive right to use such Construction Documents, including, without limitation, a right to make copies thereof. All Construction Documents shall be delivered in a CAD drawing format. Tenant and Architect shall verify the dimensions and conditions as shown on the relevant portions of the Base Building Construction Drawings Specifications, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Documents as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Documents are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Documents, and Tenant’s waiver and indemnity set forth in this Lease shall specifically apply to the Construction Documents.

3.2 Final Space Plan. Tenant shall supply Landlord with four (4) hard copies and one (1) electronic copy of its final space plan for the Premises. The final space plan (the “Final Space Plan”) shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and the equipment anticipated to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Space Plan if the same is approved, or, if the Final Space Plan is not reasonably satisfactory or is incomplete in any respect, disapproved, in which event Landlord shall include in its notice of disapproval a reasonably detailed explanation as to which items are not satisfactory or complete and the reason(s) therefor. Landlord shall not unreasonably withhold its consent to the Final Space Plan, provided that Tenant shall design such improvements so as to not (i) have a material

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adverse effect on the Building Structure or Base Building Systems, or (ii) fail to comply with Code. If Tenant is so advised that the Final Space Plan is not satisfactory or complete, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require and deliver such revised Final Space Plan to Landlord. If Landlord disapproves the Final Space Plan, Tenant may resubmit the proposed Final Space Plan to Landlord at any time, and Landlord shall approve or disapprove of the resubmitted Final Space Plan, based upon the criteria set forth in this Section 3.2, within five (5) business days after Landlord receives such resubmitted Final Space Plan. Such procedure shall be repeated until the Final Space Plan is approved; provided, however, that if Landlord fails to notify Tenant of Landlord’s approval or disapproval of any iteration of the Final Space Plan within the five (5) business day review period for approval or disapproval thereof, Tenant shall deliver Landlord an additional notice requesting approval and if Landlord thereafter fails to respond within three (3) business days of receipt of such additional notice, Landlord will be deemed to have approved such iteration of the Final Space Plan.

3.3 Final Working Drawings. After the Final Space Plan has been approved by Landlord, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the Premises, to enable the Engineers and the Architect to complete the “Final Working Drawings” (as that term is defined below) in the manner as set forth below. Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work, to the extent applicable, and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld. Tenant shall supply Landlord with four (4) hard copies and one (1) electronic copy of such Final Working Drawings. Landlord shall advise Tenant within ten (10) business days after Landlord’s receipt of the Final Working Drawings for the Premises if the same are approved, or, if the Final Working Drawings are not reasonably satisfactory or are incomplete in any respect, disapproved, in which event Landlord shall include in its notice of disapproval a reasonably detailed explanation as to which items are not satisfactory or complete and the reason(s) therefor. If Tenant is so advised that the Final Working Drawings are not satisfactory or complete, Tenant shall promptly revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith, and Landlord shall approve or disapprove the resubmitted Final Working Drawings, based upon the criteria set forth in this Section 3.3, within five (5) business days after Landlord receives such resubmitted Final Working Drawings. Such procedure shall be repeated until the Final Working Drawings are approved; provided, however, that if Landlord fails to notify Tenant of Landlord’s approval or disapproval of any iteration of the Final Working Drawings within the initial ten (10) business day review period or any subsequent five (5) business day review period for approval or disapproval thereof, Tenant shall deliver Landlord an additional notice requesting approval and if Landlord thereafter fails to respond within five (5) business days of receipt of such additional notice, Landlord will be deemed to have approved such iteration of the Final Working Drawings.

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3.4 Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the submission of the same to the appropriate municipal authorities for all applicable building permits (the “Permits”) and commencement of construction of the Improvements by Tenant; provided, however, at Tenant’s election and at Tenant’s risk with respect to any subsequent changes that may be required by Landlord in accordance with this Work Letter, Tenant may submit the Final Working Drawings to the appropriate municipal authorities for Permits concurrently with Landlord’s review thereof. After approval by Landlord of the Final Working Drawings, Tenant shall submit such Approved Working Drawings for the Permits. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit(s) for the Improvements or required permission for lawful occupancy for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord, at its cost, shall provide to Tenant such path-of-travel documentation regarding the Building and the Project, as available, as may be required in order for Tenant to apply for and/or obtain any building permit(s) for the Improvements or required permission for lawful occupancy for the Premises (the parties acknowledging that Landlord shall have no obligation to prepare such path-of-travel documentation to comply with the foregoing), and shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit(s) or occupancy permission. No material changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld, conditioned or delayed. Landlord shall provide any approvals and take any actions required under this Work Letter within the time periods specified herein, or, if no time period is specified, then within five (5) business days.

3.5 Change Orders. In the event Tenant desires to materially change the Approved Working Drawings, Tenant shall deliver notice (the “Drawing Change Notice”) of the same to Landlord, setting forth in detail the changes (the “Tenant Change”) Tenant desires to make to the Approved Working Drawings. Landlord shall, within five (5) business days of receipt of a Drawing Change Notice, either (i) approve the Tenant Change, or (ii) disapprove the Tenant Change and deliver a notice to Tenant specifying in reasonably sufficient detail the reasons for Landlord’s disapproval. Any additional costs which arise in connection with such Tenant Change shall be paid by Tenant pursuant to this Work Letter; provided, however, that to the extent the Improvement Allowance has not been fully disbursed, such payment shall be made out of the Improvement Allowance subject to the terms of this Work Letter.

SECTION 4

CONSTRUCTION OF THE IMPROVEMENTS

4.1 Tenant’s Selection of Contractors.

4.1.1 The Contractor. Tenant shall retain a licensed general contractor, approved in advance by Landlord (“Contractor”), to construct the Improvements. Landlord’s approval of the Contractor shall not be unreasonably withheld. Landlord hereby approves Swinerton Builders, if selected by Tenant, as Contractor. If, however, Tenant elects to select a general contractor other than Swinerton Builders, Landlord shall notify Tenant of Landlord’s approval or disapproval of such Contractor within five (5) business days following notice to

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Landlord of Tenant’s selection; if Landlord fails to timely notify Tenant of Landlord’s approval or disapproval, Tenant shall deliver Landlord an additional notice requesting approval and if Landlord thereafter fails to respond within three (3) business days of receipt of such additional notice, Landlord will be deemed to have approved such Contractor.

4.1.2 Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant in connection with the Improvements, together with the Contractor, shall be known collectively as “Tenant’s Agents”. The subcontractors used by Tenant, but not any materialmen, and suppliers, must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. Landlord will notify Tenant within five (5) business days following Tenant’s notice to Landlord of the identity of any such subcontractors, if Landlord approves or disapproves such subcontractors; if Landlord fails to timely notify Tenant of Landlord’s approval or disapproval of such subcontractors, Tenant shall deliver Landlord an additional notice requesting approval and if Landlord thereafter fails to respond within three (3) business days of receipt of such additional notice, Landlord will be deemed to have approved such subcontractors.

4.2 Construction of Improvements by Tenant’s Agents.

4.2.1 Construction Contract; Cost Budget. Prior to Tenant’s execution of the construction contract and general conditions with Contractor (the “Contract”), Tenant shall submit the Contract (including Contractor’s proposal and all exhibits and back-up documentation associated with such Contract) to Landlord for its approval, which approval shall not be unreasonably withheld or delayed. Prior to the commencement of the construction of the Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the anticipated costs to be incurred or which have been incurred, as set forth more particularly in Sections 2.2.1.1 through 2.2.1.10, above, in connection with the design and construction of the Improvements to be performed by or at the direction of Tenant or the Contractor (the “Anticipated Costs”). Prior to the commencement of construction of the Improvements, Tenant shall identify the amount equal to the difference between the amount of the Anticipated Costs and the amount of the Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the Improvements). In the event that the Anticipated Costs are greater than the amount of the Improvement Allowance (the “Anticipated Over-Allowance Amount”), then Tenant shall pay a percentage of each amount requested by the Contractor or otherwise to be disbursed under this Work Letter, which percentage (the “Percentage”) shall be equal to the Anticipated Over-Allowance Amount divided by the amount of the Anticipated Costs (after deducting from the Anticipated Costs any amounts expended in connection with the preparation of the Construction Drawings, and the cost of all other Improvement Allowance Items incurred prior to the commencement of construction of the Improvements), and such payments by Tenant (the “Over-Allowance Payments”) shall be a condition to Landlord’s obligation to pay any amounts from the Improvement Allowance (the “Improvement Allowance Payments”). After Tenant’s initial determination of the Anticipated Costs, Tenant shall advise Landlord from time to time as such Anticipated Costs are further refined or determined or the costs relating to the design and construction of the Improvements otherwise change and the Anticipated Over-Allowance Amount, and the Over-Allowance Payments shall be adjusted such that the Improvement Allowance Payments by Landlord and the Over-Allowance Payments by Tenant

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shall accurately reflect the then-current amount of Anticipated Costs. Notwithstanding the foregoing content of this Section 4.2.1, Landlord may elect, at its sole option, from time to time, to adjust the Percentage in order to increase the amount(s) of the Improvement Allowance Payments (and thereby reduce the amount(s) of the Over-Allowance Payments paid in connection therewith), provided, that Landlord shall not be required to make any payments in excess of the Improvement Allowance, and any such adjustment in the Percentage shall be reconciled in later disbursements of the Improvement Allowance Payments and the Over-Allowance Payments. In connection with any Over-Allowance Payments made by Tenant pursuant to this Section 4.2.1, Tenant shall provide Landlord with the documents described in Sections 2.2.2.1 (i), (ii), and (iii) of this Work Letter, above, for Landlord’s approval, prior to Tenant paying such costs. Notwithstanding anything set forth in this Work Letter to the contrary, but subject to the last sentence of Section 3.4 above, construction of the Improvements shall not commence until (a) Landlord has approved the Contract, and (b) Tenant has procured and delivered to Landlord a copy of all Permits for the applicable Improvements.

4.2.2 Tenant’s Agents.

4.2.2.1 Landlord’s General Conditions for Tenant’s Agents and Improvement Work. Tenant’s and Tenant’s Agent’s construction of the Improvements shall comply with the following: (i) the Improvements shall be constructed in material accordance with the Approved Working Drawings, subject to minor field adjustments and approved Tenant Changes; (ii) Landlord’s reasonable rules and regulations for the construction of improvements in the Building, including as pertains to the use of freight, loading dock and service elevators and the storage of construction materials, (iii) Landlord shall reasonably cooperate (and shall cause its respective contractors, subcontractors and agents to cooperate) with Tenant on a commercially reasonable basis in order that the work being performed by Tenant may be completed without material interference by the other party. In connection with the foregoing, Tenant’s Agents shall submit schedules of all work relating to the Improvements to Landlord. Tenant shall pay a logistical coordination fee (the “Coordination Fee”) to Landlord in an amount equal to One Hundred Thirty-Six Thousand Five Hundred Forty and 50/100 Dollars ($136,540.50), which Coordination Fee shall be for services relating to the coordination of the construction of the Improvements, such Coordination Fee to be disbursed as part of each disbursement of the Improvement Allowance on a proportionate basis (i.e., based on the proportion the Coordination Fee bears to the total Improvement Allowance).

4.2.2.2 Indemnity. Tenant’s indemnity of Landlord and Landlord’s indemnity of Tenant, as set forth in this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s or Landlord’s, as the case may be, non-payment of any amount arising out of the Improvements and/or Tenant’s or Landlord’s, as the case may be, disapproval of all or any portion of any request for payment. The foregoing indemnity shall not apply to claims caused by the negligence or willful misconduct of the other party, its member partners, shareholders, officers, directors, agents, employees, and/or contractors, or other party’s violation of this Lease.

4.2.2.3 Requirements of Tenant’s Agents. Contractor (on behalf of itself and Tenant’s Agents) shall guarantee to Tenant and for the benefit of Landlord that the

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Improvements shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Contractor shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with the Contract that shall become defective within one (1) year after the completion of the Improvements. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. Such warranty shall be contained in the Contract and shall be written such that it shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. To the extent reasonably necessary, Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

4.2.2.4 Insurance Requirements.

4.2.2.4.1 General Coverages. All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in this Lease (provided that the limits of liability to be carried by Tenant’s Agents and Contractor shall be in amounts reasonably required by Landlord, which shall be reasonably commensurate with the levels of coverage required by owners of Comparable Buildings.

4.2.2.4.2 Special Coverages. During construction of the Improvements, Tenant shall carry “Builder’s All Risk” insurance in an amount reasonably approved by Landlord (but in no event greater than 100% of the completed insurable value of the Improvements) covering the construction of the Improvements (at Tenant’s option, Tenant shall cause Contractor to carry such Builder’s All Risk insurance), and such other insurance as Landlord may reasonably require, it being understood and agreed that the Improvements shall be insured by Tenant pursuant to this Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such customary extended coverage endorsements as may be reasonably required by Landlord and are reasonably commensurate with the levels and types of coverage required by owners of Comparable Buildings, and shall be in form and with companies as are required to be carried by Tenant as set forth in this Lease; provided, however, such insurance shall also include a loss payee endorsement in favor of Landlord.

4.2.2.4.3 General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Improvements and before the Contractor’s equipment is moved onto the site. Tenant shall immediately notify Landlord in the event any policy of insurance carried by Tenant is cancelled or the coverage materially changed. Tenant’s Contractor and subcontractors shall maintain all of the foregoing insurance coverage in force until the Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant, where applicable. All policies carried under this Section 4.2.2.4 (other than Workers’ Compensation coverage) shall insure Landlord and Tenant, as their interests may appear. All insurance, except Workers’

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Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder, as evidenced by an endorsement or policy excerpt. Such insurance shall provide that it is primary insurance with respect to the Improvements and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant and Tenant by Landlord under the Lease or of this Work Letter and each party’s rights with respect to the waiver of subrogation.

4.2.3 Governmental Compliance. The Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

4.2.4 Inspection by Landlord. Landlord shall have the right to inspect the Improvements at all reasonable times, provided however, that Landlord shall not unreasonably interfere with the construction of the Improvements and Landlord’s failure to inspect the Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Improvements constitute Landlord’s approval of the same. Should Landlord reasonably disapprove any portion of the Improvements, Landlord shall, as soon as reasonably possible, notify Tenant in writing of such disapproval and shall specify the items disapproved and the reasons therefor. Any defects or deviations in, and/or disapproval by Landlord of, the Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord reasonably determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Improvements and such defect, deviation or matter would adversely affect the Building Systems, the Building Structure or the exterior appearance of the Building or any other tenant’s use of such other tenant’s leased premises, and Tenant fails to commence and thereafter diligently carry out the correction of such item within five (5) business days of written notice from Landlord, then Landlord may take such action as Landlord reasonably deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s reasonable satisfaction. Landlord shall perform any such correction in a diligent and timely manner so as to minimize any delay in the construction of the Improvements.

4.2.5 Meetings. Tenant shall hold regular meetings (not less than weekly following commencement of construction of the Improvements) with the Architect and the Contractor regarding the progress of the preparation of Construction Documents and the construction of the Improvements, which meetings shall be held on-site or at another mutually agreeable location in the City of San Francisco, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. During the construction of the Improvements, one such meeting each month shall include the review of Contractor’s current request for payment.

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4.3 Notice of Completion; Record Set of As-Built Drawings; Close-Out Package.

4.3.1 Notice of Completion. Within fifteen (15) days after completion of construction of the Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. In the event Tenant fails to so record the Notice of Completion as required pursuant to this Section 4.3, then such failure shall not, in and of itself, constitute a default hereunder but Tenant shall (a) indemnify, defend, protect and hold harmless Landlord and the Landlord Parties from any and all loss, cost, damage, expense and liability (including, without limitation, court costs and reasonable attorneys’ fees) in connection with such failure by Tenant to so record the Notice of Completion as required hereunder, and (b) not be entitled to receive the Final Retention pursuant to this Work Letter until such time as the lien period for Tenant’s Agents has expired. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense.

4.3.2 Record Set of As-Built Drawings. At the conclusion of construction, Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, and (B) to certify to the best of their knowledge that the “record-set” of as-built drawings (the “Record Set”) is true and correct and Tenant shall deliver (or cause to be delivered) to Landlord four (4) hard copies and two (2) electronic copies (in .pdf and CAD format) of such Record Set within ninety (90) days following issuance of a CofO for the Premises.

4.3.3 Close-Out Package. At the conclusion of construction, Tenant shall deliver to Landlord two (2) hard copies and one (1) electronic copy of all closed Permits, all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises, and any other items reasonably requested by Landlord, including, if available, a CofO for the Premises (collectively, along with the recorded Notice of Completion described in Section 4.3.1 above and the Record Set described in Section 4.3.2 above, the “Close-Out Package”).

SECTION 5

DELAYS OF LEASE COMMENCEMENT DATE

5.1 Lease Commencement Date Delays. The Lease Commencement Date shall occur as provided in Section 3.1 of this Lease, provided that the Lease Commencement Date shall be extended by the number of days of delay of the Substantial Completion of the Improvements in the Premises to the extent caused by a “Lease Commencement Date Delay,” as that term is defined, below, but only to the extent such Lease Commencement Date Delay causes the Substantial Completion of the Improvements to occur after the Final Condition has occurred. As used herein, the term “Lease Commencement Date Delay” shall mean only a “Force Majeure Delay” or a “Landlord Caused Delay,” as those terms are defined below in this Section 5.1 of this Work Letter. As used herein, the term “Force Majeure Delay” shall mean only an actual

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delay resulting from strikes, fire, wind, damage or destruction to the Building, explosion, casualty, flood, hurricane, tornado, the elements, acts of God or the public enemy, sabotage, war, terrorist acts, invasion, insurrection, rebellion, civil unrest, riots, or earthquakes. As used in this Work Letter, “Landlord Caused Delay” shall mean actual delays to the extent resulting from the following acts or omissions of Landlord or Landlord’s agents, employees or contractors (provided that Landlord Caused Delay shall not include Landlord’s actions in connection with the construction of the Bridge Structures): (i) the failure of Landlord to timely approve or disapprove any Construction Drawings; (ii) interference (when judged in accordance with industry custom and practice) by Landlord, its agents or Landlord Parties (except as otherwise allowed under this Work Letter) with the Substantial Completion of the Improvements and which objectively preclude or delay the construction of improvements in the Building by any person, which interference relates to access by Tenant, or Tenant’s Agents to the Building; or (iii) delays due to the acts or failures to act of Landlord or Landlord Parties with respect to payment of the Improvement Allowance (except as otherwise allowed under this Work Letter) but Tenant shall have a right to suspend its design and construction of its Improvements if Landlord fails to reimburse Tenant all or any part of the Improvement Allowance when due.

5.2 Determination of Lease Commencement Date Delay. If Tenant contends that a Lease Commencement Date Delay has occurred, Tenant shall notify Landlord in writing of the event which constitutes such Lease Commencement Date Delay. Such notice may be via electronic mail to Landlord’s construction representative described below, provided that if Tenant notifies Landlord’s construction representative via electronic mail, then Tenant must also deliver Notice to Landlord’s other notice addresses required under the Lease within one (1) business day after delivery of such electronic mail. Tenant will additionally use reasonable efforts to mitigate the effects of any Landlord Delay through the re-sequencing or re-scheduling of work, if feasible, but this sentence will not be deemed to require Tenant to incur overtime or after-hours costs unless Landlord agrees in writing to bear such costs. If such actions, inaction or circumstance described in the Notice set forth in (i) above of this Section 5.2 of this Work Letter (the “Delay Notice”) are not cured by Landlord within one (1) business day of Landlord’s receipt of the Delay Notice and if such action, inaction or circumstance otherwise qualify as a Lease Commencement Date Delay, then a Lease Commencement Date Delay shall be deemed to have occurred commencing as of the date of Landlord’s receipt of the Delay Notice and ending as of the date such delay ends.

5.3 Definition of Substantial Completion of the Improvements. For purposes of this Section 5, “Substantial Completion of the Improvements” shall mean completion of construction of the Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punch list items.

SECTION 6

MISCELLANEOUS

6.1 Tenant’s Representatives. Tenant has designated Chris Coleman (######, ######) and Molly Strong (######, ######) as its sole representatives with respect to the matters set forth in this Work Letter, who each shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter.

EXHIBIT B

6.2 Landlord’s Representatives. Landlord has designated Todd Arris and Chris Heimburger (##### and #####) as its sole representatives with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

6.3 Time of the Essence in This Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

6.4 Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers retained directly by Tenant shall all be union labor in compliance with the then existing master labor agreements.

6.5 No Miscellaneous Charges. Prior to the Lease Commencement Date, during the construction of the Improvements, and subject to compliance with Landlord’s reasonable and customary construction rules and regulations applicable to the Building (as the same are in effect on the date of this Lease), and if and to the extent reasonably available, Tenant may use the following items, free of charge, during such times as are reasonably necessary to Tenant’s construction schedule, furniture and equipment delivery and relocation activities, on a nonexclusive basis, and in a manner and to the extent reasonably necessary to perform the Improvements: hoists, freight elevators, loading docks, utilities, and toilets; provided, however, Tenant acknowledges that there may be an after-hours charge to reimburse Landlord for its actual costs with respect to the use of the Building’s hoist, freight elevator and/or loading docks during hours other than normal construction hours, but only to the extent that such use requires Landlord to engage elevator operations or security personnel. Notwithstanding the foregoing, if Tenant or Contractor or other agents require any of the foregoing in connection with any use reasonably unrelated to Tenant’s construction and/or installation of the Improvements, Tenant shall pay the applicable cost of such service. In no event shall Tenant store construction materials or other property at or in the elevators or loading docks of the Building.

6.6 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if a Default as described in this Lease or this Work Letter has occurred at any time on or before the substantial completion of the Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Improvements (in which case, Tenant shall be responsible for any delay in the substantial completion of the Improvements caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of this Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Improvements caused by such inaction by Landlord). Notwithstanding the foregoing, if a default by Tenant is cured, forgiven or waived, Landlord’s suspended obligations shall be fully reinstated and resumed, effective immediately.

EXHIBIT B

SCHEDULE 1

BASE BUILDING PLANS

All drawings listed below were prepared by William McDonough and Partners Architecture and Community Design, Project: 333 Brannan Street, Project No. 21216, and dated December 20, 2013.

[list of drawings]

EXHIBIT B

SCHEDULE 2

BASE BUILDING DEFINITION

The Base Building shall include the following.

1) Site and Shell:

All landscape, site work, lighting, paving, striping, Code related signage, and utilities (sewer, water, gas).

Common Area site landscape irrigation and site electrical. Work includes all vaults, backflow and monitoring devices.

2) Garage:

All work related to the construction of the parking structure.

All finishes, Code-related signage, access and egress stairs, elevators, doors, all lighting in compliance with Code, which shall include elevator lobby finishes at garage levels.

Fire water riser and fully monitored fire sprinkler system.

3) Shell:

The shell shall be water tight.

Exterior doors as required by Code.

Fire riser and complete shell system.

Steel framework shall be designed to accommodate shaft and elevator openings. Includes penthouse structure.

Insulation at underside or above the roof deck will be provided. Fireproofing and fire safing insulation as required by Code.

4) Electrical:

All primary and secondary electrical service from the street to a location in the Building and parking structure, and house meter section.

Office floors will be serviced by a 2,500 amp busway riser.

All wiring of common area devices including meter, feeders, transformer, and distribution, such as: lighting, site amenities and landscape irrigation.

SCHEDULE 2 -1-	333 BRANNAN [Dropbox, Inc.]

5) Core:

All work related to construction of core bathrooms, stairs shafts, HVAC shafts, electrical and phone rooms, janitor closets, and elevators and shafts.

a) Core bathrooms shall include multiple stalls with one (1) handicap stall per floor to meet Code requirements for occupancy load. All plumbing fixtures including water closets, urinals, lavatory sinks and faucets. Code-required Toilet accessories including soap dispensers, toilet paper dispensers, toilet seat dispensers, trash receptacles, paper towel dispensers, napkin dispensers, and handicap grab bars are included. Toilet partitions to be included. All associated lighting, fire sprinklers, power receptacles, ventilation, venting, sewer piping, water piping and floor drains are included.

b) Stair shafts will be constructed with metal stud framing and drywall assembly with fire rating in compliance to construction type. All interior walls and ceilings facing the egress stairs will be taped, finished, and painted. Gypsum board ceiling will be constructed at the top level. Stair rails and stringers will be painted. All associated lighting and fire sprinklers are included.

c) Electrical and telephone rooms will receive sealed concrete floors with a plywood backboard on walls. Electrical scope will include power distribution via a bus-way riser. Conduit sleeves will be provided for phone service distribution.

d) HVAC and elevators are served from switchboard distribution board. Main switchboard to be per Code and PG&E requirements. Dedicated switchboard for Building fire pump system.

e) HVAC shall be built-up roof VAV system. DDC controls for base building system (rooftop heating and cooling) with availability for the addition of DDC controls should the future tenant require. Completed HVAC medium pressure vertical duct work in shafts. The loop on each floor shall be stubbed just outside the building core. Mechanical equipment room/roof penthouse completed, including fans and equipment along with the hot water piping loop distributed to a point at each floor. The loop on each floor shall be stubbed just outside of the building core.

f) Domestic cold water main branch piping to each floor restroom per Landlord’s construction documents.

g) Fire alarm system: Building is fully sprinklered and ready to be monitored as required by Code. Life safety system distribution (smoke detectors, annunciators, strobes, etc) as required by Code for core restrooms and common ground floor areas.

h) Building telephone MPOE shall be separate from Main Electrical Room. Stacked IDF closets shall be included per Code.

i) Elevators (3 passenger, 1 freight, sized to meet Code) shall be gearless traction elevators to meet Code requirements. Cabs to be finished. Elevator lobbies on office floors are not finished.

SCHEDULE 2 -2-	333 BRANNAN [Dropbox, Inc.]

j) All core walls will be constructed with metal stud framing and drywall assembly with fire rating in compliance to construction type. Wall facing tenant space will be fire taped. Perimeter wall and column cover furring, studs, insulation, drywall and finishes are not provided.

SCHEDULE 2 -3-	333 BRANNAN [Dropbox, Inc.]

SCHEDULE 3

DELIVERY CONDITION

The Premises shall be in “Delivery Condition” following the substantial completion of the following portions of the Base, Shell and Core on each floor.

1.	Structural concrete with spray applied fireproofing (where such spray is required)

2.	Unfinished interior core and shaft construction (excluding all restrooms)

3.	Temporary, non-occupancy fire sprinkler risers and distribution

4.	Tenant sleeves at electrical/data closets

5.	Plumbing rough-in (no loops outside of core)

6.	Building stairs

7.	Floors in broom-swept condition (except for curtainwall units that will be left on floor until the hoists are removed and the hoist bays completed)

8.	Temporary or permanent power to support construction activities related to the Improvements

9.	Freight elevator or hoist

10.	Electrical rooms and distribution panel

11.	Connection points for MEP

12.	Watertight building envelope (except portions related to exterior hoist access)

SCHEDULE 3

EXHIBIT C

333 BRANNAN STREET

NOTICE OF LEASE TERM DATES

To:

Re:	Office Lease dated , 201 between , a (“Landlord”), and , a (“Tenant”) concerning Suite on floor(s) of the office building located at .

Gentlemen:

In accordance with the Office Lease (the “Lease”), we wish to advise you and/or confirm as follows:

1. The Lease Commencement Date occurred on                     , and the Lease Expiration Date shall be                     , unless extended as provided for in the Lease.

2. Rent commenced to accrue on the Lease Commencement Date, subject to the Base Rent abatement set forth in Section 3.2 of the Lease.

3. The Base year is                     .

4. If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

5. Your rent checks should be made payable to                      at                     .

6. Tenant’s Share of Direct Expenses with respect to the Premises is 100%, subject to Retail Space Cost Pool.

7. Capitalized terms used herein that are defined in the Lease shall have the same meaning when used herein.

If the provisions of this letter correctly set forth our understanding, please so acknowledge by signing at the place provided below on the enclosed copy of this letter and returning the same to Landlord.

EXHIBIT C

“Landlord”

, a

By:
Its:

Agreed to and Accepted

as of                    , 201    .

“Tenant”

,
a

By:

Its:

EXHIBIT C

EXHIBIT D

333 BRANNAN STREET

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of such Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for the Comparable Buildings. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the Building Hours. Tenant shall be responsible for its employees, agents or any other persons entering or leaving the Building at any time after Building Hours. Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done in such manner as Landlord reasonably designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

EXHIBIT D

5. No furniture, large packages, supplies, or equipment will be received in the Building or carried up or down in the elevators, except between such hours and in such specific elevator as shall be reasonably designated by Landlord.

6. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises (to the extent the same can be seen from outside the Premises) or the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

9. Tenant shall not overload the floor of the Premises.

10. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

11. Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline, explosive material, corrosive material, material capable of emitting toxic fumes, or other inflammable or combustible fluid chemical, substitute or material. Tenant shall provide material safety data sheets for any Hazardous Material used or kept on the Premises.

12. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

13. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner that would unreasonably disturb other occupants of the Project by reason of noise, odors, or vibrations, or unreasonably interfere with other tenants or those having business therein, as a consequence of the use of any musical instrument, radio, or phonograph. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

14. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals (except service animals), birds, or aquariums.

15. The Premises shall not be used for lodging. No cooking shall be done or permitted on the Premises other than in areas properly equipped therefor, except that Underwriters’ laboratory-approved equipment and microwave ovens may be used in the

EXHIBIT D

Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

16. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord.

17. Landlord reserves the right to exclude or expel from the Project any person who, in the reasonable judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

18. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

19. Tenant shall participate in recycling programs undertaken by Landlord. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in San Francisco, California without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate. If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith, at Tenant’s expense, cause the Premises to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

20. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

21. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord’s Building standard window coverings. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall keep its window coverings closed during any period of the day when the sun is shining directly on the windows of the Premises. Prior to leaving the Premises for the day, Tenant shall draw or lower window coverings and extinguish all lights.

EXHIBIT D

22. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

23. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

24. Tenant must comply with all applicable “NO-SMOKING” or similar ordinances, rules, laws and regulations.

25. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

26. All large electrical or mechanical office equipment shall be placed by Tenant in the Premises in settings approved by Landlord to absorb or prevent any excessive vibration or noise.

27. Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

28. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

29. No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

30. Tenant shall install and maintain, at Tenant’s sole cost and expense, an adequate, visibly marked and properly operational fire extinguisher next to any duplicating or photocopying machines or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s reasonable judgment may from time to time be necessary for the proper management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord will enforce the foregoing Rules and Regulations in a non-discriminatory manner and to the extent Landlord declines to enforce any of the foregoing Rules and Regulations with respect to any other tenant in the Building, Landlord will not be entitled to enforce such Rules or Regulations with respect to Tenant.

EXHIBIT D

EXHIBIT E

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned (“Tenant”), as the tenant under that certain Office Lease (the “Lease”) made and entered into as of             , 201 by and between              (“Landlord”), and Tenant, for Premises on the              floor(s) of the office building located at             , certifies as follows:

1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2. Tenant currently occupies the Premises described in the Lease, the Lease Term commenced on             , and the Lease Term expires on             , and Tenant has no option to terminate or option to cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3. Base Rent became payable on the Lease Commencement Date, subject to the Base Rent abatement set forth in Section 3.2 of the Lease.

4. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6. All monthly installments of Base Rent, all Additional Rent and monthly installments of estimated Additional Rent have been paid through             . The current monthly installment of Base Rent is $            .

7. As of the date hereof, to Tenant’s knowledge, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder [except as follows:             ]. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder [except as follows:             ].

8. Except with respect to the pre-payment of first (1st) month’s Base Rent pursuant to the Lease, no rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

9. As of the date hereof, to Tenant’s knowledge, there are no existing defenses, offsets or claims, or any basis for a claim, that Tenant has against Landlord [except as follows:             ].

10. If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and

EXHIBIT E

existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

11. There are no actions pending against Tenant under the bankruptcy or similar laws of the United States or any state.

12. Other than to the extent permitted under the Lease, Tenant has not used or stored any Hazardous Substances in the Premises.

13. To Tenant’s knowledge, all improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by Tenant and all reimbursements and allowances due to Tenant under the Lease in connection with any improvement work have been paid in full [except as follows:             ].

Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises is a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at              on the          day of                     , 201    .

“Tenant”

,
a

By:
Its:

By:
Its:

EXHIBIT E

EXHIBIT F

INTENTIONALLY OMITTED

EXHIBIT F

EXHIBIT G

MARKET RENT ANALYSIS

When determining Market Rent, the following rules and instructions shall be followed.

1. RELEVANT FACTORS. The “Market Rent,” as used in this Lease, shall be derived from an analysis (as such derivation and analysis are set forth in this Exhibit G) of the “Net Equivalent Lease Rates,” of the “Comparable Transactions”. The “Market Rent,” as used in this Lease, shall be equal to the annual rent per rentable square foot as would be applicable on the commencement of the applicable Option Term at which tenants, are, pursuant to transactions consummated within the twelve (12) month period immediately preceding the first day of the Option Term (provided that timing adjustments shall be made to reflect any perceived changes which will occur in the Market Rent following the date of any particular Comparable Transaction up to the date of the commencement of the Option Term) leasing non-sublease, non-encumbered, non-equity space comparable in location and quality to the Premises and consisting of at least one hundred thousand (100,000) rentable square feet, for a comparable term, in an arm’s-length transaction, which comparable space is located in the “Comparable Buildings,” as that term is defined in Section 4, below (transactions satisfying the foregoing criteria shall be known as the “Comparable Transactions”). The terms of the Comparable Transactions shall be calculated as a Net Equivalent Lease Rate pursuant to the terms of this Exhibit G and shall take into consideration only the following terms and concessions (the “Concessions”): (i) the rental rate and escalations for the Comparable Transactions taking into account the amenities included in such Comparable Transactions, such as usage rights with respect to unique amenities, common areas, parking rights, and signage rights, compared with the amenities included under this Lease, such as usage rights with respect to the Roof Deck, parking rights, the Common Areas, and signage rights, (ii) the amount of parking rent per parking permit paid in the Comparable Transactions, (iii) operating expense and tax escalation protection granted in such Comparable Transactions such as a base year or expense stop; (iv) improvements or allowances provided or to be provided for such comparable space, as compared to the value of the existing improvements in the Premises, such value of existing improvements in the Premises to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by general office users, (v) rental/parking abatement concessions, if any, being granted such tenants in connection with such comparable space, and (vi) all other monetary allowances and concessions being granted such tenants in connection with such Comparable Transactions; provided, however, that no consideration shall be given to (1) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with the applicable term or the fact that the Comparable Transactions do or do not involve the payment of real estate brokerage commissions, and (2) any period of rental abatement, if any, granted to tenants in Comparable Transactions in connection with the design, permitting and construction of improvements in such comparable space; provided, however, to the extent any of the tenants in the Comparable Transactions complete (or are reasonably anticipated to complete) the construction of improvements in such comparable space early, and are allowed to occupy their premises for purpose of conducting business without the payment of rent (similar to Tenant’s beneficial occupancy right in Section 2.5.2 of this Lease), then such occupancy period shall be considered in connection with the determination of Option Rent. The Market Rent shall include adjustment of the stated size of the Premises, based upon the standards of measurement utilized in the

EXHIBIT G

Comparable Transactions. In addition, because the rentable square footage of the Premises shall have determined pursuant to Section 1.2 of the Lease, no consideration shall be given to the measurement standard used to determine the rentable square footage of the Comparable Transactions, as compared to the measurement standard used by Landlord and Tenant to determine the rentable square footage of the Premises, and in no event shall the size of the Premises change in connection with the determination of Market Rent.

2. INTENTIONALLY OMITTED.

3. CONCESSIONS. If, in determining the Market Rent for an Option Term, Tenant is entitled to Concessions, Tenant shall not be granted such Concessions in-kind, but instead the rental rate component of the Market Rent shall be adjusted (pursuant to the methodology provided in Section 5), to reflect the fact that Tenant shall not be receiving such Concessions; provided, however, Landlord may, at Landlord’s sole option, elect to grant any “free rent”, “rent abatement”, or “improvement allowances” Concessions to Tenant in-kind (i.e., as free rent, rent abatement, or improvement allowances), in which case the rental rate component of the Market Rent shall not be adjusted with respect to such free rent, rent abatement, and/or improvement allowance Concessions (but shall still be adjusted for any other Concessions Tenant is entitled to but not granted).

4. COMPARABLE BUILDINGS. For purposes of this Lease, the term “Comparable Buildings” shall mean the Building and those certain other comparable multi-tenant office buildings of similar size, age, appearance, and quality of construction to the Building and located in the area bounded by Fourth Street on the West side, Howard Street on the North side, King Street on the South side, and Embarcadero Boulevard on the East side (the “Market Area”). Buildings located on the streets forming the Market Area, shall be deemed inside the Market Area regardless of whether such buildings are located on the side of the street that the remainder of the Market Area is located, or on the side of the street opposite from the Market Area.

5. METHODOLOGY FOR REVIEWING AND COMPARING THE COMPARABLE TRANSACTIONS. In order to analyze the Comparable Transactions based on the factors to be considered in calculating Market Rent, and given that the Comparable Transactions may vary in terms of length of term, rental rate, concessions, etc., the following steps shall be taken into consideration to “adjust” the objective data from each of the Comparable Transactions. By taking this approach, a “Net Equivalent Lease Rate” for each of the Comparable Transactions shall be determined using the following steps to adjust the Comparable Transactions, which will allow for an “apples to apples” comparison of the Comparable Transactions.

5.1 The contractual rent payments for each of the Comparable Transactions should be arrayed monthly or annually over the lease term. All Comparable Transactions should be adjusted to simulate a net rent structure, wherein the tenant is responsible for the payment of all property operating expenses and taxes. This results in the estimate of Net Equivalent Rent received by each landlord for each Comparable Transaction being expressed as a periodic net rent payment.

EXHIBIT G

5.2 Any free rent or similar inducements received over time should be deducted in the time period in which they occur, resulting in the net cash flow arrayed over the lease term.

5.3 The resultant net cash flow to be received by the landlord in a Comparable Transaction should be then discounted (using an annual interest rate equal to 8.0%) to the commencement date of the lease term for such Comparable Transaction (but not including any build-out period if included in the lease term), resulting in a net present value estimate.

5.4 From the net present value, up front inducements (improvements allowances and other concessions) should be deducted. These items should be deducted directly, on a “dollar for dollar” basis, without discounting since they are typically incurred at lease commencement, while rent (which is discounted) is a future receipt.

5.5 The net present value should then amortized back over the lease term as a level monthly or annual net rent payment using the same annual discount rate of 8.0% used in the present value analysis. This calculation will result in a hypothetical level or even payment over the option period, termed the “Net Equivalent Lease Rate” (or constant equivalent in general financial terms).

6. USE OF NET EQUIVALENT LEASE RATES FOR COMPARABLE TRANSACTIONS. The Net Equivalent Lease Rates for the Comparable Transactions shall then be used to reconcile, in a manner usual and customary for a real estate appraisal process, to a conclusion of Market Rent which shall be stated as a Net Equivalent Lease Rate applicable the Option Term.

EXHIBIT G

EXHIBIT H

INTENTIONALLY OMITTED

EXHIBIT I

EXHIBIT I

FORM OF LETTER OF CREDIT

(Letterhead of a money center bank

acceptable to the Landlord)

FAX NO. [( ) - ] SWIFT: [Insert No., if any]	[Insert Bank Name And Address]

DATE OF ISSUE:
BENEFICIARY: Kilroy Realty Finance Partnership, L.P. c/o Kilroy Realty Corporation 12200 West Olympic Boulevard, Suite 200 Los Angeles, California 90064 Attention: Legal Department	APPLICANT: [Insert Applicant Name And Address]
Fax: (310) 481-6530	LETTER OF CREDIT NO.
EXPIRATION DATE: AT OUR COUNTERS	AMOUNT AVAILABLE: USD[Insert Dollar Amount] (U.S. DOLLARS [Insert Dollar Amount])

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO.                      IN YOUR FAVOR FOR THE ACCOUNT OF [Insert Tenant’s Name], A [Insert Entity Type], UP TO THE AGGREGATE AMOUNT OF USD[Insert Dollar Amount] ([Insert Dollar Amount] U.S. DOLLARS) EFFECTIVE IMMEDIATELY AND EXPIRING ON     (Expiration Date)     AVAILABLE BY PAYMENT UPON PRESENTATION OF YOUR DRAFT AT SIGHT DRAWN ON [Insert Bank Name] WHEN ACCOMPANIED BY THE FOLLOWING DOCUMENT(S):

1. THE ORIGINAL OF THIS IRREVOCABLE STANDBY LETTER OF CREDIT AND AMENDMENT(S), IF ANY.

EXHIBIT I

2. BENEFICIARY’S SIGNED STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE OF [Insert Landlord’s Name], A [Insert Entity Type] (“LANDLORD”) STATING THE FOLLOWING:

“THE UNDERSIGNED HEREBY CERTIFIES THAT THE LANDLORD, EITHER (A) UNDER THE LEASE (DEFINED BELOW), OR (B) AS A RESULT OF THE TERMINATION OF SUCH LEASE, HAS THE RIGHT TO DRAW DOWN THE AMOUNT OF USD              IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS THE SAME MAY HAVE BEEN AMENDED (COLLECTIVELY, THE “LEASE”), OR SUCH AMOUNT CONSTITUTES DAMAGES OWING BY THE TENANT TO BENEFICIARY RESULTING FROM THE BREACH OF SUCH LEASE BY THE TENANT THEREUNDER, OR THE TERMINATION OF SUCH LEASE, AND SUCH AMOUNT REMAINS UNPAID AT THE TIME OF THIS DRAWING.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT WE HAVE RECEIVED A WRITTEN NOTICE OF [Insert Bank Name]’S ELECTION NOT TO EXTEND ITS STANDBY LETTER OF CREDIT NO. ___________ AND HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT WITHIN AT LEAST SIXTY (60) DAYS PRIOR TO THE PRESENT EXPIRATION DATE.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. ___________ AS THE RESULT OF THE FILING OF A VOLUNTARY PETITION UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE BY THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS THE SAME MAY HAVE BEEN AMENDED (COLLECTIVELY, THE “LEASE”), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. ___________ AS THE RESULT OF AN INVOLUNTARY PETITION HAVING BEEN FILED UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE AGAINST THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS THE SAME MAY HAVE BEEN AMENDED (COLLECTIVELY, THE “LEASE”), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. ___________ AS THE RESULT OF THE REJECTION, OR

EXHIBIT I

DEEMED REJECTION, OF THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS THE SAME MAY HAVE BEEN AMENDED, UNDER SECTION 365 OF THE U.S. BANKRUPTCY CODE.”

SPECIAL CONDITIONS:

PARTIAL DRAWINGS AND MULTIPLE PRESENTATIONS MAY BE MADE UNDER THIS STANDBY LETTER OF CREDIT, PROVIDED, HOWEVER, THAT EACH SUCH DEMAND THAT IS PAID BY US SHALL REDUCE THE AMOUNT AVAILABLE UNDER THIS STANDBY LETTER OF CREDIT.

ALL INFORMATION REQUIRED WHETHER INDICATED BY BLANKS, BRACKETS OR OTHERWISE, MUST BE COMPLETED AT THE TIME OF DRAWING. [Please Provide The Required Forms For Review, And Attach As Schedules To The Letter Of Credit.]

ALL SIGNATURES MUST BE MANUALLY EXECUTED IN ORIGINALS.

ALL BANKING CHARGES ARE FOR THE APPLICANT’S ACCOUNT.

IT IS A CONDITION OF THIS STANDBY LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR A PERIOD OF ONE YEAR FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE EXPIRATION DATE WE SEND YOU NOTICE BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE THAT WE ELECT NOT TO EXTEND THIS LETTER OF CREDIT FOR ANY SUCH ADDITIONAL PERIOD. SAID NOTICE WILL BE SENT TO THE ADDRESS INDICATED ABOVE, UNLESS A CHANGE OF ADDRESS IS OTHERWISE NOTIFIED BY YOU TO US IN WRITING BY RECEIPTED MAIL OR COURIER. ANY NOTICE TO US WILL BE DEEMED EFFECTIVE ONLY UPON ACTUAL RECEIPT BY US AT OUR DESIGNATED OFFICE. IN NO EVENT, AND WITHOUT FURTHER NOTICE FROM OURSELVES, SHALL THE EXPIRATION DATE BE EXTENDED BEYOND A FINAL EXPIRATION DATE OF ___(120 days from the Lease Expiration Date)___.

THIS LETTER OF CREDIT MAY BE TRANSFERRED SUCCESSIVELY IN WHOLE OR IN PART ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF A NOMINATED TRANSFEREE (“TRANSFEREE”), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE IS IN COMPLIANCE WITH ALL APPLICABLE U.S. LAWS AND REGULATIONS. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S) IF ANY, MUST BE SURRENDERED TO US TOGETHER WITH OUR TRANSFER FORM (AVAILABLE UPON REQUEST) AND PAYMENT OF OUR CUSTOMARY TRANSFER FEES, WHICH FEES SHALL BE PAYABLE BY APPLICANT (PROVIDED THAT BENEFICIARY MAY, BUT SHALL NOT BE OBLIGATED TO, PAY SUCH FEES TO US ON BEHALF OF APPLICANT, AND SEEK REIMBURSEMENT THEREOF FROM APPLICANT). IN CASE OF ANY TRANSFER UNDER THIS LETTER OF CREDIT, THE DRAFT AND ANY REQUIRED STATEMENT MUST BE EXECUTED BY THE TRANSFEREE AND WHERE THE BENEFICIARY’S NAME APPEARS WITHIN THIS STANDBY LETTER OF CREDIT, THE TRANSFEREE’S NAME IS AUTOMATICALLY SUBSTITUTED THEREFOR.

EXHIBIT I

ALL DRAFTS REQUIRED UNDER THIS STANDBY LETTER OF CREDIT MUST BE MARKED: ‘‘DRAWN UNDER [Insert Bank Name] STANDBY LETTER OF CREDIT NO.                     .”

WE HEREBY AGREE WITH YOU THAT IF DRAFTS ARE PRESENTED TO [Insert Bank Name] UNDER THIS LETTER OF CREDIT AT OR PRIOR TO [Insert Time – (e.g., 11:00 AM)], ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS PRESENTED CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SUCCEEDING BUSINESS DAY. IF DRAFTS ARE PRESENTED TO [Insert Bank Name] UNDER THIS LETTER OF CREDIT AFTER [Insert Time – (e.g., 11:00 AM)], ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS CONFORM WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SECOND SUCCEEDING BUSINESS DAY. AS USED IN THIS LETTER OF CREDIT, “BUSINESS DAY” SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN THE STATE OF CALIFORNIA ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE. IF THE EXPIRATION DATE FOR THIS LETTER OF CREDIT SHALL EVER FALL ON A DAY WHICH IS NOT A BUSINESS DAY THEN SUCH EXPIRATION DATE SHALL AUTOMATICALLY BE EXTENDED TO THE DATE WHICH IS THE NEXT BUSINESS DAY.

PRESENTATION OF A DRAWING UNDER THIS LETTER OF CREDIT MAY BE MADE ON OR PRIOR TO THE THEN CURRENT EXPIRATION DATE HEREOF BY HAND DELIVERY, COURIER SERVICE, OVERNIGHT MAIL, OR FACSIMILE. PRESENTATION BY FACSIMILE TRANSMISSION SHALL BE BY TRANSMISSION OF THE ABOVE REQUIRED SIGHT DRAFT DRAWN ON US TOGETHER WITH THIS LETTER OF CREDIT TO OUR FACSIMILE NUMBER, [Insert Fax Number – (        )         -        ], ATTENTION: [Insert Appropriate Recipient], WITH TELEPHONIC CONFIRMATION OF OUR RECEIPT OF SUCH FACSIMILE TRANSMISSION AT OUR TELEPHONE NUMBER [Insert Telephone Number – (        )         -        ] OR TO SUCH OTHER FACSIMILE OR TELEPHONE NUMBERS, AS TO WHICH YOU HAVE RECEIVED WRITTEN NOTICE FROM US AS BEING THE APPLICABLE SUCH NUMBER. WE AGREE TO NOTIFY YOU IN WRITING, BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE, OF ANY CHANGE IN SUCH DIRECTION. ANY FACSIMILE PRESENTATION PURSUANT TO THIS PARAGRAPH SHALL ALSO STATE THEREON THAT THE ORIGINAL OF SUCH SIGHT DRAFT AND LETTER OF CREDIT ARE BEING REMITTED, FOR DELIVERY ON THE NEXT BUSINESS DAY, TO [Insert Bank Name] AT THE APPLICABLE ADDRESS FOR PRESENTMENT PURSUANT TO THE PARAGRAPH FOLLOWING THIS ONE.

WE HEREBY ENGAGE WITH YOU THAT ALL DOCUMENT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS STANDBY LETTER OF CREDIT WILL

EXHIBIT I

BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT AT OUR OFFICE LOCATED AT [Insert Bank Name], [Insert Bank Address], ATTN: [Insert Appropriate Recipient], ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT,     (Expiration Date)    .

IN THE EVENT THAT THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT IS LOST, STOLEN, MUTILATED, OR OTHERWISE DESTROYED, WE HEREBY AGREE TO ISSUE A DUPLICATE ORIGINAL HEREOF UPON RECEIPT OF A WRITTEN REQUEST FROM YOU AND A CERTIFICATION BY YOU (PURPORTEDLY SIGNED BY YOUR AUTHORIZED REPRESENTATIVE) OF THE LOSS, THEFT, MUTILATION, OR OTHER DESTRUCTION OF THE ORIGINAL HEREOF.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE “INTERNATIONAL STANDBY PRACTICES” (ISP 98) INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 590).

Very truly yours,

(Name of Issuing Bank)

By:

EXHIBIT I

EXHIBIT I-1

MORGAN STANLEY FORM OF LETTER OF CREDIT

Irrevocable Stand-by Letter of Credit

[Issue Date]

ISSUING BANK

Morgan Stanley Senior Funding, Inc.

c/o Morgan Stanley Bank, N.A.

1300 Thames Street

Thames Street Wharf

4th Floor

Baltimore, MD 21231

Attention: Letter of Credit Department

Telephone: #####

Fax: #####

BENEFICIARY

Kilroy Realty Finance Partnership, L.P.

c/o Kilroy Realty Corporation

12200 W. Olympic Blvd. Ste 200

Los Angeles, CA 90064

Attention: Legal Department

Telephone: ######

Fax: #####

Date of Expiration:             , 20__, as such date may be extended pursuant to the terms hereof. The Final Expiration Date of this Letter of Credit shall be October 17, 2017.

REF: IRREVOCABLE STANDBY LETTER OF CREDIT NO. (REF. NO. [                    ])

This Irrevocable Standby Letter of Credit (the “Letter of Credit”) is hereby issued in favor of Kilroy Realty Finance Partnership, L.P. with business address of 12200 W. Olympic Blvd. Ste 200 Los Angeles, CA 90064 (hereinafter called “you” or the “Beneficiary”) for the account of Dropbox, Inc. with a business address of 185 Berry Street, Ste. 400, San Francisco, CA 95107 (hereinafter called the “Applicant”), for an amount not to exceed in the aggregated USD THIRTEEN MILLION SIX HUNDRED FIFTY-FOUR THOUSAND FIFTY AND NO/100 DOLLARS ($13,654,050.00) (the “Stated Amount”). This Letter of Credit is effective immediately and will expire on             , 20__, as such date may be extended pursuant to the terms hereof (the “Expiration Date”). The Final Expiration Date of this Letter of Credit shall be October 17, 2017.

We hereby engage with you that demands for payment made by presentation of the following documents(s):

(a) Demand for payment of an amount available under this Letter of Credit in the form of Attachment A completed and signed by Beneficiary and (b) this Letter of Credit (including any amendments), which, in the event of a partial drawing, will be returned to you following our notation thereon of the amount of such partial drawing;

We hereby agree with you that drafts presented under and in compliance with the terms of this Letter of Credit will be duly honored if received by us on a Business Day at or before 3:00 p.m., New York City time, on or before the Expiration Date specified above, at the address specified above, by physical, overnight delivery, or facsimile (followed by delivery of the original Letter of Credit by physical or overnight delivery). If a demand for payment is made by you hereunder at or prior to 12:00 noon, New York City time, on a Business Day, and provided that such demand for payment and the documents presented in connection therewith conform to the terms and conditions hereof, payment shall be made to you of the amount demanded, on the third (3rd) Business Day following the date of receipt of such demand for payment; and if a demand is made by you hereunder after 12:00 noon, New York City time, on a Business Day, and provided that such terms and conditions hereof, payment shall be made to you of the amount demanded, on the fourth (4th) Business Day following the date of receipt of such demand for payment. As used herein, the term “Business Day” means a day on which we are open in the State of Maryland to conduct our letter of credit business and on which banks are not authorized or required by law or executive order to close in the state of New York. Notwithstanding any provision to the contrary in ISP 98 (as hereinafter defined), if the Date of Expiration is not a Business Day then such date shall be automatically extended to the next succeeding date that is a Business Day.

Payment under this Letter of Credit shall be made in immediately available funds by wire transfer to such account as may be designated by Beneficiary in the applicable drawing request and accompanying payment instructions. By paying to you or your account an amount demanded we make no representation as to the correctness of the amount demanded or the purpose therefore.

Partial payments shall be permitted, with the amount of this Standby Letter of Credit being reduced, without amendment, by the amount(s) drawn. The maximum amount available under this Letter of Credit shall be reduced automatically to the extent of Issuer’s honor of any partial demand for payment.

The Expiration Date of this Letter of Credit will be automatically extended without amendment for a period of one year from the Expiration Date, or any future Expiration Date, unless at least 60 days prior to the then current Expiration Date we send notice to Beneficiary by overnight courier at Beneficiary’s address shown above, unless a change of address is otherwise notified by you to us in writing by receipted mail or courier, that we elect not to extend the Expiration Date of this Letter of Credit for any such additional period. Upon such notice to you, you may draw at any time prior to the then current Expiration Date up to the full amount then available. The Final Expiration Date of this Letter of Credit shall be October 17, 2017.

Upon the earlier to occur of (a) payment to you or to your account of the entire Stated Amount pursuant to your demand and (b) the expiration of this Letter of Credit, we shall be fully discharged of our obligations to you.

We may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

All banking charges are for the applicant’s account.

Beneficiary’s rights to demand payment under this Letter of Credit may be transferred by Beneficiary by presentation of this Letter of Credit (including any amendments) to us at the place, in the medium, and within the time permitted for presentation of documents to us demanding payment, together with a demand in the form of Attachment B completed and signed by Beneficiary if presented. Following our request, the proposed transferee shall provide documentary and other evidence of the transferee’s identity as it may be reasonably necessary to enable us to verify the transferee’s identity or to comply with any Applicable Laws, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318. The transferee shall thereafter become the Beneficiary and the sole permitted signer of any demands for payment under this Letter of Credit, and its name and address and bank account for payment by wire transfer of funds shall be substituted for that of the transferor. All proposed transfers are subject to compliance with U.S. Treasury and U.S. Department of Commerce regulations and compliance with other applicable governmental laws, rules and regulations, including, without limitation, any that prohibit or limit us from conducting business with the proposed transferee.

This Letter of Credit sets forth in full terms of our undertaking and such undertaking shall not in any way be modified, amended or amplified by reference to any document or instrument referred to herein or in which this Letter of Credit is referred to or to which this Letter of Credit relates, and any such reference shall not be deemed to incorporate herein by reference and document or instrument.

All inquiries regarding this Letter of Credit and all correspondence and requests for drawings under this Letter of Credit should be directed to the Letter of Credit Department at the phone number or address referenced above, as applicable.

In the event that the original of this Letter of Credit is lost, stolen, mutilated, or destroyed, we will issue a replacement of this Letter of Credit on the same terms as this Letter of Credit. Morgan Stanley Bank, N.A. (“Issuing Bank”) will require a lost affidavit to be completed, executed and notarized by both Beneficiary and Applicant in order to replace a lost, stolen, mutilated or destroyed original Letter of Credit and any or all amendments.

To the extent not inconsistent with the express terms hereof, this Letter of Credit is subject to the International Standby Practices, International Chamber of Commerce Publication No. 590 (the “ISP 98”). This Letter of Credit shall be governed by the law of the State of New York and shall, as to matters not governed by ISP 98, be governed by and construed in accordance with the law of such State without regard to any conflicts of law provisions. In the event of any conflict between the laws of the State of New York and the provisions of ISP 98, the provisions of ISP 98 shall control.

Yours faithfully,

MORGAN STANLEY BANK, N.A.

By:
Name:
Title:

ATTACHMENT A (Demand for Sight Payment)

________________, _____

ISSUING BANK

Morgan Stanley Senior Funding, Inc.

c/o Morgan Stanley Bank, N.A.

1300 Thames Street

Thames Street Wharf 4th Floor

Baltimore, MD 21231

Telephone: #####

Fax: #####

Attention: Letter of Credit Department

Re:	Morgan Stanley Bank, N.A. Irrevocable Standby Letter of Credit No. (Ref. No. [ ]) (“Letter of Credit”)

The undersigned Beneficiary demands payment of U.S. ___________________ AND NO/100 U.S. DOLLARS ($            .00) under the Letter of Credit.

Beneficiary represents, warrants, certifies and promises that:

(a) Beneficiary is entitled either (A) in accordance with the terms and conditions of that certain Lease (as amended, the “Agreement”) or (B) as a result of the termination of the Agreement, to draw the amount requested hereunder, in accordance with the terms of such Agreement or such amount constitutes damages owing to Beneficiary resulting from the breach of such Agreement, or the termination of such Agreement, and such amount remains unpaid at the time of this drawing; or

(b) Beneficiary has received notice from Issuing Bank of its election not to extend the Expiration Date of this Letter of Credit for an additional one year period; or

(c) Beneficiary is entitled to draw down the full amount of the Letter of Credit as the result of the filing of a voluntary petition under the U.S. bankruptcy code or a state bankruptcy code by the tenant under that certain Lease (as amended, the “Agreement”), which filing has not been dismissed at the time of this drawing;

(d) Beneficiary is entitled to draw down the full amount of the Letter of Credit as the result of an involuntary petition having been filed under the U.S. bankruptcy code or a state bankruptcy code against the tenant under that certain Lease, as amended, which filing has not been dismissed at the time of this drawing; or

(e) Beneficiary is entitled to draw down the full amount of the Letter of Credit as the result of the rejection, or deemed rejection, of that certain ___________________, dated ________, 20__, as amended, under section 365 of the U.S. bankruptcy code.

EXHIBIT I-1

Payment should be made to the account and pursuant to the wire transfer instructions attached hereto.

This demand is made as of the date hereof.

Yours faithfully,

Kilroy Realty Finance Partnership, L.P.

a Delaware limited partnership

By:	Kilroy Realty Finance, Inc., a Delaware corporation its General Partner

By:
Name:
Title:

Attachments: Beneficiary’s Wiring Instructions

EXHIBIT I-1

ATTACHMENT B (Demand for Transfer)

________________, _____

ISSUING BANK

Morgan Stanley Bank, N.A.

1300 Thames Street

Thames Street Wharf

4th Floor

Baltimore, MD 21231

Telephone: #####

Fax: #####

Attention: Letter of Credit Department

Re:	Morgan Stanley Bank, N.A. Irrevocable Standby Letter Of Credit No. (Ref. No. [ ]) (“Letter of Credit”)

The undersigned Beneficiary demands transfer of the rights to demand further payment under the Letter of Credit to the following person at the following address:

and with the following bank account for payment by wire transfer of funds to that person (showing name and address of that person’s bank and name and number of that person’s account):

Beneficiary states that the name of the above-identified transferee is the full and correct legal name of such person.

Beneficiary states that the above-identified person is the transferee, from and after the effective date shown below, of all of Beneficiary’s rights that are supported by the Letter of Credit and Beneficiary’s related obligations under that certain Lease, between Applicant and Beneficiary.

EXHIBIT I-1

Beneficiary further states that there is no outstanding demand or request for payment or other transfer under the Letter of Credit. Beneficiary agrees to make no such demand while this demand for transfer is outstanding, provided, however, that you agree to notify the undersigned Beneficiary in writing on or before the proposed effective date of the transfer of the completion, whereupon transferee shall again have the right to demand payments under the Letter of Credit in accordance with the terms thereof.

Enclosed is the Letter of Credit (including all amendments). Please effectuate the demanded transfer as of the following effective date: _______________________________ (which effective date is not less than ten Business Days after the date of this demand for transfer). Please do so by marking and delivering the Letter of Credit or by delivering a replacement to the above-identified person as the transferee beneficiary and by notifying the undersigned thereof.

Beneficiary agrees to pay (or cause applicant to pay), promptly following demand, Issuer’s customary transfer fee not to exceed USD SEVEN HUNDRED FIFTY AND NO/100 DOLLARS (U.S. $750.00).

This demand and statement are made as of the date hereof.

Yours faithfully,

Kilroy Realty Finance Partnership, L.P.

a Delaware limited partnership

By:	Kilroy Realty Finance, Inc., a Delaware corporation its General Partner

By:
Name:
Title:

EXHIBIT I-1

EXHIBIT I-2

EXAMPLE OF L-C BURNDOWN

Initial L-C Amount	$13,654,050.00
Last months Base Rent	$1,449,030.55

Assumed Burn Down Date	7/1/2019
Assumed number of months remaining	92
Months Remaining divided by 12	7.667
Rounded up to nearest whole number	8

Sample Burndown Amount*	$1,525,627.43

Reduction Date	L-C Burn Down Amount	Remaining L-C Amount
7/1/2019	$1,525,627.43	$12,128,422.57
7/1/2020	$1,525,627.43	$10,602,795.14
7/1/2021	$1,525,627.43	$9,077,167.71
7/1/2022	$1,525,627.43	$7,551,540.28
7/1/2023	$1,525,627.43	$6,025,912.84
7/1/2024	$1,525,627.43	$4,500,285.41
7/1/2025	$1,525,627.43	$2,974,657.98
7/1/2026	$1,525,627.43	$1,449,030.55

Sample Burndown Amount Calculation *($13,654,050 - $1,449,031.55) =	$1,525,627.43
8

EXHIBIT I-1

INDEX

[list of defined terms and pages]

(iii)